SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (ss)240.14a-11(c) or (ss)240.14a-12

                          MEDIC COMPUTER SYSTEMS, INC.
         --------------------------------------------------------------
                (Name of Registrant as specified in its charter)

------------------------------------------------------------------------------
(Name of person(s) filing proxy statement if other than registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
    Common Stock, $.01 par value
    -----------------------------
(2) Aggregate number of securities to which transaction
    applies:    25,788,717 shares of Common Stock
               -----------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $35.00
                                                  -------
(4) Proposed maximum aggregate value of transaction: $922,622,709.99
                                                    -----------------


                           CALCULATION OF FILING FEE
  ---------------------------------------------------------------------------
Transaction valuation (*)                  Amount of filing fee (**)
    $922,622,709.99                              $184,524.54
  ---------------------------------------------------------------------------

(*) Based on 25,788,717 shares of Common Stock to be converted into the right to receive $35.00 in cash, and the cash-out of options and other rights to purchase shares at the amounts set forth in the Merger Agreement.
(**) The amount of the filing fee, calculated in accordance with Rule 0-11 of the Exchange Act, equals 1/50th of one percent of the transaction value.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  $184,524.54
(2)  Form, Schedule or Registration Statement No.:  Schedule 14A
(3)  Filing Party:  Medic Computer Systems, Inc.
(4)  Dates Filed:  September 12, 1997 ($184,506.27) and October 15, 1997
     ($18.27)

                               [MEDIC LETTERHEAD]

                                October 27, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Medic Computer Systems, Inc., to be held at 10:00 a.m. local time on Monday, November 24, 1997, at the Raleigh Marriott, Crabtree Valley, 4500 Glenwood Avenue, Raleigh, North Carolina.

     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger, pursuant to the Agreement and Plan of Merger described in the following Proxy Statement pursuant to which an indirect subsidiary of Misys plc will be merged with and into Medic, with the result that each of you will receive $35 cash for each share of Medic Common Stock held by you, and Medic will become an indirect subsidiary of Misys.

     The Merger Agreement and related transactions have been approved unanimously by your Board, after a careful consideration of the terms of the Merger and the conditions thereof, and review of the available alternatives. The Board's approval of the Merger was the result of an process designed to develop the best possible alternatives for Medic and its shareholders, and extended for more than eight months. After careful consideration of all aspects of the Merger, the Board unanimously recommends that you vote FOR approval of the Merger. The enclosed Proxy Statement contains a more complete description of the proposed Merger and the background thereof. You are urged to read the Proxy Statement carefully.

     The affirmative vote of the holders of a majority of the outstanding shares of Medic Common Stock is required to approve the Merger. Your Board of Directors encourages you to have your shares represented at the Special Meeting, regardless of the number of shares that you hold. Your vote is important. A failure to vote is equivalent to a vote against the approval of the Merger. Therefore, please complete, sign and date your proxy card and return it in the enclosed envelope as soon as possible, whether or not you plan to attend. If you wish, you may revoke your proxy prior to the time of the Special Meeting, or you may attend the Special Meeting and vote your shares in person.

                                         On behalf of the Board of Directors

                                     /s/ JOHN P. MCCONNELL
                                         ----------------------------
                                         JOHN P. MCCONNELL, PRESIDENT
                                         AND CHIEF EXECUTIVE OFFICER

                          MEDIC COMPUTER SYSTEMS, INC.
                         8601 SIX FORKS ROAD, SUITE 300
                         RALEIGH, NORTH CAROLINA 27615
                 ---------------------------------------------
                          NOTICE OF SPECIAL MEETING OF
                                  SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 24, 1997
                 ---------------------------------------------

     Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Medic Computer Systems, Inc., a North Carolina corporation ("Medic" or the "Company"), will be held at the Raleigh Marriott, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina on Monday, November 24, 1997, at 10:00 a.m. (local time) to (i) consider and vote upon a proposal to approve the plan of merger provided for in the Agreement and Plan of Merger, dated as of September 4, 1997, (the "Merger Agreement"), among Medic, Misys plc, a public limited company incorporated under the laws of England ("Misys"), Kirsty, Inc., a Delaware corporation and indirect wholly owned subsidiary of Misys (the "US Parent") and Decimal Music Corporation, a North Carolina corporation and a wholly owned subsidiary of US Parent ("Merger Sub"), providing for a merger (the "Merger") pursuant to which Merger Sub will be merged into Medic, and each share of Common Stock, par value $.01 per share, of Medic ("Medic Common Stock") issued and outstanding immediately prior to the Effective Date of the Merger, other than dissenting shares and shares owned by Misys or Merger Sub, will be converted into the right to receive, and will be exchangeable for, $35 in cash, without any interest thereon, and each share of Common Stock, $.01 par value per share, of Merger Sub then issued and outstanding will be converted into and become one validly issued, fully paid and nonassessable share of Medic Common Stock, and (ii) transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS OF MEDIC HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, MEDIC AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF MEDIC UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER BY MEDIC'S SHAREHOLDERS.

     All shareholders are cordially invited to attend the Special Meeting. Only shareholders of record at the close of business on September 17, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of a majority of the shares of Medic Common Stock outstanding as of such record date is necessary to approve the Merger. Please execute and return promptly the enclosed proxy whether or not you expect to attend the Special Meeting.

     If the Merger is approved by the shareholders of Medic at the Special Meeting and the Merger becomes effective, holders of Medic Common Stock who comply with the requirements of Article 13 of the North Carolina Business Corporation Act, a copy of which is attached as Annex E to the accompanying Proxy Statement, will be entitled to dissenters' rights with respect to their shares. See "Dissenters' Rights" in the accompanying Proxy Statement for a description of the procedures to be followed to perfect dissenters' rights.

                                         By Order of the Board of Directors of
                                         Medic Computer Systems, Inc.



                                     /s/ JOHN P. MCCONNELL
                                         ----------------------------
                                         JOHN P. MCCONNELL, PRESIDENT
                                         AND CHIEF EXECUTIVE OFFICER

October 27, 1997

                                PROXY STATEMENT
                                       OF
                          MEDIC COMPUTER SYSTEMS, INC.
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 24, 1997

     This Proxy Statement is being furnished to shareholders of Medic Computer Systems, Inc., a North Carolina corporation ("Medic" or the "Company"), in connection with a special meeting of shareholders of Medic scheduled to be held at 10:00 a.m. (local time) on Monday, November 24, 1997, at the Raleigh Marriott, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina, and any adjournment thereof (the "Special Meeting"), called to consider and vote upon a proposal to approve the plan of merger provided for in that certain Agreement and Plan of Merger, dated as of September 4, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of Decimal Music Corporation ("Merger Sub"), a North Carolina corporation and a wholly owned subsidiary of Kirsty, Inc., a Delaware corporation ("US Parent") and wholly owned subsidiary of Misys plc, a public limited company incorporated under the laws of England ("Misys"), into Medic on substantially the terms described in this Proxy Statement. As a result of the Merger, Medic will become a wholly owned subsidiary of the US Parent.

     Pursuant to the Merger and on the effective date thereof (the "Effective Date"), Merger Sub will be merged into Medic, which will be the surviving corporation (Medic, in such capacity, is sometimes referred to herein as the "Surviving Corporation"), and each share of Common Stock , par value $.01 per share, of Medic ("Medic Common Stock") issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares, as hereinafter defined, and shares owned by Misys or Merger Sub) will be converted into the right to receive, and will be exchangeable for, $35 in cash, without any interest thereon, and each share of Common Stock, $.01 par value per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into one share of Medic Common Stock. The separate existence and corporate organization of Merger Sub will cease upon the Effective Date and thereupon Medic and Merger Sub will be a single corporation.

     THE BOARD OF DIRECTORS OF MEDIC HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, MEDIC AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF MEDIC UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER BY MEDIC'S SHAREHOLDERS.

     SEE "FACTORS TO BE CONSIDERED" FOR A DESCRIPTION OF CERTAIN CONSIDERATIONS RELATED TO THE MERGER.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR
        MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF
        THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of Medic on or about October 27, 1997.

             The date of this Proxy Statement is October 27, 1997.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains certain forward-looking statements. The actual results of operations of the Company might differ materially from those projected in the forward-looking statements. The Company's revenues and operating results can vary significantly from quarter to quarter as a result of a number of factors, including the volume and timing of systems sales and installations and product deliveries from the Company's vendors. The timing of such revenues from systems sales is difficult to forecast because the Company's sales cycle can vary depending upon factors such as the size of the transaction and general economic conditions. Given that a significant percentage of the Company's expenses are relatively fixed, a variation in the timing of systems sales can cause significant variations in operating results from quarter to quarter. The Company's future operating results may fluctuate as a result of these and/or other factors, such as customer purchasing patterns and the timing of new product and service introductions and product upgrade releases. Additional information regarding factors that could cause actual results to differ materially from those projected in the forward-looking statements contained herein is contained in certain of the Company's other Securities and Exchange Commission ("SEC") filings, copies of which are available from the Company upon request.

                               TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
Forward-Looking Statements.............................................................................................    ii
AVAILABLE INFORMATION..................................................................................................    iv
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................    iv
SUMMARY................................................................................................................     v
VOTING AT THE SPECIAL MEETING..........................................................................................     1
  Introduction.........................................................................................................     1
  Time, Date and Place of Meeting......................................................................................     1
  Record Date and Outstanding Shares...................................................................................     1
  Vote Required........................................................................................................     1
  Proxies..............................................................................................................     1
  Expenses; Solicitation...............................................................................................     1
  Independent Public Accountants.......................................................................................     2
  Shareholder Proposals................................................................................................     2
FACTORS TO BE CONSIDERED...............................................................................................     2
  Purposes and Effects of the Merger...................................................................................     2
  Background of the Merger.............................................................................................     2
  Recommendation of the Board; Fairness of the Merger..................................................................     5
  Interests of Certain Persons in the Merger...........................................................................     6
  Opinion of Smith Barney Inc..........................................................................................     9
  Certain Federal Income Tax Consequences..............................................................................    12
  Accounting Treatment.................................................................................................    13
MERGER AGREEMENT.......................................................................................................    14
  The Merger...........................................................................................................    14
  Representations and Warranties.......................................................................................    15
  Certain Covenants....................................................................................................    15
  Conditions to the Merger.............................................................................................    17
  Amendment............................................................................................................    17
  Termination..........................................................................................................    17
  Liability of the Parties upon Termination............................................................................    18
  Indemnification......................................................................................................    18
  Survival of Merger Agreement Terms...................................................................................    18
  Source and Amount of Funds...........................................................................................    18
  Regulatory Approvals.................................................................................................    19
STOCK OPTION AGREEMENT.................................................................................................    19
  Terms of the Misys Option............................................................................................    19
  Termination of the Misys Option......................................................................................    19
  Certain Effects of the Misys Option..................................................................................    19
SHAREHOLDERS AGREEMENT.................................................................................................    20
DISSENTERS' RIGHTS.....................................................................................................    20
SELECTED FINANCIAL INFORMATION.........................................................................................    22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF MEDIC'S
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................................................................    24
  Recent Events........................................................................................................    24
  Three Months Ended June 30, 1997, Compared to Three Months Ended June 30, 1996.......................................    24
  Six Months Ended June 30, 1997, Compared to Six Months Ended June 30, 1996...........................................    26
  Year Ended December 31, 1996 Compared, to Year Ended December 31, 1995...............................................    27
  Year Ended December 31, 1995, Compared to Year Ended December 31, 1994...............................................    29
  Liquidity and Capital Resources......................................................................................    30
MARKET INFORMATION REGARDING MEDIC COMMON STOCK........................................................................    32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY..........................................    33
INFORMATION REGARDING MISYS AND MERGER SUB.............................................................................    34
  Misys................................................................................................................    34

  Merger Sub...........................................................................................................    34
INFORMATION REGARDING MEDIC............................................................................................    34
  Business.............................................................................................................    34
  Products and Services................................................................................................    34
  Properties...........................................................................................................    35
  Legal Proceedings....................................................................................................    35
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.............................................................................   F-1

ANNEX A -- Agreement and Plan of Merger
ANNEX B -- Option Agreement
ANNEX C -- Shareholders Agreement
ANNEX D -- Opinion of Smith Barney Inc.
ANNEX E -- Article 13 of the North Carolina Business Corporation Act

     No person is authorized to give any information or make any representation other than those contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as authorized. The delivery of this Proxy Statement shall not, under any circumstances, create the implication that there has been no change in the affairs of Misys, US Parent, Merger Sub or Medic since the date hereof. All information contained in this Proxy Statement with respect to Medic has been supplied by Medic, and all information with respect to Misys, US Parent and Merger Sub has been supplied by Misys.

                             AVAILABLE INFORMATION

     Medic is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Medic's registration statements (including exhibits thereto), as well as such reports, proxy and information statements and other information, may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are available for inspection and copying at the public reference facilities maintained by the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http:\\www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the SEC under the Exchange Act are hereby incorporated by reference in this Proxy Statement:

     1. Annual Report on Form 10-K for the year ended December 31, 1996;

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     4. Current Report on Form 8-K dated July 16, 1997;

     5. Current Report on Form 8-K dated September 8, 1997;

     6. Current Report on Form 8-K dated September 17, 1997;

     7. Current Report on Form 8-K dated September 22, 1997;

     8. Current Report on Form 8-K dated October 1, 1997;

     9. Current Report on Form 8-K dated October 8, 1997; and

     10. Current Report on Form 8-K dated October 23, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                    SUMMARY

     The purpose of the Merger is to provide Medic's shareholders with $35 in cash for each share of Medic Common Stock they hold and for Misys, through Merger Sub, to acquire all outstanding shares of Medic Common Stock. The following is a brief summary of certain information contained elsewhere in this Proxy Statement or incorporated herein by reference. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or incorporated by reference in, this Proxy Statement and the Annexes hereto. Shareholders are urged to review the entire Proxy Statement, and the Annexes hereto, carefully.

THE PARTIES

     Medic Computer Systems, Inc., a North Carolina corporation ("Medic" or the "Company"), develops, markets and supports integrated practice management systems, clinical information systems, and related services to Managed Care Organizations (MCOs), Management Services Organizations (MSOs), Integrated Delivery Networks (IDNs) and physician practices. The Company believes that it is the leading provider of physician practice management systems in the United States in terms of revenues. The Company's core product, the +Medic PM System, is designed to manage the financial, administrative, and practice management requirements of group medical practices of various sizes, from single physician practices to large healthcare providers. In 1995, Medic introduced +MEDIC Vision, a suite of applications designed for large practices and hospital and physician management services organizations. In addition, the Company has developed and sells clinical information management system products designed principally to automate the recording, maintenance and management of patient medical records. The Company also sells transaction-based electronic data interchange ("EDI") network solutions, which include electronic patient billing, insurance claims processing and patient payment posting. The Company also sells hardware, peripherals, a full range of networking services, training and installation support, forms and supplies, and software and hardware maintenance services. The principal executive offices of Medic are located at 8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615, and its telephone number at that location is (919) 847-8102.

     Misys plc, a public limited corporation incorporated in England ("Misys"), provides software and hardware solutions and support and data services to end users through its UK subsidiary, which is the largest independent application software products company in the UK and the tenth largest in the world. Kirsty, Inc. is a Delaware corporation and an indirect wholly owned subsidiary of Misys ("US Parent"). Decimal Music Corporation, a North Carolina corporation and a wholly owned subsidiary of US Parent ("Merger Sub"), is a corporation recently organized in connection with the Merger and has not conducted any other business. The principal executive offices of Misys, US Parent and Merger Sub are located at Burleigh House, Chapel Oak, Salford Priors, Worcestershire, England WR115SH.

THE SPECIAL MEETING

  TIME, DATE AND PLACE OF MEETING

     The special meeting (the "Special Meeting") of shareholders of Medic will be held at 10:00 a.m. (local time) on Monday, November 24, 1997, at the Raleigh Marriott, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina.

  PURPOSE OF THE MEETING

     The Special Meeting will be held to permit holders of shares of Medic Common Stock to consider and vote upon a proposal to approve the Merger provided for in the Agreement and Plan of Merger, dated as of September 4, 1997, a copy of which is attached hereto as Annex A (the "Merger Agreement"), among Medic, Misys, US Parent and Merger Sub providing for the merger of Merger Sub into Medic (the "Merger") and the conversion, upon consummation of the Merger, of all shares of Medic Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (other than dissenting shares and shares directly or indirectly owned by Misys, US Parent or Merger Sub) into the right to receive, and be exchangeable for, $35 in cash, without any interest thereon (the "Merger Consideration").

  RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Medic Common Stock as of the close of business on September 17, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 25,785,717 shares of Medic Common Stock were outstanding. Shareholders of record on the Record Date are entitled to one vote per share on any matter which may properly come before the Special Meeting.

  VOTE REQUIRED

     Under the North Carolina Business Corporation Act ("Business Corporation Act") the affirmative vote of the holders of a majority of the shares of Medic Common Stock outstanding on the Record Date is required to approve the Merger. Under applicable laws of England the affirmative vote of the holders of a majority of the issued ordinary shares of Misys which are voted at Misys's Shareholder Meeting was required to approve the Merger. The obligations of Misys and Medic to consummate the Merger are subject, among other things, to the condition that such affirmative vote shall have been obtained. The affirmative vote of Misys's shareholders was obtained on September 22, 1997. See "Merger Agreement -- Conditions to the Merger". The Board of Directors of Medic unanimously approved the Merger Agreement on September 4, 1997. The Board of Directors of Misys also has approved the Merger Agreement.

     As of the Record Date, the directors and executive officers of Medic owned 3,278,084 shares of Medic Common Stock (representing approximately 12.7% of the total outstanding shares of Medic Common Stock). See "Factors to be Considered -- Interests of Certain Persons in the Merger".

RECOMMENDATION OF MEDIC'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF MEDIC HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, TAKEN AS A WHOLE, ARE FAIR TO, AND IN THE BEST INTERESTS OF, MEDIC AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF MEDIC UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER BY MEDIC'S SHAREHOLDERS. For a discussion of the factors considered by Medic's Board of Directors in approving the Merger, see "Factors to be Considered -- Recommendation of the Board; Fairness of the Merger".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Members of the Board of Directors and the executive officers of Medic have significant holdings of Medic Common Stock and options to purchase Medic Common Stock. In addition, upon consummation of the Merger, certain executive officers of Medic will enter into employment agreements with the Surviving Corporation and will become entitled to participate in the Surviving Corporation's Long-Term Incentive Compensation Plan. Furthermore, pursuant to the Merger Agreement, Misys and Merger Sub have agreed to cause the Surviving Corporation to continue to indemnify the present and former officers and directors of Medic to the fullest extent provided under Medic's Articles of Incorporation and Bylaws, as in effect on the date of the Merger, for a period of six years following the Effective Date. See "Factors to be Considered -- Interests of Certain Persons in the Merger".

OPINION OF SMITH BARNEY INC.

     Smith Barney Inc. ("Smith Barney") has delivered to the Board of Directors of Medic a written opinion dated September 4, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Medic Common Stock. The full text of the written opinion of Smith Barney dated September 4, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to this Proxy Statement and should be read carefully in its entirety. The opinion of Smith Barney is directed to the Board of Directors of Medic and relates only to the fairness of the Merger Consideration from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Medic Special Meeting. See "Factors to be Considered -- Opinion of Smith Barney Inc."

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required by Misys to purchase the Medic Common Stock and to cash out Medic options pursuant to the Merger is estimated to be approximately $923 million. See "Factors to be Considered -- Interests of Certain Persons in the Merger -- Stock Options". Misys intends to pay such funds from a combination of (i) its current operations, (ii) its Loan Facility, and
(iii) the proceeds of a Rights Offering completed on September 30, 1997. See "Merger Agreement -- Source and Amount of Funds".

CONDITIONS TO THE MERGER

     The obligations of Misys, Merger Sub and Medic to consummate the Merger are subject to the approval of the Merger by the shareholders of Medic. Misys's shareholders approved the Merger on September 22, 1997. To fund the Merger Consideration Misys (a) completed a rights offering from which it received net proceeds of approximately $508 million on September 30, 1997, and (b) entered into a Credit Agreement, dated September 4, 1997, that is intended to provide the additional approximately $415 million of the Merger Consideration, subject to satisfaction or waiver of customary loan conditions. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") terminated on October 7, 1997. The Merger also is subject to certain other customary closing conditions that may be waived by the parties, subject to applicable law and certain limitations imposed by the Merger Agreement. Neither Misys nor Medic presently intends to waive any such conditions although each of them reserves the right to do so. See "Merger Agreement -- Conditions to the Merger".

TREATMENT OF STOCK OPTIONS

     Each outstanding option to purchase Medic Common Stock under Medic's stock option plan will become fully vested upon the Effective Date and shall be exchangeable for a cash payment in an amount equal to the product of (i) the excess of the Merger Consideration over the exercise price per share under such option multiplied by (ii) the number of shares covered by such option, subject to execution of an agreement effecting a release of the Company from any further liabilities relating to such options.

EFFECTIVE DATE

     The Merger will become effective at such time as Articles of Merger setting forth the principal terms of the Merger provided for in the Merger Agreement is duly filed with the North Carolina Secretary of State in accordance with the Business Corporation Act (the "Effective Date"). Under the Merger Agreement, the required filing is expected to be made as soon as practicable after the satisfaction or waiver of all conditions to the Merger, including the approval of the Merger by the shareholders of Medic at the Special Meeting (the "Shareholder Approval"). Misys's shareholders approved the Merger on September 22, 1997. It is anticipated that if the Merger is approved at the Special Meeting and all other conditions to the Merger have been fulfilled or waived, the Effective Date will occur on the date of the Special Meeting or as soon as practicable thereafter. See "Merger Agreement -- The Merger".

STOCK OPTION AGREEMENT

     As an inducement to Misys to enter into the Merger Agreement, Medic and Misys entered into a Stock Option Agreement (as amended effective September 11, 1997, the "Stock Option Agreement"), pursuant to which Medic granted to Misys the right to purchase up to that number of shares of Common Stock (the "Misys Option") that, when added to any shares Misys owns (other than in a fiduciary capacity) at the time of exercise, would total 19.9% of the outstanding shares of Common Stock after giving effect to the exercise. The Stock Option Agreement provides that the Misys Option is subject to any required regulatory approvals and will become exercisable only upon any event obligating the Company to pay certain reimbursement amounts to Misys. Upon the occurrence of such an event, the Misys Option will be exercisable by Misys at $35 per share. See "Merger Agreement -- Liability of the Parties upon Termination" and "Stock Option Agreement".

SHAREHOLDERS AGREEMENT

     As an inducement to Misys to enter into the Merger Agreement, certain management shareholders (including the executive officers and two other officers who are not executive officers) and directors of Medic, owning beneficially an aggregate of approximately 13.2% of the outstanding Medic Common Stock (including for this purpose shares issuable upon exercise of options held by such shareholders), entered into the Shareholders Agreement dated September 4, 1997 (the "Shareholders Agreement"), pursuant to which such shareholders agreed to, among other things, vote their shares in favor of the Merger at any meeting of shareholders called to vote thereon. In the event Medic consummates an Acquisition Proposal (as defined herein) other than the Merger, with a price per share greater than $35, such management shareholders will pay to Misys an amount equal to the difference between such higher price and the Merger price multiplied by the number of shares of Medic Common Stock held by them. See "Shareholders Agreement".

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after approval by each party's shareholders: (i) by mutual written consent of Misys, Merger Sub, US Parent and Medic; or (ii) by Misys or Medic (A) if the closing of the Merger (the "Closing") shall not have occurred (otherwise than due to a failure of the party seeking to terminate) on or before March 1, 1998, (B) if Shareholder Approval is not obtained, (C) upon certain breaches or failures to perform by a party, or
(D) in certain other circumstances. In addition, the Merger Agreement may be terminated by Misys in the event Medic's disclosures to be made at Closing disclose matters or conditions that are materially and adversely different from the condition of Medic as reflected in the disclosures made by Medic to Misys upon execution of the Merger Agreement. See "Merger Agreement -- Termination".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     A Medic shareholder will generally recognize gain or loss, for federal income tax purposes, in an amount equal to the difference between the amount of cash received by such shareholder for his or her shares of Medic Common Stock pursuant to the Merger and the adjusted tax basis in such shares. Medic shareholders should read carefully the discussion under "Factors to be Considered -- Certain Federal Income Tax Consequences" and are urged to consult their own tax advisors as to the tax consequences of the Merger to them under federal, state, local or any other applicable law.

DISSENTERS' RIGHTS

     Holders of Medic Common Stock who deliver a written demand for payment of the fair market value of their shares on or before the date of the Special Meeting and who do not vote in favor of the Merger will, if the Merger is consummated, be entitled to assert the rights afforded dissenting shareholders pursuant to Article 13 of the Business Corporation Act. Failure to follow the required procedure in connection with the exercise of such rights may nullify such rights. See "Dissenters' Rights" and the full text of Article 13 of the Business Corporation Act, which is attached to this Proxy Statement as Annex E.

REGULATORY APPROVALS

     Misys and Medic are aware of no governmental or regulatory approvals required for consummation of the Merger other than those that have been obtained. The waiting period under the HSR Act terminated on October 7, 1997. See "Merger Agreement -- Regulatory Approvals".

CANCELLATION OF SHARE CERTIFICATES

     As soon as practicable following the Effective Date, notice of consummation of the Merger, together with a letter of transmittal for use in surrendering certificates representing shares of Medic Common Stock in exchange for cash, will be mailed by Misys or its Paying Agent to holders of shares of Medic Common Stock. DO NOT SURRENDER YOUR CERTIFICATES OF MEDIC COMMON STOCK UNTIL YOU RECEIVE AND COMPLETE SUCH LETTER OF TRANSMITTAL. See "Merger Agreement -- The Merger".

                         VOTING AT THE SPECIAL MEETING

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medic for the Special Meeting. At the Special Meeting, the shareholders of Medic will consider and vote on a proposal to approve the Merger.

TIME, DATE AND PLACE OF MEETING

     The Special Meeting will be held at 10:00 a.m. (local time) on Monday, November 24, 1997, at the Raleigh Marriott, Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors of Medic has fixed the close of business on September 17, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only shareholders of record of Medic at the close of business on the Record Date have the right to receive notice of and to vote at the Special Meeting and any postponement or adjournment thereof and will be entitled to one vote for each share of Medic Common Stock held. As of the Record Date, there were 25,785,717 shares of Medic Common Stock outstanding, held by approximately 249 holders of record.

VOTE REQUIRED

     Under the Business Corporation Act, the affirmative vote of holders of a majority of the shares of Medic Common Stock outstanding as of the Record Date is required to approve the Merger. Accordingly, abstentions and broker nonvotes will have the effect of votes against the Merger. As of the Record Date, the directors and executive officers of Medic owned 3,278,084 shares of Medic Common Stock (representing approximately 12.7% of the total outstanding shares of Medic Common Stock as of such date). Under applicable English law, the affirmative vote of a majority of the issued ordinary shares of Misys voted at Misys's Shareholder Meeting was required to approve the Merger. The affirmative vote of Misys's shareholders was obtained on September 22, 1997.

     The Board of Directors of Medic unanimously determined on September 4, 1997, that the Merger Agreement and the transactions contemplated thereby, taken as a whole, are fair to, and in the best interests of, Medic and its shareholders. The Board of Directors of Medic unanimously approved the Merger Agreement and recommends approval of the Merger by Medic's Shareholders. Each of the Boards of Directors of Misys and Merger Sub, and Misys, as the sole shareholder of Merger Sub, have approved the Merger and the Merger Agreement.

PROXIES

     Shares of Medic Common Stock represented by a properly executed proxy received by Medic will, unless such proxy is properly revoked prior to the Special Meeting, be voted at the Special Meeting in accordance with the instructions thereon. Shares of Medic Common Stock represented by properly executed proxies that do not contain instructions to the contrary will be voted FOR approval of the Merger and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof. The Board of Directors of Medic knows of no other business that will be presented for consideration at the Special Meeting other than the proposal to approve the Merger. Proxies are being solicited hereby on behalf of the Board of Directors of Medic.

     Any shareholder may revoke his or her proxy at any time before it is voted by executing and delivering to Medic a proxy bearing a later date, by delivering a written notice to the Secretary of Medic stating that the proxy is revoked, or by voting in person at the Special Meeting.

EXPENSES; SOLICITATION

     The cost of the solicitation of proxies, including expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be paid by Medic. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. In addition, the Company has retained Corporate Investor Communications, Inc. at an estimated cost of $6,000, plus reimbursement of expenses, to assist the Company in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Medic Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominess and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

INDEPENDENT PUBLIC ACCOUNTANTS

     Medic's independent public accountants for the fiscal year ended December 31, 1996, and for the current fiscal year are Coopers & Lybrand L.L.P. It is anticipated that representatives of Coopers & Lybrand will be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     If the Merger is not consummated, shareholders having proposals that they desire to include in the Board of Directors' Proxy and Proxy Statement relating to Medic's next annual meeting should submit such proposals in time to be received by Medic not later than December 19, 1997. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board of Directors directs the attention of interested shareholders to that Rule. Proposals should be mailed to Medic, 8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615, Attention: Chief Executive Officer.

                            FACTORS TO BE CONSIDERED

PURPOSES AND EFFECTS OF THE MERGER

     The purpose of the Merger is to provide Medic's shareholders with $35 in cash for each share of Medic Common Stock they hold and for Misys, through Merger Sub, to acquire all outstanding shares of Medic Common Stock. For information concerning the factors leading to the decision by Medic to approve the Merger and concerning alternatives to the Merger considered by Medic, see "Background of the Merger".

     The acquisition of Medic is structured as a cash merger of Merger Sub into Medic, with the result that Medic will be the Surviving Corporation and as such will continue as a separate legal entity. Misys has advised Medic that it currently intends to maintain Medic's Raleigh, North Carolina, facility.

     Under the Merger Agreement, the directors of Medic immediately prior to the Effective Date shall be the directors of the Surviving Corporation on and immediately following the Effective Date, except that John L. Corse, Patrick V. Hampson and Thomas C. Nelson shall be replaced by Michael Kevin O'Leary, John Gilbert Sussens and David Taylor, three designees of Misys; and the officers of Medic immediately prior to the Effective Date, together with such additions thereto as Merger Sub shall designate, shall be the officers of the Surviving Corporation on and immediately following the Effective Date. Medic currently expects substantially all its executive officers to become employees of the Surviving Corporation or Misys after the Merger. In addition, the directors and executive officers of Medic have significant holdings of Medic Common Stock. See "Interests of Certain Persons in the Merger".

     As a result of the Merger, all Medic's business and technologies will be acquired and controlled by Misys and Medic's revenues, expenses and net earnings or losses thereafter will accrue solely to Misys. After consummation of the Merger, because Medic will be wholly owned by Misys, the Medic Common Stock will be eligible to be deregistered under the Exchange Act and as a result of such deregistration would cease to be traded on the Nasdaq Stock Market ("NASDAQ"). The termination of the registration of the Medic Common Stock under the Exchange Act would substantially reduce the information required to be furnished by Medic to the public. Misys has advised Medic that it intends to make an application for termination of the registration of the Medic Common Stock under the Exchange Act as soon as practicable following the Merger.

BACKGROUND OF THE MERGER

     Medic's management periodically has investigated various alternatives to enhance the value of Medic Common Stock, including acquisitions by Medic of other publicly or privately held firms, continuation of Medic's growth internally, strategic alliances with hardware and software vendors as well as with other participants in the healthcare industry, and the possible acquisition of Medic by other publicly held firms. As of December 1996, Medic's management and Board of Directors believed that Medic's competitive position within the industry would be improved by a strategic partnership or business combination with a larger company.

     In December 1996, John P. McConnell, the Company's President and Chief Executive Officer, was contacted by a hospital information systems company ("Company A") concerning a strategic product alliance. At a meeting held at Company A's headquarters, Company A's representatives also indicated interest in an acquisition of Medic. In January 1997, Medic again met with Company A to discuss alternatives for a strategic collaboration or an acquisition. The parties had no further significant discussions until March 11, when representatives of Company A again met with Medic's representatives and, at this point, discussed acquiring Medic in an all-stock acquisition in which each share of Medic's Common Stock outstanding would have been exchanged for Company A stock with a stock market value at the time slightly in excess of the stock market value of Medic Common Stock as of the date of such proposal. Mr. McConnell indicated his opinion that the Board of Directors would not consider any proposal unless the price were higher, and Company A replied that it would consider this point and respond later. In late March, after a significant drop in Medic's stock price, Company A revised its proposal for a share exchange and reduced the value of the stock to be offered for each share of Medic Common Stock to approximately $18. Mr. McConnell then contacted members of the Board, who unanimously stated that they believed the proposed exchange ratio for Medic stock was inadequate and that Mr. McConnell should not pursue further discussions with Company A at that time.

     Also in January 1997, Medic was contacted by representatives of Misys, who asked for a meeting to revisit earlier discussions concerning Medic. Representatives of Medic and Misys had first met at a technology conference in October 1993, after which Misys's representatives visited Medic's facilities and engaged in exploratory discussions with Medic's management regarding potential strategic transactions. Those discussions continued for approximately nine months, ceasing in the middle of 1994. The officers of Misys and Medic had remained in occasional contact with one another after the middle of 1994 to discuss industry trends and general business matters. Misys's representatives again met with Mr. McConnell for a general discussion in February 1997. On March 25, 1997, a Misys representative called Mr. McConnell and said that Misys had great respect for Medic's management team and would be interested in conducting acquisition discussions with Medic if Medic were interested. At a subsequent meeting in April, Misys's representatives indicated their preliminary interest in Misys acquiring Medic for cash at a price of $25 per share. Mr. McConnell indicated his belief that the Medic Board would not consider an acquisition unless the price were higher. Although there was no agreement on the terms of a potential transaction, Misys then began to conduct its due diligence review of Medic, visiting Medic's facilities on several occasions throughout June, July and August 1997.

     In late March 1997, Medic was contacted by another hospital information systems company ("Company B"), which expressed interest in an acquisition of Medic. At that time, representatives of such company visited Medic's headquarters to meet members of Medic's management team. Shortly thereafter, Company B discussed an all-stock acquisition of Medic using an exchange ratio such that each share of Medic Common Stock would be exchanged for Company B stock having a market value of $25 as of the date of such proposal, provided that in no event would the shares of Company B stock issued to Medic shareholders be allowed to exceed $25, regardless of any appreciation in the Company B stock prices.

     At a meeting held on May 12, 1997, Medic's Board of Directors reviewed the proposals that had been made up to that time and authorized Mr. McConnell to proceed with discussions with the companies that had made proposals. Beginning in May 1997, Medic had informal discussions with Smith Barney and one other investment banking firm regarding, among other things, companies that might represent suitable candidates for an acquisition of Medic. Shortly thereafter, Mr. McConnell indicated to Misys that Medic would be interested in discussions of a possible acquisition only at prices higher than $25 per share.

     On May 29, 1997, representatives of a transaction processing company ("Company C") visited Medic's headquarters to meet with Medic's management team. This meeting followed a discussion that occurred between Mr. McConnell and an executive of Company C at a technology conference earlier in May. Shortly after the May 29 meeting, Company C discussed an acquisition of Medic such that each share of Medic Common Stock would be exchanged for stock with a market value of $28. Mr. McConnell indicated his belief that the Medic Board would not consider such proposal unless the proposed exchange ratio were increased. In early June 1997, Company C changed its proposal so that each share of Medic Common Stock would be exchanged for stock with a market value of $30.25.

     On June 6, 1997, Mr. McConnell and other members of Medic's management again met with management of Company A to explore details concerning the combination of the companies' operations. In connection with such visit, Company A revised the most recently proposed exchange ratio for Company A's stock so that, upon an acquisition of Medic, each share of Medic would be converted into shares with a market value of approximately $27 as of the time of such proposal.

     On July 23, 1997, Medic received a written expression of interest from Company B concerning a potential acquisition of Medic in an all-stock transaction pursuant to which each share of Medic Common Stock would be converted into shares of Company B stock with a market value of approximately $32 as of the time of such proposal.

     At a meeting with Misys's representatives held on July 8, 1997, Mr. McConnell advised them that any offer by Misys would be considered seriously by the Medic Board only if the offered price per share were at least $33 in cash. While the Misys representatives did not offer a $33 price at that time, they outlined the structure of a possible transaction, including Misys's requirement of a stock option from Medic and a shareholders agreement with its management, and indicated a willingness to proceed with the discussions and continue Misys's due diligence review. There were further discussions on July 21, during which Mr. McConnell indicated his view that Medic should proceed to negotiate a transaction with Misys along the lines that had been discussed, subject to Board approval. Mr. McConnell contacted each member of the Medic Board of Directors individually between July 29 and July 31, 1997, at which time the Board members encouraged Mr. McConnell to proceed with discussions with Misys for many of the reasons described below under "Recommendation Of The Board; Fairness Of The Merger" below. At a meeting on July 31, 1997, Mr. McConnell indicated to Misys that Medic would consider proceeding to negotiate definitive agreements for an acquisition of Medic by Misys, subject to reaching agreement on the basic terms of the proposed acquisition and Board approval. Misys entered into a confidentiality agreement with Medic on July 31, 1997, and Medic indicated to Misys that its representatives could proceed to prepare draft acquisition documentation.

     Misys delivered drafts to Medic of the Merger Agreement, the Shareholders Agreement and the Option Agreement on August 11, 1997. Shortly thereafter, representatives of Medic, Misys and their legal advisors began negotiating the definitive agreements. Medic's Board requested some assurance as to Misys's ability to pay for the shares of Medic Common Stock in the Merger. On August 14, 1997, representatives of Misys and the investment banking firm managing the rights offering in connection with Misys's funding for the acquisition met with Mr. McConnell and Medic's chief financial officer, Luanne Roth, and separately with director Thomas Nelson, to describe Misys's financing for the proposed acquisition and to provide background to Medic regarding the likelihood that the financing could be completed successfully. The negotiations continued until September 2, 1997, at which time there remained only a few open issues, and the parties had focused on a price per share to be received by Medic's shareholders of $33.

     During the week of August 19, 1997, Medic requested that Smith Barney render an opinion to Medic's Board as to the fairness, from a financial point of view, of the consideration to be received by holders of Medic Common Stock in a proposed transaction with Misys. Thereafter, at a meeting of the Medic Board held on August 25, 1997, to discuss the Misys transaction, Smith Barney reviewed with the Medic Board the valuation methodologies to be utilized by Smith Barney in connection with its financial analysis of such transaction. At this meeting, directors McConnell and Nelson and Ms. Roth reported to the Board on Misys's financing arrangements and the likelihood that sufficient funding would be available to consummate the Merger. Following that meeting, and at the request of the Medic Board, Mr. McConnell telephoned the investment banking firm advising Company B and told its representative that Company B should submit immediately any revised proposal it wished to have Medic consider.

     In the morning of September 3, 1997, a representative of Company B left a message for Mr. McConnell stating that, subject to receiving approval from Company B's board of directors and to Company B's due diligence review of Medic, Company B would have an interest in acquiring Medic for shares of Common Stock of Company B. Company B indicated that the exchange ratio would be adjustable so that the Medic shareholders would receive shares of Company B with a market value ranging from $32.50 to $39.60.

     Later that day, the Medic Board of Directors held a meeting, which had been scheduled previously, to review the Misys transaction with a view to execution of definitive documentation on September 4 if the matter were approved by the Medic Board of Directors. At that meeting, the Board considered the proposal that had been received from Company B as well as the proposed transaction with Misys.

     With respect to the proposed transaction with Misys, the Board reviewed the status of the open negotiation issues that had been discussed by Mr. McConnell and a representative of Misys during the previous night, and Mr. McConnell advised the Board of Misys's final positions on such issues. The Board then discussed the possibility of not executing the Merger Agreement with Misys at that time so that Medic could explore a possible transaction with Company B. The Board also discussed Misys's requirement of receiving an option to purchase additional shares of Medic stock in the event that Medic consummated an acquisition with a competing bidder after entering into the Merger Agreement with Misys. Mr. McConnell advised the Board of his opinion that Misys would terminate discussions to acquire Medic if Medic failed to execute the proposed transaction documents without delay. Medic's Board indicated to Mr. McConnell that it would approve the merger with Misys if the price were increased from $33 to $35 per share, subject to a determination by Smith Barney that the proposed Merger Consideration was fair, from a financial point of view, to holders of Medic Common Stock. The Board directed Mr. McConnell to present this alternative, as well as the possibility of delaying the transaction, or concluding the transaction without granting the Misys Option, to the senior management of Misys, which he did in London in the morning of September 4. The Misys representatives told Mr. McConnell at that time that any delay in implementing the Misys transaction beyond the proposed execution date of September 4 would result in Misys's withdrawal from the transaction. The Misys representatives further indicated that Misys would be prepared to go forward with a transaction based on the previously contemplated structure, including the Option Agreement, and that Misys was willing to increase the price to $35 per share. The parties concluded their negotiation on that basis, subject to Board approval.

     Medic's Board of Directors again met by conference call in the evening of September 4, 1997. Prior to that meeting, Misys's representatives again indicated that delay in implementing the Misys transaction would result in Misys's withdrawal. Mr. McConnell reported on the final negotiations and recommended that the Board accept the offer of $35 per share. Smith Barney rendered to the Medic Board an oral opinion (subsequently confirmed by delivery of a written opinion dated September 4, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration was fair, from a financial point of view, to holders of Medic Common Stock. See "Opinion Smith Barney Inc." After a presentation by counsel to Medic of the issues for consideration by the Medic Board, and the terms of the Merger and related transactions, and further discussion of these matters, the Medic Board unanimously approved the Merger Agreement and the Option Agreement. The Merger Agreement, Option Agreement and Shareholders Agreement were then executed on September 4, 1997.

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE MERGER

     The Board of Directors of Medic has unanimously determined that the Merger Agreement and the transactions contemplated thereby, taken as a whole, are fair to, and in the best interests of, Medic and its shareholders, and unanimously recommends approval of the Merger by Medic's shareholders. The Board based its recommendation on a number of factors, including the following.

          (a) The fact that Medic has experienced significant volatility in its share prices due, in part, to occasional earnings fluctuations, and the fact that future earnings fluctuations could result in decreased stock prices for Medic. Such lower stock prices could further result in (i) difficulty for Medic to continue growth through acquisitions, (ii) difficulty in designing appropriate equity incentive arrangements for the Company's employees, and (iii) the need for management to focus attention on short-term operating results rather than building long-term value for shareholders.

          (b) The effect of continuing consolidation in the healthcare information technology and services sector and the broader information technology sector in which the Company participates. Medic has benefited historically from its ability to acquire smaller competitors and complementary businesses. As a result of consolidation generally, the pool of eligible acquisition candidates is shrinking and the candidates are larger, thus requiring greater size and financing to continue growth through acquisitions. The Board believed that a failure to combine with a larger, strategic buyer would make the Company less competitive in the future. In addition, the Board considered the fact that Misys entered into the Merger Agreement after having been advised by Medic that it occasionally experiences fluctuations in quarterly revenues and earnings, due in part to fluctuations in large purchases such as the +Medic Vision System, and that it may do so in the future. The Board considered that a transaction with Misys would, in light of Misys's acceptance that such fluctuations are characteristic of Medic's business, be more likely to be consummated than would be a transaction with other potential acquirors.

          (c) The fact that the Misys offer was for cash, which the Board determined to be superior to a stock proposal due to the certainty provided by cash at a time of significant volatility in the stock markets generally and in the healthcare information technology and services industry in particular.

          (d) The oral proposal from Company B that Mr. McConnell received on September 3, 1997, which the Board determined to be inferior to the Misys proposal for a number of reasons, including: (i) the fact that the proposal was subject to approval of Company B's board of directors, (ii) the fact that it would have required a period of due diligence review by Company B and by Medic with regard to the equity of Company B, and for preparation and negotiation of documentation, during which period adverse changes could occur in Medic's business or in the healthcare information technology and services sector in general, as well as in the price levels of shares of Medic and Company B that could have materially detracted from the value of the proposal or made it unavailable, (iii) the fact that senior managers of Medic indicated that they would not intend to continue employment with Medic in connection with an acquisition by Company B, and the possible effect of that information on Company B's stock prior to closing of such an acquisition, and therefore the value that would be received by the Medic shareholders in connection with such an acquisition, (iv) the fact that the consideration proposed was Company B's common stock, which was then trading at a very high price/earnings ratio and had been volatile during the current year, and (v) the advice of Misys's representatives that delay past September 4 would result in the loss of the Misys transaction.

          (e) The fact that during the 8-month period during which Medic actively had responded to potential collaboration or acquisition opportunities, Medic received no other acquisition proposal, offer or collaboration opportunity that, in the

     Board's judgment, offered a more favorable opportunity for the Company and its shareholders than the Merger, even though Medic had given early indications to likely candidates that Medic would consider an acquisition offer.

          (f) The relationship of the price to be received by the shareholders in the Merger to current and historical market prices for the Company's shares. The Merger Consideration represents a premium of approximately 29% to the closing price of Medic's Common Stock on August 4, 1997, the date one month prior to the execution of the Merger Agreement, although the premium to the stock price upon announcement was only approximately 7.7% over the closing sale price per share of Medic Common Stock on September 4, 1997, the last trading day prior to public announcement of the proposed Merger.

          (g) The fact that the executive officers and Board members own approximately 12.7% of the Company's shares. The Board determined that such shareholders' belief that the Merger presents the best opportunity to realize value is a strong indication that the transaction will be in the best interests of the Company's shareholders generally.

          (h) The Board's review of the Merger Agreement, including the provisions permitting Medic to respond to unsolicited inquiries and proposals from, provide any confidential information to, and participate in any discussions and negotiations with, third parties concerning mergers or similar transactions with Medic to the extent required to satisfy the fiduciary duties of its directors, subject to Medic's obligation to pay Misys significant expense reimbursement amounts under certain circumstances and the effect of the Option Agreement.

          (i) The ability of Misys to finance the acquisition through a combination of liquid assets, credit facilities and debt and equity financing arrangements sufficient to promptly consummate the Merger.

          (j) The conditions to the closing of the Merger and the Board's determination that such conditions could reasonably be expected to be satisfied.

          (k) The opinion of Smith Barney delivered to the Medic Board at its September 4, 1997, meeting to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration was fair, from a financial point of view, to holders of Medic Common Stock. See "Opinion of Smith Barney Inc."

          (l) Possible alternatives to the Merger (including continuing to operate as an independent entity and engaging in other strategic transactions), the possible values to Medic's shareholders of such alternatives, and the timing and likelihood of achieving such alternatives.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Medic Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decisions.

     Subsequent to announcement of the proposed Merger, the trading prices of Medic's Common Stock have approached the proposed Merger Consideration. See "Market Information Regarding Medic Stock." The Company believes this appreciation in price to be due in part to market expectations that the proposed Merger will be consummated and to be typical of companies that have announced pending acquisitions and for which there is an active trading market. Accordingly, the Merger Consideration may represent little or no premium to the trading prices of Medic's Common Stock at or near the time of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of Medic's Board of Directors with respect to the Merger, shareholders should be aware that certain members of Medic's management and Board of Directors have certain interests in the Merger that are in addition to or different from the interests of the public shareholders. The Board of Directors of Medic was aware of these interests and considered them, among other things, in approving the Merger Agreement.

  EMPLOYEE BENEFITS

     Pursuant to the Merger Agreement, Misys has agreed, through 1998, to cause the Surviving Corporation to maintain employee compensation policies and benefit plans of the Company that are at least as favorable to such employees as the Company's current policies and plans.

     The Company's 1996 Employee Stock Purchase Plan (the "ESPP") was approved and adopted by the Board of Directors in March 1996 and by the Company's shareholders in May 1996. The ESPP provides employees with an opportunity to purchase Company Common Stock through payroll deductions. A total of 150,000 shares of Company Common Stock have been reserved for issuance under the ESPP. The ESPP was amended by the Board of Directors in September 1997 to reserve an additional 100,000 shares for issuance thereunder (the "ESPP Amendment") because there has been more employee participation in the ESPP than anticipated. Upon completion of the Merger, the purchase right of each participant in the ESPP who has not withdrawn from the ESPP offering shall automatically be exercised on such closing date in exchange for the right to receive the maximum number of shares of the Company's Common Stock subject to such purchase right at the applicable option exercise price under the ESPP with his or her accumulated payroll deductions for the offering period. In lieu of issuing such shares, Misys may elect, upon completion of the Merger, to make a cash payment to each participant in an amount equal to the product of (i) the excess of the Merger Consideration over the exercise price under such purchase right multiplied by
(ii) the number of shares covered by such purchase right.

  STOCK OPTIONS

     All outstanding stock options granted to directors, officers and employees of the Company under the Company's Amended and Restated Stock Plan will become fully vested upon the Effective Date and shall be exchangeable for the Option Consideration (calculated as the product of (i) the excess of the Merger Consideration over the exercise price per share under such options multiplied by
(ii) the number of shares underlying such options). The following table sets forth, for each director and executive officer of the Company holding any such options, the number of shares of the Company's Common Stock the vesting of which will be accelerated upon the Effective Date, the date on which such options would otherwise have become fully vested, and the aggregate amount of Option Consideration such person will be entitled to receive as of the Effective Date, in exchange therefor. See also "Security Ownership of Certain Beneficial Owners and Management of Medic".

                                                                                 CASH OUT
                                                                                 VALUE OF
                                                                               ACCELERATED
                                                SHARES         ORIGINAL         OPTIONS AT
NAME AND TITLE                                ACCELERATED    VESTING DATE     EFFECTIVE DATE
-------------------------------------------   -----------    -------------    --------------
G. Michael Anthony, Vice President                3,000      April 2000         $   57,375
Luanne L. Roth, Vice President                    2,000      April 2000         $   38,250
Thomas K. Skelton, Jr., Vice President           10,000      August 1998        $  178,750
                                                  4,000      October 1999       $   71,500
                                                  6,000      April 2000         $  114,750
Alan W. Winchester, Vice President               40,000      December 1997      $  715,000
                                                  3,500      April 2000         $   66,938
John L. Corse, Director                           1,333      December 1997      $   23,827
                                                  1,334      December 1998      $   23,845
Patrick V. Hampson, Director                      1,333      December 1997      $   23,827
                                                  1,334      December 1998      $   23,845
Thomas C. Nelson, Director                        1,333      December 1997      $   23,827
                                                  1,334      December 1998      $   23,845
                                              -----------                     --------------
TOTALS                                           76,501                         $1,385,579
                                              -----------                     --------------
                                              -----------                     --------------

  HOLDINGS OF MEDIC COMMON STOCK

     Members of the Board of Directors and executive officers of Medic have significant holdings of Medic Common Stock. In connection with the Merger, holders of Medic Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares and shares owned by Misys or Merger
Sub) will be exchangeable for the Merger Consideration. No Misys or Merger Sub pension, profit-sharing or similar plan, director or executive officer beneficially owns any securities of Medic. See "Merger Agreement -- The Merger" and "Security Ownership of Certain Beneficial Owners and Management of Medic".

  EMPLOYMENT ARRANGEMENTS

     Substantially all the executive officers of Medic are expected to become employees of the Surviving Corporation following completion of the Merger. Pursuant to the Merger Agreement, the Surviving Corporation shall enter into employment agreements with certain of such executive employees (each, an "Executive Employee" and collectively, the "Executive Employees") in order to secure their continued employment following the Merger. Generally, each employment agreement will be for a term commencing on the Effective Date and ending on November 30, 2000. Each Executive Employee will be paid a base salary equal to his or her pre-Merger base salary, subject to review on January 1, 1998, and annually on June 1 thereafter. Pursuant to the employment agreements, in the event of the termination of an Executive Employee's employment without cause by the Surviving Corporation or by an Executive Employee for good reason (in each case, as defined in the employment agreements), such Executive Employee will receive six months' base salary. As an additional incentive provided to the Executive Employees for continued service and as motivation for superior performance, each Executive Employee shall be entitled to participate in the Surviving Corporation's Long Term Incentive Compensation Plan (described below). The employment agreements also contain restrictions on competition and solicitation of employees and clients and other customary provisions.

  LONG TERM INCENTIVE COMPENSATION PLAN

     Subsequent to the Merger, the Surviving Corporation will implement a Long Term Incentive Compensation Plan (the "Incentive Plan") for its Executive Employees and such other employees as may be selected by the Board of Directors. Long-term awards under the Incentive Plan will be payable for the period (the "Performance Period") from December 1, 1997, through November 30, 2000, based on certain performance objectives. Pursuant to the terms of the Incentive Plan, three separate accounts will be established for the purpose of administering payments under the Incentive Plan in the form of awards to the Executive Employees. Up to $3.5 million will be credited ($1.166 million for each twelve-month period during the Performance Period provided that profits for such period equal or exceed annual profits for the twelve-month period ending on November 30, 1997) to a retention pool payable to each Executive Employee based on the employee's percentage share thereof, subject generally to his or her continued employment until November 30, 2000. Up to a maximum of $18.5 million will be reserved in a separate incentive pool, the exact size of which will determined by the compounded annual revenue growth achieved by the Surviving Corporation for the Performance Period (excluding any revenue generated by the electronic data interchange service business).

     An aggregate of $3.5 million will be credited to the incentive pool if the Surviving Corporation's compounded annual rate of revenue growth over the Performance Period equals at least 10% (the "Level 1 Contribution"). Additionally, to the extent that the compounded annual rate of revenue growth exceeds 10%, an additional amount shall be credited to the incentive pool, based on the revenue growth percentage in excess of 10%, up to a maximum of $8 million (the "Level 2 Contribution"). An additional "super bonus" amount of $7 million will be credited to the incentive pool only if the maximum amount above is credited and certain profits growth objectives are achieved; such profits growth objectives are described below in relation to the vesting requirements for allocation purposes (the "Level 3 Contribution").

     After determining the adjusted maximum size of the incentive pool as described above, such amounts will be allocable to the Executive Employees dependent on certain vesting requirements. The portion of the incentive pool that will become vested and available to fund awards granted to Executive Employees shall be determined on the basis of the growth in profits during the Performance Period. If the compounded annual profit growth of the entire business achieved over the Performance Period is at least 15%, 100% of the Level 1 Contribution will become vested and available for funding of awards. If the compounded annual profits growth exceeds 15%, then up to a maximum of 30% of the Level 2 Contribution will become vested. If the compounded annual profits growth exceeds 20%, then an additional portion of the Level 2 Contribution, up to a maximum of 70% of the Level 2 Contribution, will become vested. Finally, if the maximum amounts are allocated to the incentive pool based on the compounded revenue growth of the Surviving Corporation and the compounded annual rate of profit growth exceeds 30%, then the remaining Level 3 Contribution shall be credited to the incentive pool entirely vested and available to fund awards.

     Subject to compliance with applicable U.S. securities laws, payments under the Incentive Plan in satisfaction of the awards granted to Executive Employees will be in the form of Misys Promissory Notes (the "Notes"), bearing interest at a compounded annual rate of 5% and convertible into Ordinary Shares of Misys equally over three years from the issuance date. The conversion price will be set at a 30% premium over the average closing mid-market price per Ordinary Share for the five trading days ending on the Effective Date. The Executive Employees will have the alternative of tendering the Notes for cash, payment of such to be made in three equal annual payments beginning with the issuance date. Participation under the Incentive Plan will be forfeited by any Executive Employee who terminates employment or is terminated for any reason except for employees terminating employment due to death or disability, and except that any employee terminated without cause will continue to participate only to the extent of one third of his or her award for each year or part thereof he or she remains employed following the Merger.

  INDEMNIFICATION

     Pursuant to the Merger Agreement, Misys has agreed that, for a period of six years after the Effective Date, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Medic and any of its Subsidiaries in respect of acts or omissions occurring prior to the Effective Date, subject to any limitations imposed under applicable law. Misys has agreed for a period of six years after the Effective Date not to cancel Medic's existing policies of directors' and officers' liability insurance.

     Medic's Articles of Incorporation provide that, pursuant to the Business Corporation Act, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to Medic and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under the Business Corporation Act. Under the Business Corporation Act, the limitation of liability provision is ineffective against liabilities for (i) acts or omissions that the director knew or believed at the time of the breach to be clearly in conflict with the best interests of the Company, (ii) unlawful distributions described in the Business Corporation Act Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective. The provision also in no way affects a director's liability under the federal securities laws.

     Also, to the fullest extent permitted by the Business Corporation Act, the Company's Bylaws provide, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, for indemnification of the Company's current or former directors, officers and employees against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors, officers and employees, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director, officer or employee to be clearly in conflict with the best interests of the Company.

     The Company has obtained director and officer liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

     At present, there is no pending litigation or proceeding involving any director of officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

OPINION OF SMITH BARNEY INC.

     Smith Barney was retained by Medic to render an opinion as to the fairness, from a financial point of view, to the holders of Medic Common Stock of the consideration to be received by such holders in the Merger. At a meeting of the Medic Board held on September 4, 1997, to evaluate the Proposed Merger, Smith Barney delivered to the Board of Directors of Medic an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated September 4, 1997), to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of Medic Common Stock.

     In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Medic concerning the business, operations and prospects of Medic. Smith Barney examined certain publicly available business and financial information relating to Medic as well as certain financial forecasts and other information and data for Medic that were provided to or otherwise discussed with Smith Barney by the management of Medic. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Medic Common Stock; the historical and projected earnings and other operating data of Medic; and the capitalization and financial condition of Medic. Smith Barney also considered, to the extent publicly available, the financial terms of other transactions recently effected that Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of Medic. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Smith Barney, the management of Medic advised Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Medic as to the future financial performance of Medic. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Medic nor did Smith Barney make any physical inspection of the properties or assets of Medic. In connection with its engagement, Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the proposed Merger. Smith Barney also was not requested to, and did not, solicit third party indications of interest in the possible acquisition of Medic. Although Smith

Barney was informed by Medic of certain third party indications of interest received by the management of Medic, Smith Barney was not requested to consider, and expressed no opinion as to, the relative merits of the Merger as compared to any alternative business strategies that might exist for Medic or the effect of any other transaction in which Medic might engage. Although Smith Barney evaluated the Merger Consideration from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between Medic and Misys. No other limitations were imposed by Medic on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

     The full text of the written opinion of Smith Barney dated September 4, 1997, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex D and should be read carefully in its entirety. The opinion of Smith Barney is directed to the Board of Directors of Medic and relates only to the fairness of the Merger Consideration from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Medic Special Meeting. The summary of the opinion of Smith Barney set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Smith Barney made numerous assumptions with respect to Medic, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Medic. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of Medic in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of Medic with respect to the Merger Consideration or the proposed Merger.

     The following is a summary of the material analyses performed by Smith Barney in connection with its opinion dated September 4, 1997.

     SELECTED COMPANY ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Medic and the following selected publicly traded companies in the health care information systems industry, consisting of: (i) Hospital/Enterprise-wide Systems Companies: Cerner Corporation; Citation Computer Systems, Inc.; HBO & Company; OACIS Healthcare Holding Corp.; Shared Medical System Corporation; and Sunquest Information Systems, Inc. (the "Hospital/Enterprise-wide Systems Companies"); (ii) Physician Practice/Medical Clinic Systems Companies: IDX Systems Corp.; Physician Computer Network, Inc.; Quality Systems, Inc.; and Physician Support Systems, Inc. (the "Physician Practice/Medical Clinic Systems Companies"); (iii) a Managed Care/Payor Systems Company: Health Systems Design Corporation; (iv) Clinical Decision Support Systems Companies: APACHE Medical Systems, Inc.; HCIA Inc.; HPR Inc.; Summit Medical Systems, Inc.; and QuadraMed Corporation; (v) Operations Support/Resource Management Decision Support Systems
Companies: MECON, Inc.; Medicus Systems Corporation; and Transition Systems, Inc.; (vi) Specialty Health Care Systems Companies: IMNET Systems, Inc.; LanVision Systems, Inc.; and MEDPLUS Inc.; (vii) Hospital Information Systems/Outsourcing Companies: Access Health, Inc.; Health Management Systems, Inc.; Medaphis Corporation; MedQuist, Inc. and Transcend Services, Inc.; and
(viii) Electronic Data Interchange Services Companies: Envoy Corporation; and National Data Corporation. With respect to the selected companies analyzed, Smith Barney focused primarily on the Hospital/Enterprise-wide Systems Companies and the Physician Practice/Medical Clinic Systems, the operations of which Smith Barney considered most similar to those of Medic (collectively, the "Selected Companies"). Smith Barney compared market values as multiples of, among other things, estimated calendar 1997 and 1998 net income and adjusted market values (fully diluted market value, plus debt outstanding, less cash) as multiples of, among other things, latest 12 months revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Net income estimates for Medic and the Selected Companies were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of August 29, 1997. Applying a range of multiples (excluding outliers) of estimated calendar 1997 and 1998 EPS and latest 12 months revenue and EBITDA for the Selected Companies of 20.6x to 40.9x, 15.7x to 30.5x, 2.2x to 7.4x and 14.0x to 27.0x, respectively, to corresponding financial data for Medic resulted in an equity reference range for Medic of approximately $21.71 to $41.56 per share, as compared to the Merger Consideration of $35.00 per share.

     SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the implied transaction value multiples paid in selected transactions in the health care information systems industry, consisting of (acquiror/target): Cardinal Health, Inc./MediQual Systems Inc.; IDX Systems Corporation/PHAMIS, Inc.; HBO & Company/Enterprise Systems, Inc.; HBO & Company/AMISYS Managed Care Systems, Inc.; HBO & Company/GMIS Inc.; HBO & Company/CyCare Systems, Inc.; National Data Corporation/C.I.S. Technologies, Inc.; Envoy Corporation/National Electronic Information Corporation; Eli Lilly/Integrated Medical Systems, Inc.; HBO & Company/CliniCom, Inc.; HBO & Company/First Data Health Systems, Inc.; First Financial Management Corporation/Employee Benefit Plans, Inc.; Medaphis Corporation/Automation Atwork; Thomson Corp./MEDSTAT Group; National Data Corporation/General Computer Corp.; First Data Corporation/Envoy Corporation; Medaphis Corporation/Advacare Inc.; HBO & Company/Serving Software; and HBO & Company/IBAX (collectively, the "Selected Transactions"). Smith Barney compared transaction values as multiples of, among other things, latest 12 months revenues and EBITDA. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying a range of multiples (excluding outliers) for the Selected Transactions of latest 12 months revenues and EBITDA of 2.0x to 4.4x and 8.9x to 25.2x, respectively, to corresponding financial data for Medic resulted in an equity reference range for Medic of approximately $17.39 to $39.42 per share, as compared to the Merger Consideration of $35.00 per share.

     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Medic or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

     DISCOUNTED CASH FLOW ANALYSIS. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of Medic for fiscal years 1998 through 2000, based on internal estimates of the management of Medic. The stand-alone discounted cash flow analysis of Medic was determined by adding (x) the present value of projected free cash flows over the three-year period from 1998 to 2000 and (y) the present value of Medic's estimated terminal value in year 2000. The range of estimated terminal values for Medic at the end of the three-year period was calculated by applying forward earnings multiples ranging from 15.0x to 30.0x (with particular focus on terminal value multiples of 20.0x and 25.0x) to Medic's projected 2000 forward earnings, representing Medic's estimated value beyond the year 2000. The cash flows and terminal values of Medic were discounted to present value using discount rates ranging from 15% to 30% (with particular focus on discount rates of 20% and 25%). Utilizing terminal multiples of 20.0x and 25.0x and discount rates of 20% and 25%, this analysis resulted in an equity reference range for Medic of approximately $28.89 to $40.10 per share, as compared to the Merger Consideration of $35.00 per share.

     OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) Medic's historical and projected financial results; (ii) the history of trading prices and volume for Medic Common Stock and Misys Common Stock and the relationship between movements in Medic Common Stock and movements in the common stock of Selected Companies;
(iii) a business and financial profile of Misys; (iv) selected published analysts' reports on Medic and Misys, including analysts' earnings estimates with respect to Medic and Misys; and (v) the potential earnings impact of sales shortfalls in certain of Medic's product lines.

     Pursuant to the terms of Smith Barney's engagement, Medic has agreed to pay Smith Barney an opinion fee of $500,000 for its services in rendering an opinion in connection with the Merger. Medic has also agreed to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised Medic that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of Medic and Misys for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided investment banking services to Medic unrelated to the proposed Merger, for which services Smith Barney has received compensation. In addition,

Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Medic and Misys and their respective affiliates.

     Smith Barney is an internationally recognized investment banking firm and was selected by Medic based on its experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences relating to the Merger based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and judicial authority as in effect on the date of this Proxy Statement. Subsequent changes in the law could alter the federal income tax consequences of the Merger.

  SHAREHOLDERS GENERALLY

     The receipt by a shareholder of cash for shares of Medic Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code and also may be a taxable transaction under applicable state, local and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. A shareholder will generally recognize gain or loss equal to the difference between the amount of cash received by the holder pursuant to the Merger in exchange for his or her shares and the shareholder's adjusted tax basis in such shares. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired in a single transaction at the same price). Such gain or loss generally will be capital gain or loss if the shares are a capital asset in the hands of the shareholder and will be long-term gain or loss if the shares have a holding period of more than one year at the time of their conversion at the Effective Date. For individual taxpayers, the current U.S. federal income tax on long-term capital gain is capped at 28% for shares held for more than one year but not more than 18 months, and at 20% for shares held more than 18 months. The maximum rate for all other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains and against an additional $3,000 of other income.

     The receipt of cash by a shareholder pursuant to the Merger may be subject to backup withholding at the rate of 31% unless the shareholder (i) is a corporation or comes within other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

  CERTAIN EMPLOYEE STOCKHOLDERS

     Medic maintains an Amended and Restated Stock Plan pursuant to which Medic has granted to certain of its employees options to purchase Medic Common Stock from the Company. These options were issued either as incentive stock options, which potentially qualify for preferential tax treatment under Sections 421 and 422 of the Code, or nonstatutory stock options, which do not qualify for such preferential tax treatment. The receipt of cash in the Merger by a shareholder for shares of Medic Common Stock previously acquired pursuant to the exercise of a nonstatutory stock option generally will be taxed in the same manner as the receipt of cash in the Merger by nonemployee shareholders in exchange for Medic Common Stock. Such a shareholder generally will recognize either long-term or short-term capital gain or loss depending upon the shareholder's adjusted basis and holding period in such shares.

     The taxation of the receipt of cash in the Merger by a shareholder for shares of Medic Common Stock acquired pursuant to the exercise of an incentive stock option will depend on whether the shares were held throughout the statutory holding period. To qualify for preferential tax treatment under
Section 422 of the Code, shares acquired pursuant to the exercise of an incentive stock option must be held the longer of two years after grant of the option or one year after exercise of the option. Shareholders who satisfy the statutory holding period will recognize long-term capital gain or loss upon disposing of their shares pursuant to the Merger. The adjusted bases of such shares will equal the exercise prices of the incentive stock options pursuant to which the shares were obtained, and the holding periods of such shares will begin on the date of the exercise of the incentive stock options.

     If the statutory holding period is not satisfied, the sale or other disposition of shares acquired pursuant to the excise of an incentive stock option will be a "Disqualifying Disposition." Shareholders making a Disqualifying Disposition will recognize ordinary income equal to the lesser of either (i) the excess of the shares' fair market value at the time of the incentive stock option's exercise over the option's exercise price (the "Bargain Element"), or (ii) the excess of the amount of cash received in the Merger over the option's exercise price. Any amount received in the Disqualifying Disposition in excess of the Bargain Element will generally be taxed as long-term or short term capital gain. If the shareholder making the Disqualifying Disposition receives less than the exercise price of the incentive stock option, the shareholder generally will recognize a long-term or short-term capital loss equal to the excess of the option's exercise price over the amount of cash received in the Merger.

     Medic also has maintained an Employee Stock Purchase Plan (the "ESPP"), which provides certain employees with the right to purchase Medic Common Stock through payroll deductions. Stock acquired through the ESPP receives preferential tax treatment if the requirements of Sections 421 and 423 of the Code are satisfied. The tax treatment of shares acquired under an ESPP will depend on whether the shares were held throughout the statutory holding period. Like stock acquired through exercise of an incentive stock option, stock acquired under an ESPP must be held the longer of two years after grant of the ESPP option or one year after the actual purchase of the ESPP stock.

     If the stock is sold or otherwise disposed of after the expiration of the statutory holding period, the participant will have the following tax consequences. The participant will recognize compensation income measured as the lesser of (a) the excess of the fair market value of the stock at the time of such sale or disposition over the purchase price (exercise price), or (b) an amount equal to 15% of the fair market value of the stock as of the first day of the offering period (grant of the option). The basis of the participant's stock will be increased by the amount of compensation income recognized for purposes of determining the gain on the disposition of the stock. The participant will recognize long-term capital gain to the extent the proceeds from the sale or other disposition exceed the adjusted basis of the stock. If the sales proceeds are less than the exercise price of the stock, there is no ordinary income and the participant will recognize a long-term capital loss equal to the difference.

     If the stock is sold or otherwise disposed of before the expiration of the statutory holding period, the participant will recognize compensation income equal to the difference between the exercise price and the fair market value of the stock at the date the option was exercised. The amount of compensation income recognized by the participant will be added to the basis of the stock. The participant will recognize capital gain to the extent the sales proceeds exceed the adjusted basis of the stock. If the sales proceeds are less than the exercise price of the stock, there will be no ordinary income and the participant will recognize a capital loss equal to the difference. The capital gain or loss recognized in such a Disqualifying Disposition will be long-term or short-term depending on the participant's holding period of the stock.

     Neither ordinary income nor capital gain recognized pursuant to a Disqualifying Disposition of Medic Common Stock acquired through exercise of either an incentive stock option or ESPP option will be subject to withholding for federal employment taxes. Such ordinary income and capital gains, however, may be subject to backup withholding as previously discussed.

     Generally, the Company is not entitled to a deduction for amounts paid to a participant with respect to incentive stock options or ESPP options, except to the extent that a participant recognizes compensation income from a Disqualifying Disposition of stock acquired through exercise of either an incentive stock option or ESPP option.

     Under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the other four most highly compensated executive officers of a publicly-held corporation (the "Covered Employees") is limited to no more than $1 million per year for fiscal years beginning on or after January 1, 1994 (the "Deduction Limit"). Ordinary income recognized by a Covered Employee from a Disqualifying Disposition is compensation to such employee when considering the Deduction Limit.

     This tax discussion is included for general information only. Due to the individual nature of tax consequences, shareholders are urged to consult their own tax advisors regarding the particular tax consequences of the Merger, including the effect and applicability of federal, state, local, foreign and other tax laws. This discussion applies only to shareholders holding shares of Medic Common Stock as capital assets, and to shareholders holding shares of Medic Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation. This discussion does not apply to Medic shareholders who are not citizens or residents of the United States, to Medic shareholders who are tax-exempt or to other Medic shareholders of special status.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase in accordance with GAAP. Accordingly, a determination of the fair market value of Medic's assets and liabilities will be made in order to allocate the purchase price of the assets acquired and the liabilities assumed. From and after the Effective Date, Medic's results of operations will be included in Misys's consolidated results of operation.

                                MERGER AGREEMENT

     The following is a brief summary of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Although the material provisions of the Merger Agreement set forth in this Proxy Statement have been summarized accurately, the statements made herein concerning such document are not necessarily complete, and reference is made to the full text of the Merger Agreement attached hereto as Annex A. Each such statement is qualified in its entirety by such reference. Capitalized terms that are not otherwise defined in this summary have the meanings set forth in the Merger Agreement.

THE MERGER

     The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will be merged with and into Medic, the separate corporate existence of Merger Sub will cease and Medic will continue as the Surviving Corporation. The Merger will become effective on the Effective Date upon the filing with the North Carolina Secretary of State of duly executed Articles of Merger in accordance with
Section 55-11-05 of the Business Corporation Act.

     Pursuant to the Merger Agreement, at the Effective Date (i) each share of Medic Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Medic Common Stock owned by Misys, directly or indirectly, or Merger Sub, all of which shares will be cancelled, and other than shares of Medic Common Stock held by shareholders, if any, who properly exercise their dissenters' rights under Article 13 of the Business Corporation Act) will be cancelled and converted into the right to receive $35 in cash (the "Merger Consideration"), without interest, upon surrender of the certificate evidencing such share in the manner provided below and (ii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date will be converted into and become one validly issued, fully paid and nonassessable share of Medic Common Stock.

     The holders of options, whether exercisable or unexercisable, to purchase Medic Common Stock that are outstanding as of the Effective Date (each, an "Option" and, collectively, the "Options") will be entitled to receive a cash payment in cancellation of all Options in an amount equal to the product (such product, the "Option Consideration") of (i) the excess of the Merger Consideration over the exercise price per share under such Option multiplied by
(ii) the number of shares covered by such Option.

     Promptly after the Effective Date, letters of transmittal will be mailed by an agent selected by Misys (the "Paying Agent") and approved by Medic to each holder of record of a certificate or certificates that immediately prior to the Effective Date represented issued and outstanding shares of Medic Common Stock, accompanied by instructions for use in effecting the surrender of the certificates or instruments for payment. Similar documentation will be delivered by Medic to each holder of record of an instrument or instruments that immediately prior to the Effective Date represented outstanding Medic Options. After receipt of such transmittal form, each holder of certificates or instruments formerly representing Medic Common Stock or Medic Options should surrender such certificates or instruments, together with a duly completed and executed transmittal form, to the Paying Agent or Medic, as indicated on the transmittal form, and each such holder will receive in exchange therefor a check representing cash in the amounts calculated as set forth above less any amount required to be withheld under applicable federal income tax regulations.

SHAREHOLDERS OR OPTION HOLDERS OF MEDIC SHOULD NOT SEND IN THEIR CERTIFICATES OR
               INSTRUMENTS UNTIL THEY RECEIVE A TRANSMITTAL FORM

     Until so surrendered and exchanged, each certificate or instrument evidencing Medic Common Stock or Options will be deemed, for all purposes, to evidence the right to receive the consideration in respect of the number of shares or option shares previously evidenced by such certificate or instrument, without any interest thereon, less any tax withholding.

     If the Merger is approved by the requisite vote of the shareholders of Medic and certain other conditions to the Merger are satisfied or waived, the Closing will be held as soon as is practicable, but in any event not later than the date that is one business day after the date on which the last of the required conditions to the Closing has been satisfied or waived, or such other date as is agreed upon by the parties.

     The Merger Agreement also provides that: (i) the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Date, will thereafter be the Articles of Incorporation of the Surviving Corporation; (ii) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Date, will remain in effect on the Effective Date and will be the Bylaws of the Surviving Corporation; (iii) the directors of the Surviving Corporation on and immediately following the Effective Date shall be John P. McConnell, Alan W. Winchester, Michael Kevin O'Leary, John Gilbert Sussens and David Taylor; and
(iv) the officers of the Surviving Corporation on and immediately following the Effective Date shall be the officers of Medic, together with such additions thereto as Merger Sub shall designate.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Medic as to, among other things: (i) the due organization, valid existence and good standing of Medic and its Subsidiaries, (ii) the capitalization of Medic and its Subsidiaries; (iii) the authorization of the execution and delivery of the Merger Agreement and related agreements, the validity and enforceability thereof against Medic, the noncontravention thereby of the articles of incorporation, bylaws, relationships or other contracts, commitments or agreements of Medic or any of its Subsidiaries or of any material order, writ, injunction, decree, statute, rule or regulation applicable to Medic or any Subsidiary and, other than filing the Articles of Merger with the North Carolina Secretary of State and filings in compliance with the HSR Act, the absence of requirements for any consents, approvals, notices or registrations to be obtained or filed by Medic or any of its Subsidiaries in connection with consummation of the Merger; (iv) compliance in all material respects of Medic's filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act (the "SEC Documents"), and the accuracy of certain information and financial statements of Medic included in the SEC Documents; (v) the absence of undisclosed liabilities; (vi) actions with respect to the state anti-takeover laws; (vii) material contracts; (viii) compliance with health care regulations;
(ix) certain insurance matters; (x) product liability; (xi) the absence of certain changes or events since June 30, 1997; (xii) certain tax matters; (xiii) certain intellectual property matters; (xiv) litigation involving Medic or any of its Subsidiaries; (xv) certain employee benefit matters; (xvi) certain labor and employment matters; and (xvii) certain environmental matters.

     The Merger Agreement also contains representations and warranties of each of Misys, US Parent and Merger Sub as to, among other things: (i) their due organization, valid existence and good standing; (ii) their authorization of the execution and delivery of the Merger Agreement and related agreements, the validity and enforceability thereof against Misys, US Parent and Merger Sub and the noncontravention thereby of the articles of incorporation or bylaws of US Parent or Merger Sub or the Memorandum and Articles of Association of Misys; and
(iii) the taking of steps by Misys to have funds sufficient to enable Misys to consummate the Merger.

CERTAIN COVENANTS

  SHAREHOLDER APPROVAL; PROXIES

     Pursuant to the Merger Agreement, Medic has agreed to take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene the Special Meeting as promptly as practicable to consider and vote upon the approval of the Merger and the transactions contemplated thereby. Medic also has agreed that its Board of Directors will, subject to the Board of Directors' fiduciary duties, recommend to Medic's shareholders the approval of the Merger and the transactions contemplated thereby, and will take all lawful action to solicit proxies for and otherwise obtain such approval and to file such documents with the SEC as may be required in connection therewith.

  NO SOLICITATION

     Medic has agreed that neither it nor its Subsidiaries or any of their officers, directors, employees, agents or representatives will, directly or indirectly, solicit or take any other action to facilitate, or otherwise encourage inquiries or proposals from, or furnish any nonpublic information concerning Medic or any Subsidiary to, any person or entity other than Misys or its representatives with respect to any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Medic, or any of its Subsidiaries, or 20% or more of any class of outstanding equity securities of Medic or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Medic or any of its Subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Medic or any of its Subsidiaries, other than the transactions contemplated by this Agreement (an "Acquisition Proposal"); provided, however, that Medic may engage in discussions or negotiations with a third party who, unsolicited, seeks to initiate such discussions or negotiations and may, pursuant to confidentiality agreements, furnish such party information concerning Medic and its Subsidiaries, provided that the directors of Medic conclude in good faith on the basis of the advice of Medic's counsel and financial advisors that such action is necessary to satisfy their fiduciary duties and that such proposal constitutes a Superior Proposal (defined as any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the voting power of the Common Stock of or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms which the Board of Directors of the Company determines in good faith (based on the advice of Medic's counsel and financial advisors) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required by the terms of such proposal, is then committed or that, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party). Should Medic receive an unsolicited offer for such a transaction, Medic has agreed to provide Misys with prompt notice thereof, including the identity of the prospective offeror and the material terms and conditions of such offer.

  CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

     Medic has agreed that, except as expressly contemplated by the Merger Agreement or as expressly consented to in writing by Misys, during the period from the date of the Merger Agreement to the Effective Date, the business of Medic and its Subsidiaries will be conducted only in the ordinary and usual course consistent with past practices, and Medic will, and will cause each of its Subsidiaries to, use its reasonable efforts to preserve intact its business organization and goodwill, to maintain in effect all existing qualifications, licenses, permits and approvals, to keep available the services of its directors, officers and employees and to maintain satisfactory relationships with customers, suppliers and all others with whom it maintains business relationships. In addition, Medic has agreed that neither it nor any of its Subsidiaries will do any of the following without the prior written consent of
Misys: (i) except as may be required in the exercise of the fiduciary duties of its Board of Directors subject to the provisions of Medic's nonsolicitation agreement described above and pursuant to Medic Options, the Stock Option Agreement and other rights disclosed by Medic to Misys pursuant to the Merger Agreement, issue, sell, pledge or otherwise dispose of any shares of Common Stock of Medic or any of its Subsidiaries or other securities exchangeable for or convertible into such shares or grant any options or rights to acquire any such shares; (ii) purchase or otherwise acquire, directly or indirectly, any shares of Common Stock of Medic or any of its subsidiaries; (iii) declare, set aside or pay any dividends or make any other distribution or payment with respect to any Medic Common Stock; (iv) amend its Articles of Incorporation or Bylaws; (v) incur any indebtedness for borrowed money except in the ordinary course of business under its lines of credit existing on the date of the Merger Agreement; (vi) make any advance, loan, extension of credit to, or purchase or acquire any stock, bonds, notes or other securities of, or any assets constituting a business unit of any entity or person, except in each case in the ordinary course of business; (vii) make any extraordinary capital expenditures;
(viii) make any material tax election; (ix) assume, guarantee or otherwise become liable for the obligations of any other person, except wholly owned Subsidiaries and except for obligations in the ordinary course of business; (x) waive or amend any material term or condition of any confidentiality or "standstill" agreement; (xi) grant or amend any share-related or performance awards, except in the ordinary course of business; (xii) enter into or amend any employment or consulting agreements or grant any increases in compensation, except in the ordinary course of business; (xiii) adopt, amend or terminate any employee benefit plan; (xiv) enter into any sales, distribution, noncompetition or other material contracts, except in the ordinary course of business; (xv) waive any rights of material value under any contract or to permit any rights of material value to use any intellectual property to lapse or be forfeited; (xvi) settle or compromise any material litigation against Medic or any subsidiary;
(xvii) reclassify any shares of its capital stock; (xviii) change its method of accounting or accounting practice; or (xi) agree to take any of the foregoing actions.

  FINANCING

     Misys agreed, as promptly as practicable after the execution of the Merger Agreement, to cause Misys (Jersey) Limited ("Jersey Co.") to commence an offering to the shareholders of Misys of convertible unsecured loan stock in Jersey Co. (the "Rights Offering"), which proceeds would, upon completion, be sufficient, together with Misys's funds available under its Credit Agreement dated September 4, 1997 (the "Loan Facility"), subject to the satisfaction of certain loan conditions, to pay the aggregate Merger Consideration and the Option Consideration, and agreed to use its reasonable efforts, consistent with customary practices in the United Kingdom, to complete the Rights Offering and to consummate the Loan Facility. The Rights Offering was completed successfully on September 30, 1997, generating $508 million of net proceeds.

  BENEFIT PLANS

     Misys has agreed, through December 31, 1998, to cause the Surviving Corporation to maintain employee compensation policies and benefit plans of the Company that, in the aggregate, are at least as favorable to such employees as the Company's current policies and plans. In the event the Company's Amended and Restated Profit Sharing Plan is terminated by Misys, every participant thereof will become fully vested.

CONDITIONS TO THE MERGER

     The obligations of each of Misys, US Parent, Merger Sub and Medic to consummate the Merger are subject to the satisfaction of certain conditions, including: (i) the approval of the Merger by the requisite vote of the shareholders of Medic and Misys; (ii) except for the filing of the Articles of Merger with the Secretary of State of North Carolina, the receipt of all consents, authorizations, orders and approvals of, and the making of all filings and registrations with, governmental authorities that are required for consummation of the transactions contemplated by the Merger Agreement and the expiration or termination of the applicable waiting period under the HSR Act; and (iii) the absence of any restraining order, injunction or other order or decree or other prohibition preventing the consummation of the transactions contemplated by the Agreement. Misys's shareholders approved the Merger on September 22, 1997, and the waiting period under the HSR Act expired on October 7, 1997.

     The obligations of Misys, US Parent and Merger Sub to consummate the Merger are further subject to the fulfillment (or waiver by Misys, US Parent and Merger
Sub) of certain additional conditions, including: (i) the accuracy of the representations and warranties of Medic in all material respects on the Effective Date; (ii) the performance by Medic in all material respects of each obligation required by the Merger Agreement and the Stock Option Agreement to be performed on or prior to the Effective Date; (iii) the absence of any action taken, or any statute, rule, regulation or order enacted or deemed applicable to the Merger, by any governmental entity that imposes a burdensome condition; and
(iv) the receipt by Misys of funds pursuant to the Rights Offering made to its shareholders and the availability for drawdown under its Credit Agreement with certain lending banks of funds in the aggregate equal to the Merger Consolidation.

     The obligation of Medic to consummate the Merger is further subject to the satisfaction (or waiver by Medic) of certain additional conditions, including:
(i) the accuracy of the representations and warranties of Misys, US Parent and Merger Sub in all material respects on the Effective Date; (ii) the performance by each of Misys, US Parent and Merger Sub in all material respects of each obligation required in the Merger Agreement and the Stock Option Agreement to be performed by it on or prior to the Effective Date; and (iii) the deposit by Misys of sufficient funds to consummate the Merger with an agreed-upon financial institution.

AMENDMENT

     The provisions of the Merger Agreement may be amended by written agreement of Misys, US Parent, Medic and Merger Sub at any time prior to the Effective Date, provided, however, that after approval of the Merger Agreement by the shareholders of Medic, no amendment may be made that decreases the merger consideration or that adversely affects the rights of Medic's shareholders hereunder unless such amendment is also approved by such shareholders.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date: (i) by mutual consent of Misys, US Parent, Merger Sub and Medic; (ii) by either Medic or Misys if, at or before the Effective Date, any condition set forth in the Merger Agreement for the benefit of Misys or of Medic, shall not have been timely met; (iii) by either Misys or Medic if the Closing shall not have occurred (otherwise than due to a failure of the party seeking to terminate) on or before March 1, 1998; (iv) by either Misys or Medic if any representation or warranty made in the Merger Agreement for the benefit of Misys or Medic pursuant to the Merger Agreement is breached, or if Medic or Misys shall have defaulted in any material respect in the performance of any obligation under the Merger Agreement, which breach or default would give rise to failure of a condition set forth in the Merger Agreement for the benefit of the party seeking termination; (v) by Misys or Medic if any permanent injunction or action by any governmental authority preventing consummation of the Merger shall have become final and nonappealable; (vi) by Misys or Medic if the Merger Agreement shall fail to receive the requisite vote for approval by the shareholders of Medic; (vii) by Misys or Medic if the Merger Agreement shall fail to receive the requisite vote for approval by the shareholders of Misys;
(viii) by Misys if Medic, any of its Subsidiaries or any of their officers, directors, employees, representatives or agents shall violate any of the nonsolicitation provisions of the Merger Agreement; (ix) by Medic if Misys shall have failed to obtain financing sufficient to permit consummation of the Merger by the date of the Special Meeting, but only if all other conditions to closing have been satisfied (other than Medic's shareholder approval) and subject to a 30-day cure period for Misys; (x) by Medic if Medic receives a proposal from a third party that the Board of Directors determines, in good faith and in the exercise of its fiduciary duties, based on the advice of Medic's counsel and financial advisors, is more favorable to Medic's shareholders than the Merger; or (xi) by Misys if Medic's disclosures to be made at Closing are materially and adversely different from the condition of Medic as reflected in the disclosures made by Medic to Misys upon execution of the Merger Agreement, provided that no such termination shall be effective until receipt by Misys of certain fees and expense reimbursements (see "Liability of the Parties Upon Termination"). With regard to item

(xi), Misys has agreed with Medic that if Medic reports earnings for the third quarter of 1997 that are up to twenty percent (20%) less than current consensus projections published by nationally recognized market analysts, such disclosure would not constitute a materially adverse change.

LIABILITY OF THE PARTIES UPON TERMINATION

     Upon any termination of the Merger Agreement as described under "Termination" above, each party shall bear its own professional fees and expenses incurred in connection with the Merger, except as noted in this paragraph. If (A) the Merger Agreement is terminated pursuant to items (vi),
(viii) or (x) above, or pursuant to item (iv) above (but only if the breach or default was made by Medic), the Company shall pay to Misys immediately upon such termination up to $36,000,000 in reimbursement of Misys's expenses; (B) the Merger Agreement is terminated pursuant to item (xi) above, the Company shall pay to Misys upon such termination up to $18,000,000 in reimbursement of Misys's expenses; or (C) the Merger Agreement is terminated pursuant to items (iii) or
(xi) above and, not later than the first anniversary of such termination an Acquisition Proposal is consummated or the Company enters into any agreement with respect to an Acquisition Proposal (an "Acquisition Agreement"), the Company shall pay to Misys, upon consummation of such Acquisition Proposal, an expense reimbursement fee of up to $36,000,000, less any amount previously paid to Misys as a result of any termination pursuant to item (xi) above. Any such amounts (part of which are payable to an affiliate of Misys to reimburse certain financing costs) shall be referred to as the "Expense Reimbursement". The Expense Reimbursement is payable in same-day funds. If the Company terminates the Merger Agreement pursuant to item (vii) or (ix) above, or pursuant to item
(iv) above (but only if the breach or default was made by Misys), Misys shall pay to the Company, immediately upon such termination, a fee of $18,000,000 payable in same-day funds.

INDEMNIFICATION

     Pursuant to the Merger Agreement, Misys has agreed that, for a period of six years after the Effective Date, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Medic and any of its subsidiaries in respect of acts or omissions occurring prior to the Effective Date, subject to any limitations imposed under applicable law. Misys has agreed for a period of six years after the Effective Date not to cancel Medic's existing policies of directors' and officers' liability insurance covering the parties. See "Factors to Be Considered -- Interests of Certain Persons in the Merger -- Indemnification".

SURVIVAL OF MERGER AGREEMENT TERMS

     None of the representations and warranties contained in the Merger Agreement will survive the Effective Date or the termination of the Merger Agreement, as the case may be. Certain covenants and agreements of Medic and Misys do survive such termination, including without limitation, the agreements with respect to indemnification of directors and officers of Medic which will survive the Effective Date and certain provisions regarding liability of the parties following termination, which will survive any termination of the Merger Agreement.

SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required by Misys to acquire the Medic Common Stock and Options pursuant to the Merger is estimated to be approximately $923 million. Misys is expected to fund the acquisition from a combination of (i) its current working capital, (ii) funds available under the Loan Facility and (iii) approximately $508 million of net proceeds of the Rights Offering. See "Certain Covenants -- Financing".

     Total commitments under the Loan Facility consist of up to $420 million under a term loan facility and up to $190 million under a revolving credit facility. The Loan Facility is with a group of banks in the United Kingdom led by Baring Brothers Limited, trading as ING Barings, and Lloyds Bank PLC, trading as Lloyds Bank Capital Markets, as arrangers. The commitments under the Loan Facility are subject to satisfaction of certain customary loan conditions, including: (i) confirmation that proceeds of not less than 250 million Pounds British Sterling (approximately $397.5 million U.S. calculated on the basis of a conversion ratio of $1.59 U.S. per Pound British Sterling) from the Rights Offering have been received by Misys; (ii) the absence of any material adverse changes in the financial condition or operations of Misys and its subsidiaries as a group (the "Group) since May 31, 1997; (iii) the absence of certain litigation affecting the Merger; (iv) the accuracy of the representations and warranties of the Group in all material respects on the Effective Date; (v) delivery of accession deeds by certain subsidiaries of Misys (the "Guarantors") as security for their guaranties under the Loan Facility; (vi) that aggregate revenues and profits of the Guarantors comprise specified percentages of revenues and profits attributable to the

Group; (vii) approval of the Merger by the shareholders of Medic; and (viii) other customary conditions. The Rights Offering was completed successfully on September 30, 1997.

REGULATORY APPROVALS

  ANTITRUST MATTERS

     The applicable waiting period under the HSR Act was terminated on October 7, 1997. At any time before or after the Effective Date, and notwithstanding the termination of the HSR Act waiting period, the Antitrust Division of the Department of Justice, the Federal Trade Commission or a private person could seek under the United States antitrust laws, among other things, to enjoin the Merger or to cause Misys to divest itself, in whole or in part, of Medic or of other businesses conducted by Misys or Medic. Based upon the information available to them, Misys and Medic believe that the Merger can be consummated in compliance with the United States antitrust laws. However, there can be no assurance that an antitrust challenge to the Merger will not be made or that, if such a challenge is made, Misys and Medic will prevail.

  OTHER APPROVALS

     Misys and Medic are not aware of any other material governmental or regulatory requirements that remain to be complied with in connection with the Merger, other than the filing of Articles of Merger conforming to the requirements of the Business Corporation Act with the North Carolina Secretary of State and the filing, within 45 days of the Effective Date, by Medic of Form BE-13 with the U.S. Department of Commerce to report information concerning new foreign direct investment in the United States that may affect the U.S. or foreign economies.

                             STOCK OPTION AGREEMENT

     The following description contains summaries of certain provisions of the Stock Option Agreement, a copy of which is included as Annex B to this Proxy Statement. Although the material provisions of the Stock Option Agreement set forth in this Proxy Statement have been summarized accurately, the statements made herein concerning such document are not necessarily complete, and reference is made to the full text of the Stock Option Agreement attached hereto as Annex
B. Each such statement is qualified in its entirety by such reference.

     The Stock Option Agreement was executed contemporaneously with the execution of the Merger Agreement and amended effective September 11, 1997. Under the Stock Option Agreement, the Company granted to Misys the right to purchase, at a price of $35 per share, up to that number of shares of Common Stock which, when added to the shares subject to the Shareholders Agreement and any shares Misys owns (other than in a fiduciary capacity) at the time of exercise, would total 19.9% of the outstanding shares of Common Stock without giving effect to the shares subject to or issued pursuant to the Misys Option. In the event that such equity interest is diluted or otherwise changed as a result of a change in the Corporation's capital stock, the Corporation has agreed that the Misys Option will cover the purchase of that number of shares of Common Stock necessary to preserve such equity interest.

TERMS OF THE MISYS OPTION

     The Stock Option Agreement provides that the Misys Option is subject to any required regulatory approvals and will become exercisable only upon (a) the announcement of an Acquisition Proposal, (b) any termination of the Merger Agreement obligating the Company to pay the Expense Reimbursement, or (c) the failure of the parties to consummate the Merger by March 1, 1998 (an "Option Exercise Event"). Upon occurrence of an Option Exercise Event, the Misys Option will be exercisable by Misys at $35 per share.

TERMINATION OF THE MISYS OPTION

     The Misys Option, if exercisable, shall terminate at the earlier of (a) the Effective Time, and (b) one year after the date of the termination of the Merger Agreement.

CERTAIN EFFECTS OF THE MISYS OPTION

     The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might be interested in acquiring all of or a significant interest in Medic from proposing such an acquisition, even if such persons were prepared to offer higher consideration per share than $35.

                             SHAREHOLDERS AGREEMENT

     The following summary description contains summaries of certain provisions of the Shareholders Agreement, a copy of which is included as Annex C to this Proxy Statement. Although the material provisions of the Shareholders Agreement set forth in this Proxy Statement have been summarized accurately, the statements made herein concerning such document are not necessarily complete, and reference is made to the full text of the Shareholders Agreement attached hereto as Annex C. Each such statement is qualified in its entirety by such reference.

     On September 4, 1997, Misys and 13 shareholders (the "Management Shareholders") of Medic, including the directors, the executive officers and two other officers who are not executive officers, who beneficially own, in the aggregate, approximately 13.2% of the outstanding shares of Medic Common Stock entered into the Shareholders Agreement. The Management Shareholders are John P. McConnell, Alan W. Winchester, Thomas K. Skelton, Jr., David A. Bond, Eric W. Sellers, Luanne L. Roth, G. Michael Anthony, Kenneth B. Howard, John L. Corse, Patrick V. Hampson, and Thomas C. Nelson, including certain of their affiliates, spouses and children. The Management Shareholders received no consideration for entering into the Shareholder Agreement other than the agreements of Misys set forth therein. In addition, Misys advised Medic that Misys would enter into the Merger Agreement only in the event that the Management Shareholders executed the Shareholders Agreement.

     Pursuant to the Shareholders Agreement, the Management Shareholders are obligated to vote all their shares of Medic Common Stock, including any shares subsequently acquired through the exercise of Options or otherwise, in favor of the Merger, and, with certain minor exceptions, to retain ownership of their shares pending the Merger. The Shareholders Agreement also prohibits each Management Shareholder from soliciting any competing acquisition proposals, except as may be required in furtherance of his or her fiduciary duties as an officer or director of the Company. In the event that Medic consummates an acquisition proposal other than the Merger with a per share price greater than the Merger Consideration, the Management Shareholders will pay to Misys an amount equal to the difference between such higher price and the Merger Consideration multiplied by the number of shares Medic Common Stock held by them.

                               DISSENTERS' RIGHTS

     Under Article 13 of the North Carolina Business Corporation Act ("Article 13"), any shareholder of the Company who does not vote in favor of the Merger and who, at or prior to the Meeting, gives to the Company written notice of his or her objection to the Merger and intent to demand payment for his or her shares, may demand payment for such shares in an amount equal to the "fair value" of such shares prior to the mailing hereof, as determined by the Company and the dissenting shareholder or, alternatively, by court appraisal.

     The following is a brief summary of the statutory procedures required to be followed by dissenting shareholders in order to perfect their rights to seek relief under Article 13. The text of Article 13 accompanies this Proxy Statement as Annex E. Although the material provisions of Article 13 set forth in this Proxy Statement have been summarized accurately, the statements made herein concerning such statute are not necessarily complete, and reference is made to the full text of Article 13 attached hereto as Annex E. Each such statement is qualified in its entirety by such reference. Any shareholder who may be contemplating the exercise of statutory dissenters' rights should consult his or her legal and financial advisors and should review Article 13 carefully, because a failure to comply with any of the statutory requirements precisely may result in a loss of such rights.

     If any shareholder elects to dissent from the Merger and to seek an independent determination of the fair value of his or her shares under Article 13, each of the following conditions must be satisfied.

     1. The dissenting shareholder must deliver (and the Company must receive), prior to the taking of the vote on the Merger, written notice of his or her intent to demand payment for his or her shares. Such written notice must reasonably inform the Company of the identity of the dissenting shareholder and of the fact that the dissenting shareholder intends to demand payment for his or her shares. Such written notice should be delivered to Medic, 8601 Six Forks Road, Raleigh, North Carolina 27615, Attention: Chief Executive Officer. If mailed, it is recommended that such written objection be sent by registered or certified mail, return receipt requested. The return of a proxy with an instruction to vote the shares represented thereby against approval of the Merger or to abstain will not, by itself, satisfy the requirement that a written objection to the Merger be filed with the Company.

     2. The dissenting shareholder's shares must not be voted in favor of the Merger. This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the Merger or if no proxy is returned, or if the dissenting shareholder attends the Meeting and votes against the Merger or abstains from voting (and, in the case of abstention, has revoked any proxy voting in favor of the Merger). If the dissenting shareholder signs and returns a proxy in the form to be provided with the Proxy Statement but does not indicate how the shares represented thereby are to be voted, such shares will be voted in favor of the Merger, and such dissenting shareholder's right to demand payment for his or her shares will be lost unless such proxy is revoked prior to the voting thereof. Attendance by the dissenting shareholder at the Meeting will not in and of itself constitute revocation of a proxy.

     3. If the Merger is approved, within 10 days after such approval, the dissenting shareholder will be delivered a written dissenters' notice accompanied by a copy of Article 13 and specifying: (i) where the dissenting shareholder's payment demand must be sent and where and when certificates for his or her shares must be deposited; (ii) a form of notice to be delivered to the Company for demanding payment; and (iii) the date by which the Company must receive the payment demand.

     4. A dissenting shareholder who receives a written dissenters' notice from the Company must demand payment and deposit the certificates for his or her shares in accordance with the terms of such notice. Failure to do so by the date set forth in such notice will result in the dissenting shareholder's forfeiture of the right to receive payment for his or her shares.

     5. Upon receipt of a payment demand, the Company shall offer to pay to each dissenting shareholder the Company's estimate of the amount equivalent to the fair value of the shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of his or her demand. The Company's offer of payment must be accompanied by its most recent financial statements, an explanation of how the interest was calculated and a statement of the dissenting shareholder's right to demand payment of his or her own estimate of the fair value of his or her shares.

     6. If the offer of payment made by the Company is unacceptable to the dissenting shareholder, the dissenting shareholder may give the Company written notice of his or her own estimate of the fair value of the shares and the amount of interest due and demand payment of his or her estimate or reject the Company's offer of payment and demand payment of the fair value of the shares and interest due. Such final demand for payment must be received by the Company within 30 days of his or her receipt of the Company's offer of payment. A dissenting shareholder who fails to make a timely demand for final payment shall be deemed to have withdrawn his or her dissent and demand for payment.

     7. If the dissenting shareholder's final payment demand is not paid by the Company, the dissenting shareholder will have three options: (i) he or she can commence a judicial appraisal proceeding within 60 days after the date of his or her payment demand; (ii) within 30 days after the expiration of the 60-day period set forth in the preceding clause (i), he or she may accept, in writing, the Company's offer of payment in full satisfaction of his or her demand; or
(iii) within the same 30-day period set forth in the preceding clause (ii), he or she may withdraw his or her demand for payment and resume the status of a nondissenting shareholder. Any such dissenting shareholder who fails to take any of the aforementioned actions shall be deemed to have withdrawn his or her dissent and demand for payment.

     Costs of an appraisal proceeding, including the reasonable compensation and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed upon the parties to the Court action, or any of them, in such manner as the Court deems equitable under the circumstances.

     Although Medic and Misys believe that the consideration to be paid in the Merger is fair, neither can make any representation as to the outcome of the appraisal of fair value as determined by a North Carolina court, and shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value. Moreover, Medic and Misys may or may not argue in an appraisal proceeding for a determination by the North Carolina court of fair value which is lower than $35. In determining the fair value of the shares, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon considerations in addition to the price paid in the Merger, the market value of the shares, asset values and earning capacity. Any Medic Shareholder who has duly demanded an appraisal in compliance with Article 13 will not, after the Effective Date, be entitled to vote his shares for any purpose nor be entitled to the payment of dividends or other distributions on his shares (other than those payable to shareholders of record as of a date prior to the Effective Date).

                         SELECTED FINANCIAL INFORMATION

     The following tables present selected financial information. This information is based upon the financial statements of Medic appearing elsewhere in this Proxy Statement or incorporated by reference herein and should be read in conjunction therewith and the notes thereto and in conjunction with "Management's Discussion and Analysis of Medic's Financial Condition and Results of Operations" appearing elsewhere in this Proxy Statement.

                                         THREE MONTHS ENDED       SIX MONTHS ENDED                   YEAR ENDED
                                        --------------------    --------------------                DECEMBER 31,
(DOLLARS IN THOUSANDS,                  JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,    ------------------------------------
  EXCEPT SHARE DATA)                      1997        1996        1997        1996        1996          1995          1994
                                        --------    --------    --------    --------    --------  ----------------  --------
                                          (8)         (8)         (8)         (8)         (6)     (3),(4),(5),(6)   (2),(6)
STATEMENT OF OPERATIONS DATA
NET REVENUES:
Systems..............................   $28,068     $20,325     $ 47,633    $41,488     $ 92,827      $ 77,618      $ 59,794
Maintenance, forms and other
  services...........................    32,268      24,259       60,154     46,470       98,960        75,898        55,561
                                        --------    --------    --------    --------    --------      --------      --------
Total net revenues...................    60,336      44,584      107,787     87,958      191,787       153,516       115,355
                                        --------    --------    --------    --------    --------      --------      --------
COST OF REVENUES:
Systems..............................    17,075      11,887       30,611     24,888       55,527        48,275        36,752
Maintenance, forms and other
  services...........................    19,252      14,679       36,204     27,841       59,314        43,846        30,327
                                        --------    --------    --------    --------    --------      --------      --------
Total cost of revenues...............    36,327      26,566       66,815     52,729      114,841        92,121        67,079
                                        --------    --------    --------    --------    --------      --------      --------
Gross margin.........................    24,009      18,018       40,972     35,229       76,946        61,395        48,276
                                        --------    --------    --------    --------    --------      --------      --------
OPERATING EXPENSES:
Sales and marketing..................     5,995       4,274       10,800      8,397       17,857        15,001        12,639
General and administrative...........     3,543       2,580        7,486      4,862       10,490         8,503         6,968
Amortization of intangible assets....       441         447          886        892        1,774         2,872         3,088
Research and development.............     4,512       2,370        7,454      4,793       10,155         8,391         5,991
                                        --------    --------    --------    --------    --------      --------      --------
Total operating expenses.............    14,491       9,671       26,626     18,944       40,276        34,767        28,686
                                        --------    --------    --------    --------    --------      --------      --------
Income from operations...............     9,518       8,347       14,346     16,285       36,670        26,628        19,590
                                        --------    --------    --------    --------    --------      --------      --------
OTHER EXPENSE (INCOME):
Interest expense (income), including
  amortization of loan discount......      (690)       (574)      (1,329)    (1,118 )     (2,193)       (1,868)         (317)
Provision for capital appreciation
  rights.............................        --         --          --         --           --            --            --
                                         -------    --------    --------    --------    --------      --------      --------
Total other expense (income).........      (690)       (574)      (1,329)    (1,118 )     (2,193)       (1,868)         (317)
                                        --------    --------    --------    --------    --------      --------      --------
Income before income taxes,
  extraordinary charge and cumulative
  effect of change in accounting
  principle..........................    10,208       8,921       15,675     17,403       38,863        28,496        19,907
                                        --------    --------    --------    --------    --------      --------      --------
Provision for income taxes...........     4,023       3,229        6,374      6,320       14,823        10,102         7,233
                                        --------    --------    --------    --------    --------      --------      --------
Income before extraordinary charge
  and cumulative effect of change in
  accounting principle...............     6,185       5,692        9,301     11,083       24,040        18,394        12,674
Extraordinary charge from early
  retirement of debt, net of income
  tax benefit of $801................        --          --           --         --           --            --            --
                                        --------    --------    --------    --------    --------      --------      --------
Income before cumulative effect of
  change in accounting principle.....     6,185       5,692        9,301     11,083       24,040        18,394        12,674
                                        --------    --------    --------    --------    --------      --------      --------
Cumulative effect of change in
  accounting principle...............        --          --           --         --           --            --            --
                                        --------    --------    --------    --------    --------      --------      --------
Net income...........................   $ 6,185     $ 5,692     $  9,301    $11,083     $ 24,040      $ 18,394      $ 12,674
                                        --------    --------    --------    --------    --------      --------      --------
                                        --------    --------    --------    --------    --------      --------      --------
PRO FORMA DATA:
Income before pro forma income tax
  provision..........................   $ 6,185     $ 5,692     $  9,301    $11,083     $ 24,040      $ 18,394      $ 12,674
Pro forma income tax expense for the
  periods prior to May 31, 1996......         0         232           --        489          489         1,178           968
                                        --------    --------    --------    --------    --------      --------      --------
Pro forma net income.................   $ 6,185     $ 5,460     $  9,301    $10,594     $ 23,551      $ 17,216      $ 11,706
                                        --------    --------    --------    --------    --------      --------      --------
                                        --------    --------    --------    --------    --------      --------      --------
PRO FORMA EARNINGS PER SHARE:
Pro forma income before extraordinary
  charge and cumulative effect of
  change in accounting principle
  (7)................................   $  0.24     $  0.22     $   0.36    $  0.43     $   0.95      $   0.72      $   0.52
Extraordinary charge.................        --          --           --         --           --            --            --
Cumulative effect of change in
  accounting principle...............        --          --           --         --           --            --            --
Net income (loss) per share (1-7)....   $  0.24     $  0.22     $   0.36    $  0.43     $   0.95      $   0.72      $   0.52
Number of shares used in computing
  per share amounts (1-7)........... 25,946,122  24,815,566   25,684,442 24,787,292   24,782,701    23,952,268    22,514,960
BALANCE SHEET DATA
Net working capital..................                           $111,073                $101,758      $ 80,094      $ 28,312
Intangible assets (net)..............                           $ 17,912                $ 18,798      $ 20,445      $ 18,146
Total assets.........................                           $177,872                $164,736      $141,463      $ 74,916
Long-term debt, less current
  maturities.........................                           $    645                $  1,418      $  3,127      $    142
Shareholders' equity.................                           $141,363                $129,210      $104,437      $ 51,341


(DOLLARS IN THOUSANDS,
  EXCEPT SHARE DATA)                    1993       1992
                                       -------    -------
                                         (1)
STATEMENT OF OPERATIONS DATA
NET REVENUES:
Systems..............................  $40,451    $48,128
Maintenance, forms and other
  services...........................   34,297     27,546
                                       -------    -------
Total net revenues...................   74,748     75,674
                                       -------    -------
COST OF REVENUES:
Systems..............................   25,838     28,897
Maintenance, forms and other
  services...........................   19,558     16,807
                                       -------    -------
Total cost of revenues...............   45,396     45,704
                                       -------    -------
Gross margin.........................   29,352     29,970
                                       -------    -------
OPERATING EXPENSES:
Sales and marketing..................    8,680      9,205
General and administrative...........    5,167      7,723
Amortization of intangible assets....    2,501      2,583
Research and development.............    3,358      2,700
                                       -------    -------
Total operating expenses.............   19,706     22,211
                                       -------    -------
Income from operations...............    9,646      7,759
                                       -------    -------
OTHER EXPENSE (INCOME):
Interest expense (income), including
  amortization of loan discount......     (114)     1,205
Provision for capital appreciation
  rights.............................       --     (3,345)
                                       -------    -------
Total other expense (income).........     (114)    (2,140)
                                       -------    -------
Income before income taxes,
  extraordinary charge and cumulative
  effect of change in accounting
  principle..........................    9,760      9,899
                                       -------    -------
Provision for income taxes...........    3,747        699
                                       -------    -------
Income before extraordinary charge
  and cumulative effect of change in
  accounting principle...............    6,013      9,200
Extraordinary charge from early
  retirement of debt, net of income
  tax benefit of $801................       --     (1,278)
                                       -------    -------
Income before cumulative effect of
  change in accounting principle.....    6,013      7,922
                                       -------    -------
Cumulative effect of change in
  accounting principle...............      121         --
                                       -------    -------
Net income...........................  $ 6,134    $ 7,922
                                       -------    -------
                                       -------    -------
PRO FORMA DATA:
Income before pro forma income tax
  provision..........................  $ 6,134    $ 7,922
Pro forma income tax expense for the
  periods prior to May 31, 1996......       --         --
                                       -------    -------
Pro forma net income.................  $ 6,134    $ 7,922
                                       -------    -------
                                       -------    -------
PRO FORMA EARNINGS PER SHARE:
Pro forma income before extraordinary
  charge and cumulative effect of
  change in accounting principle
  (7)................................  $  0.29    $  0.53
Extraordinary charge.................       --    $ (0.07)
Cumulative effect of change in
  accounting principle...............  $  0.01         --
Net income (loss) per share (1-7)....  $  0.30    $  0.46
Number of shares used in computing
  per share amounts (1-7)...........20,888,186 17,408,824
BALANCE SHEET DATA
Net working capital..................  $18,279    $ 9,833
Intangible assets (net)..............  $12,749    $15,250
Total assets.........................  $46,635    $40,233
Long-term debt, less current
  maturities.........................       --    $   195
Shareholders' equity.................  $32,841    $26,743

---------------

(1) On June 30, 1993, the Company acquired Execu-Flow Systems, Inc. ("Execu-Flow") in a noncash merger transaction. The merger was accounted for as a pooling of interests and, accordingly, the Selected Consolidated Financial Data and accompanying financial statements have been restated prior to the merger to include the results of Execu-Flow for all periods presented.

(2) On January 18, 1994, the Company acquired Elcomp Systems, Inc. ("Elcomp"). The acquisition was accounted for as a purchase and, accordingly, the Selected Consolidated Financial Data and accompanying financial statements include the results of Elcomp from the date of acquisition.

(3) On August 28, 1995, the Company acquired the assets of Script Systems, Inc. ("Script"). The transaction was accounted for as a purchase, and accordingly, the Selected Consolidated Financial Data and accompanying financial statements include the results of Script from the date of acquisition.

(4) On August 31, 1995, the Company acquired National Medical Systems, Inc. ("National Medical"), through an exchange of stock in a merger transaction. The transaction was accounted for as a pooling of interests but was not material to the Company's results of operations and financial position. Accordingly, the results of operations and financial position of National Medical have been included from the date of the acquisition.

(5) On September 29, 1995, the Company acquired Compudata Professional Systems, Ltd. ("Compudata"). The transaction was accounted for as a purchase, and accordingly, the Selected Consolidated Financial Data and accompanying financial statements include the results of Compudata from the date of acquisition.

(6) On May 31, 1996, the Company acquired all of the outstanding stock of CompuSystems, Inc. ("CompuSystems"), through an exchange of stock in a merger transaction. The transaction was accounted for as a pooling of interests, and accordingly, the Selected Consolidated Financial Data and accompanying financial statements have been restated prior to the merger to include the results of CompuSystems for the years ended 1996, 1995 and 1994.

(7) On June 10, 1996, the Company declared a two-for-one stock split of the Company's Common Stock effective June 24, 1996, pursuant to which each shareholder of record received one additional share of Common Stock for each share held as of that date. Accordingly, the Selected Consolidated Financial Data and accompanying financial statements have been restated prior to this stock split to reflect the effect of the split.

(8) On February 28, 1997, the Company acquired Computer Business Systems, Inc. ("CBSI") and Home Care Information Systems, Inc. ("HCIS") through exchanges of stock in merger transactions. The transactions were accounted for as poolings of interests but were not material to the Company's results of operations and financial position. Accordingly, the results of operations and financial position of CBSI and HCIS have been included from the date of the acquisitions.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF MEDIC'S FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Proxy Statement.

RECENT EVENTS

     On September 30, 1997, the Company completed its third fiscal quarter. The Company's total revenue for the three months ended September 30, 1997, was $61.5 million, its net income was $7.3 million, and its earnings per share were $.28 per share.

     On May 31, 1996, the Company acquired all the outstanding stock of CompuSystems, Inc. ("CompuSystems"), a privately held company based in Columbia, South Carolina, through an exchange of stock in a merger transaction valued at approximately $33,400,000. Medic issued 720,022 shares of its common stock to the shareholders of CompuSystems in the merger. The transaction was accounted for as a pooling of interests and, accordingly, the Company's financial statements for the periods prior to the merger have been restated to include the results of CompuSystems for all periods presented.

     On February 28, 1997, the Company acquired all the outstanding stock of Home Care Information Systems, Inc. ("HCIS"), a privately held company located in Bloomfield, New Jersey, through an exchange of stock in a merger transaction valued at approximately $18,800,000. The Company issued approximately 522,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position. Accordingly, the operating results of HCIS are included in the Company's financial statements from the date of acquisition.

     On February 28, 1997, the Company also acquired all the outstanding stock of Computer Business Systems of Virginia, Inc. ("CBSI"), a privately held company located in Rockville, Maryland, through an exchange of stock in a merger transaction valued at approximately $26,460,000. The Company issued approximately 735,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position. Accordingly, the operating results of CBSI are included in the Company's financial statements from the date of acquisition.

     On September 4, 1997, Medic and Misys executed the Merger Agreement. The Merger is subject to the approval of the shareholders of Medic, among other customary conditions. Upon completion of the Merger, Medic will cease to be an independent company and will become a wholly owned subsidiary of US Parent. See "Merger Agreement".

THREE MONTHS ENDED JUNE 30, 1997, COMPARED TO THREE MONTHS ENDED JUNE 30, 1996

  TOTAL NET REVENUES

     Total net revenues increased by 35.3% from $44,584,000 during the three months ended June 30, 1996, to $60,336,000 during the three months ended June 30, 1997. Systems sales increased by 38.1% from $20,325,000 during the three months ended June 30, 1996, to $28,068,000 for the three months ended June 30, 1997. Systems sales to new customers increased by 40.5% from $12,319,000 during the three months ended June 30, 1996, to $17,307,000 during the three months ended June 30, 1997, and systems sales to existing customers for upgrades and add-ons increased 34.4% from $8,006,000 in 1996 to $10,761,000 in 1997.

     The systems sales backlog increased by 13.1% from $33,182,000 at June 30, 1996, to $37,513,000 at June 30, 1997. The backlog reflects an increase in orders secured during 1996 and the six months ended June 30, 1997.

     Net revenues from maintenance, forms and other services increased by 33.0% from $24,259,000 for the three months ended June 30, 1996, to $32,268,000 for the three months ended June 30, 1997. This increase was primarily the result of increases in hardware and software maintenance revenues of $2,710,000, in FastBillSM revenue of $2,987,000, and in FastClaim(Register mark) revenue of $1,734,000.

  COST OF REVENUES

     Cost of systems sales increased by 43.6% from $11,887,000 for the three months ended June 30, 1996, to $17,075,000 for the three months ended June 30, 1997, due to increased hardware and software costs of $1,575,000 and $848,000 related to increased system sales to existing and new customers, respectively, increased +Medic Vision system implementation costs of $1,247,000, systems costs for companies acquired in 1997 in the amount of $752,000, and other increased systems-related costs of $766,000. Cost of systems sales increased as a percentage of related revenues from 58.5% for the three months ended June 30, 1996, to 60.8% for the three months ended June 30, 1997, due primarily to higher implementation costs relative to +Medic Vision system sales and a lower margin on sales to existing customers as compared to the same period in 1996.

     Cost of maintenance, forms and other services revenues increased by 31.2% from $14,679,000 for the three months ended June 30, 1996, to $19,252,000 for the three months ended June 30, 1997, due primarily to increased related revenues. Cost of maintenance, forms and other services revenues decreased as a percentage of related revenues from 60.5% for the three months ended June 30, 1996, to 59.7% for the three months ended June 30, 1997, primarily due to decreased maintenance related costs as a percentage of the total maintenance, forms and services revenue.

     The total cost of net revenues increased as a percentage of total net revenues from 59.6% for the three months ended June 30, 1996, to 60.2% for the three months ended June 30, 1997, due primarily to higher implementation costs relative to +Medic Vision systems revenue and lower margins on sales to existing customers.

  SALES AND MARKETING EXPENSES

     Sales and marketing expenses increased by 40.3% from $4,274,000 for the three months ended June 30, 1996, to $5,995,000 for the three months ended June 30, 1997, including increased commissions of $340,000 on sales to new customers and sales and marketing expenses of $539,000 for companies acquired in 1997. Sales and marketing expenses increased as a percentage of net revenues from 9.6% for the three months ended June 30, 1996, to 9.9% for the three months ended June 30, 1997, primarily due to higher sales commission costs on the increased systems sales to new customers, which yields a higher commission expense, and to sales and marketing expenses associated with companies acquired in 1997.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by 37.3% from $2,580,000 for the three months ended June 30, 1996, to $3,543,000 for the three months ended June 30, 1997, due primarily to general administrative expenses of $507,000 related to companies acquired in 1997 and the overall company growth. General and administrative expenses remained relatively constant as a percentage of net revenues at 5.8% for the three months ended June 30, 1996, and 5.9% for the three months ended June 30, 1997.

  RESEARCH AND DEVELOPMENT

     Research and development costs increased by 90.4% from $2,370,000 for the three months ended June 30, 1996, to $4,512,000 for the three months ended June 30, 1997, due primarily to research and development expenses of $563,000 related to companies acquired in 1997, and an increase of $1,579,000 incurred in the development of new products. Research and development expenses increased as a percentage of net revenues from 5.3% for the three months ended June 30, 1996, to 7.5% for the three months ended June 30, 1997, due primarily to the increased investment in development discussed above. The Company has not capitalized any research and development costs under Statement of Financial Accounting Standards No. 86 because the amounts that would be subject to capitalization have not been material.

  AMORTIZATION

     Amortization of intangibles decreased by 1.3% from $447,000 for the three months ended June 30, 1996, to $441,000 for the three months ended June 30, 1997, primarily due to a reduction in goodwill resulting from the utilization of tax benefits previously acquired.

  INCOME FROM OPERATIONS

     Income from operations increased by 14.0% from $8,347,000 for the three months ended June 30, 1996, to $9,518,000 for the three months ended June 30, 1997, due to an increase in gross margin of $5,991,000, partially offset by an increase in operating expenses of $4,820,000. Income from operations decreased as a percentage of net revenues from 18.7% for the three months ended June 30, 1996, to 15.8% for the three months ended June 30, 1997, due primarily to higher operating costs as a percentage of revenue as described above.

  OTHER INCOME

     Net interest income increased from $574,000 for the three months ended June 30, 1996, to $690,000 for the three months ended June 30, 1997, due primarily to increased cash invested and short-term investments on-hand.

  PROVISION FOR INCOME TAXES

     The Company's combined actual and pro forma provision for income taxes increased by 16.2% from $3,461,000, or 38.8% of pretax income for the three months ended June 30, 1996, to $4,023,000, or 39.4% of pretax income for the three months ended June 30, 1997, due primarily to increased pretax income. The increase in combined actual and pro forma income taxes as a percentage of pretax income was due primarily to the reduction in benefit from the research and experimentation tax credits previously available. The combined actual and pro forma tax provisions differ from the U.S. statutory federal income tax rate due primarily to state income taxes, nondeductible amortization of intangible assets, acquisition-related expenses and tax-free interest income.

SIX MONTHS ENDED JUNE 30, 1997, COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

  TOTAL NET REVENUES

     Total net revenues increased by 22.5% from $87,958,000 during the six months ended June 30, 1996, to $107,787,000 during the six months ended June 30, 1997. Systems sales increased by 14.8% from $41,488,000 during the six months ended June 30, 1996, to $47,633,000 for the six months ended June 30, 1997. Systems sales to new customers increased by 8.0% from $25,175,000 during the six months ended June 30, 1996, to $27,190,000 during the six months ended June 30, 1997, and systems sales to existing customers for upgrades and add-ons increased 25.3% from $16,313,000 in 1996 to $20,443,000 in 1997.

     Net revenues from maintenance, forms and other services increased by 29.4% from $46,470,000 for the six months ended June 30, 1996, to $60,154,000 for the six months ended June 30, 1997. This increase was primarily the result of increases in hardware and software maintenance revenues of $4,705,000, in FastBillSM revenue of $5,837,000, and in FastClaim(Register mark) revenue of $3,039,000.

  COST OF REVENUES

     Cost of systems sales increased by 23.0% from $24,888,000 for the six months ended June 30, 1996, to $30,611,000 for the six months ended June 30, 1997, due to increased hardware and software costs of $2,240,000 related to increased system sales to existing customers, partially offset by decreased hardware and software costs of $1,342,000 related to systems sales to new customers, increased +Medic Vision implementation costs of $2,697,000, systems costs for companies acquired in 1997 in the amount of $941,000, and other increased systems-related costs of $1,187,000. Cost of systems sales increased as a percentage of related revenues from 60.0% for the six months ended June 30, 1996, to 64.3% for the six months ended June 30, 1997, due primarily to higher implementation costs relative to +Medic Vision systems sales and a lower margin on sales to existing customers as compared to 1996.

     Cost of maintenance, forms and other services revenues increased by 30.0% from $27,841,000 for the six months ended June 30, 1996, to $36,204,000 for the six months ended June 30, 1997, due primarily to increased related revenues. Cost of maintenance, forms and other services revenues increased slightly as a percentage of related revenues from 59.9% for the six months ended June 30, 1996, to 60.2% for the six months ended June 30, 1997, due primarily to the increase in FastBill sales as a percentage of maintenance, forms and other services revenues. FastBill has a relatively lower margin compared to margins on maintenance and FastClaim revenues.

     The total cost of net revenues increased as a percentage of total net revenues from 59.9% for the six months ended June 30, 1996, to 62.0% for the six months ended June 30, 1997, due primarily to higher FastBill revenues and lower margins on systems sales as described above.

  SALES AND MARKETING EXPENSES

     Sales and marketing expenses increased by 28.6% from $8,397,000 for the six months ended June 30, 1996, to $10,800,000 for the six months ended June 30, 1997, due primarily to the growth in systems revenues. Sales and marketing expenses increased as a percentage of net revenues from 9.5% for the six months ended June 30, 1996, to 10.0% for the six months ended June 30, 1997, primarily due to the shortfall of systems revenue in the first quarter of 1997 not absorbing fixed sales and marketing costs.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by 54.0% from $4,862,000 for the six months ended June 30, 1996, to $7,486,000 for the six months ended June 30, 1997, including nonrecurring expenses of $1,079,000 incurred in connection with the acquisitions of HCIS and CBSI in 1997, and including nonrecurring expenses of $243,000 incurred in connection with the acquisition of CompuSystems in 1996. Excluding these nonrecurring expenses, general and administrative expenses increased by 38.7%, due primarily to the overall company growth, including $633,000 related to the acquired companies. General and administrative expenses including nonrecurring expenses increased as a percentage of net revenues from 5.5% for the six months ended June 30, 1996, to 6.9% for the six months ended June 30, 1997. Excluding these nonrecurring expenses, general and administrative expenses increased as a percentage of net revenues from 5.3% for the six months ended June 30, 1996, to 5.9% for the six months ended June 30, 1997, due to higher fixed costs relative to lower systems revenues.

  RESEARCH AND DEVELOPMENT

     Research and development costs increased by 55.5% from $4,793,000 for the six months ended June 30, 1996, to $7,454,000 for the six months ended June 30, 1997, due primarily to research and development expenses of $720,000 related to companies acquired in 1997, and an increase of $1,941,000 incurred in the development of new products. Research and development expenses increased as a percentage of net revenues from 5.4% for the six months ended June 30, 1996, to 6.9% for the six months ended June 30, 1997, due primarily to the increased development investment discussed above. The Company has not capitalized any research and development costs under Statement of Financial Accounting Standards No. 86 because the amounts that would be subject to capitalization have not been material.

  AMORTIZATION

     Amortization of intangibles remained relatively constant in absolute terms at $892,000 for the six months ended June 30, 1996, and $886,000 for the six months ended June 30, 1997.

  INCOME FROM OPERATIONS

     Income from operations decreased by 11.9% from $16,285,000 for the six months ended June 30, 1996, to $14,346,000 for the six months ended June 30, 1997, due primarily to an increase in operating expenses of $7,682,000, including the nonrecurring expenses of $1,079,000 and $243,000 in 1997 and 1996, respectively. Excluding the nonrecurring expenses, income from operations decreased by 6.7%. Income from operations decreased as a percentage of net revenues from 18.5% for the six months ended June 30, 1996, to 13.3% for the six months ended June 30, 1997. Excluding the nonrecurring expenses, income from operations decreased as a percentage of net revenues from 18.8% for the six months ended June 30, 1996, to 14.3% for the six months ended June 30, 1997.

  OTHER INCOME

     Net interest income increased from $1,118,000 for the six months ended June 30, 1996, to $1,329,000 for the six months ended June 30, 1997, due primarily to increased cash invested and short-term investments on-hand.

  PROVISION FOR INCOME TAXES

     The Company's combined actual and pro forma provision for income taxes decreased in absolute terms by 6.4% from $6,809,000, or 39.1% of pretax income, for the six months ended June 30, 1996, to $6,374,000, or 40.7% of pretax income, for the six months ended June 30, 1997, due primarily to decreased pretax income. The increase in income taxes as a percentage of pretax income was due primarily to the increase in nondeductible expenses, including acquisition-related expenses, partially offset by the increase in tax-free interest income as a percentage of pretax income. The combined actual and pro forma tax provisions differ from the U.S. statutory federal income tax rate due primarily to state income taxes, nondeductible amortization of intangible assets, acquisition-related expenses and tax-free interest income.

YEAR ENDED DECEMBER 31, 1996, COMPARED TO YEAR ENDED DECEMBER 31, 1995

  TOTAL NET REVENUES

     Total net revenues increased by 24.9% from $153,516,000 in 1995 to $191,787,000 in 1996. Systems sales increased by 19.6% from $77,618,000 in 1995 to $92,827,000 in 1996. Systems sales to new customers increased by 31.5% from $43,093,000 in 1995 to $56,680,000 in 1996, and systems sales to existing customers for upgrades and add-ons increased by 4.7% from $34,525,000 in 1995 to $36,147,000 in 1996.

     The systems sales backlog increased by 18.3% from approximately $30,692,000 at December 31, 1995, to approximately $36,300,000 at December 31, 1996, after adjustment to the expected net realizable value. System sales during a quarter as a percentage of systems sales backlog as of the end of the preceding quarter can fluctuate materially, and the

Company believes that the backlog may not be indicative of future results for the following quarter or for any particular period.

     Net revenues from maintenance, forms and other services revenues increased by 30.4% from $75,898,000 in 1995 to $98,960,000 in 1996, primarily the result of increases in hardware and software maintenance revenues of $7,930,000, in FastBill revenues of $10,669,000, in FastClaim revenues of $3,934,000, and in forms and supplies sales of $762,000.

  COST OF REVENUES

     Cost of systems sales increased by 15.0% from $48,275,000 in 1995 to $55,527,000 in 1996 due to increased hardware and software costs of $2,312,000 related to increased systems sales to new customers, partially offset by decreased hardware and software costs of $822,000 related to systems sales to existing customers, increased +Medic Vision implementation costs of $3,387,000 related to increased +Medic Vision sales, and other increased systems-related costs of $2,375,000 resulting from increased systems sales. Cost of systems sales decreased as a percentage of related revenues from 62.2% in 1995 to 59.8% in 1996 due primarily to more favorable margins on systems sales to new customers resulting from a higher percentage of software products and professional services delivered with the new system contracts.

     Cost of maintenance, forms and other services revenues increased by 35.3% from $43,846,000 in 1995 to $59,314,000 in 1996 due primarily to increased related revenues. Cost of maintenance, forms and other services revenues increased as a percentage of related revenues from 57.8% in 1995 to 59.9% in 1996 due primarily to a much larger component of revenue being realized from FastBill. FastBill is one of the most rapidly growing segments of the business but has a lower gross margin than maintenance and FastClaim services.

     The total cost of net revenues remained essentially unchanged as a percentage of total net revenues at 60.0% in 1995 and 59.9% in 1996.

  SALES AND MARKETING EXPENSES

     Sales and marketing expenses increased by 19.0% from $15,001,000 in 1995 to $17,857,000 in 1996 due primarily to increases in commissions payable of $1,123,000, personnel costs for additional staff and annual raises of $780,000, and other direct sales expenses of $953,000 associated with increased systems sales. Sales and marketing decreased as a percentage of net revenues from 9.8% in 1995 to 9.3% in 1996 due primarily to increased systems sales per salesperson and lower systems sales as a percentage of total net revenues in 1996.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by 23.4% from $8,503,000 in 1995 to $10,490,000 in 1996, including "pooling" expenses of $243,000 incurred in connection with the acquisition of CompuSystems and $295,000 incurred in connection with the acquisition of National Medical in 1995. Excluding "pooling" expenses, general and administrative expenses increased 24.8% due primarily to the overall company growth. General and administrative expenses remained constant as a percentage of net revenues at 5.5% in 1995 and 1996.

  RESEARCH AND DEVELOPMENT

     Research and development costs increased by 21.0% from $8,391,000 in 1995 to $10,155,000 in 1996, due primarily to staff additions for new product development. Research and development expenses decreased as a percentage of net revenues from 5.5% in 1995 to 5.3% in 1996 as the percentage of transaction-based revenues in FastBill and FastClaim increased significantly in 1996 and are not as research and development intensive as systems sales. The Company has not capitalized any research and development costs under Statement of Financial Accounting Standards No. 86 because the portion of the Company's research and development costs that would be subject to capitalization has not been material to the results of operations.

  AMORTIZATION

     Amortization of intangibles decreased by 38.2% from $2,872,000 in 1995 to $1,774,000 in 1996 due to a reduction in goodwill resulting from the utilization of tax benefits previously acquired and the expiration of a noncompetition agreement on November 6, 1995, offset by an increase in amortization charges of $358,000 from the acquisition of Script and Compudata.

  INCOME FROM OPERATIONS

     Income from operations increased by 37.7% from $26,628,000 in 1995 to $36,670,000 in 1996 due to an increase in gross margin of $15,551,000, which was partially offset by increased operating expenses of $5,509,000, as described above. Income from operations increased as a percentage of net revenues from 17.3% in 1995 to 19.1% in 1996 primarily due to lower operating expenses as a percentage of revenues as described above.

  OTHER INCOME

     Net interest income increased from $1,868,000 in 1995 to $2,193,000 in 1996 due primarily to increased invested cash resulting from the proceeds of the secondary stock offering completed in April 1995 and to increased cash from operations.

  COMBINED ACTUAL AND PRO FORMA PROVISION FOR INCOME TAXES

     The Company's combined actual and pro forma provision for income taxes increased in absolute terms by 35.7% from $11,280,000 or 39.6% of pretax income, for the year ended December 31, 1995, to $15,312,000 or 39.4% of pretax income, for the year ended December 31, 1996, due primarily to increased pretax income. The decrease in the combined actual and pro forma income taxes as a percentage of pretax income was due primarily to the decrease in nondeductible amortization expense and by the increase in tax-free interest income as percentages of pretax income. The combined actual and pro forma tax provisions differ from the U.S. statutory federal income tax rate due primarily to state income taxes, nondeductible amortization of intangible assets and tax-free interest income.

YEAR ENDED DECEMBER 31, 1995, COMPARED TO YEAR ENDED DECEMBER 31, 1994

  TOTAL NET REVENUES

     Total net revenues increased by 33.1% from $115,355,000 in 1994 to $153,516,000 in 1995. Systems sales increased by 29.8% from $59,794,000 in 1994 to $77,618,000 in 1995. Systems sales to new customers increased by approximately 28.2% from approximately $33,621,000 in 1994 to approximately $43,093,000 in 1995, and systems sales to existing customers for upgrades and add-ons increased by approximately 31.9% from approximately $26,173,000 in 1994 to approximately $34,525,000 in 1995.

     The systems sales backlog increased by 21.1% from $25,354,000, excluding CompuSystems, at December 31, 1994, to $30,692,000 at December 31, 1995. System sales during a quarter as a percentage of systems sales backlog as of the end of the preceding quarter can fluctuate materially, and the Company believes that the backlog may not be indicative of future results for the following quarter or for any particular period.

     Net revenues from maintenance, forms and other services revenues increased by 36.6% from $55,561,000 in 1994 to $75,898,000 in 1995. This increase was primarily attributable to increases in hardware and software maintenance revenues of approximately $6,650,000, in FastBill revenues of approximately $9,864,000, in FastClaim revenues of approximately $2,739,000, and in forms and supplies sales of approximately $909,000.

  COST OF REVENUES

     Cost of systems sales increased by 31.4% from $36,752,000 in 1994 to $48,275,000 in 1995 due primarily to increased systems sales. Cost of systems sales increased as a percentage of related revenues from 61.5% in 1994 to 62.2% in 1995 due primarily to competitive pressures on the sale of system hardware components.

     Cost of maintenance, forms and other services revenues increased by 44.6% from $30,327,000 in 1994 to $43,846,000 in 1995 due to increased related revenues. Cost of maintenance, forms and other services revenues increased as a percentage of related revenues from 54.6% in 1994 to 57.8% in 1995 due primarily to a much larger component of revenue being realized from FastBill services.

     The total cost of net revenues increased as a percentage of total net revenues from 58.2% in 1994 to 60.0% in 1995 due primarily to the conditions described above.

  SALES AND MARKETING EXPENSES

     Sales and marketing expenses increased by 18.7% from $12,639,000 in 1994 to $15,001,000 in 1995 due primarily to increases in commissions payable, personnel costs for additional staff and other direct sales expenses associated with increased systems sales. Sales and marketing decreased as a percentage of net revenues from 11.0% in 1994 to 9.8% in 1995 due primarily to increased systems sales per salesperson and lower systems sales as a percentage of total net revenues in 1995.

  GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses increased by 22.0% from $6,968,000 in 1994 to $8,503,000 in 1995, including "pooling" expenses of $295,000 incurred in connection with the acquisition of National Medical. Excluding the "pooling" expenses, general and administrative expenses increased 17.8% due primarily to the overall company growth. General and administrative expenses decreased as a percentage of net revenues from 6.0% in 1994 to 5.5% in 1995 due primarily to lower growth in general and administrative expenses relative to the increase in net revenues.

  RESEARCH AND DEVELOPMENT

     Research and development costs increased by 40.1% from $5,991,000 in 1994 to $8,391,000 in 1995 due primarily to staff additions for new product development. Research and development expenses increased as a percentage of net revenues from 5.2% in 1994 to 5.5% in 1995, for the foregoing reason.

  AMORTIZATION

     Amortization of intangibles decreased by 7.0% from $3,088,000 in 1994 to $2,872,000 in 1995 due primarily to the expiration of a noncompetition agreement with Medic's former parent company on November 6, 1995, and a reduction in goodwill resulting from the utilization of tax benefits previously acquired, partially offset by an increase in amortization charges of $108,000 from the acquisitions of Script and Compudata.

  INCOME FROM OPERATIONS

     Income from operations increased by 35.9% from $19,590,000 in 1994 to $26,628,000 in 1995, due to an increase in gross margin of $13,119,000, which was partially offset by increased operating expenses of $6,081,000. Income from operations increased as a percentage of net revenues from 17.0% in 1994 to 17.3% in 1995 due primarily to lower operating expenses as a percentage of revenues as described above.

  OTHER INCOME

     Net interest income increased from $317,000 in 1994 to $1,868,000 in 1995 due primarily to increased invested cash resulting from the proceeds of the stock offering completed in April 1995.

  COMBINED ACTUAL AND PRO FORMA PROVISION FOR INCOME TAXES

     The Company's combined actual and pro forma provision for income taxes increased in absolute terms by 37.5% from $8,201,000, or 41.2% of pretax income for the year ended December 31, 1994 to $11,280,000, or 39.6% of pretax income, for the year ended December 31, 1995 due primarily to increased pretax income. The decrease in the combined actual and pro forma taxes as a percentage of pretax income was due primarily to the decrease in nondeductible amortization expense and by the increase in tax-free interest income as percentages of pretax income. In addition, the Company began recognizing a tax benefit resulting from a research and experimentation tax credit in 1995. The combined actual and pro forma tax provisions differ from the U.S. statutory federal income tax rate due primarily to state income taxes, nondeductible amortization of intangible assets and tax-free interest income.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has funded its operations over the six months ended June 30, 1997, primarily through cash on-hand and cash flow from operations. At June 30, 1997, the Company had cash and cash equivalents equal to $34,984,000 and a working capital position in the amount of $111,073,000.

     The Company currently has a $10,000,000 uncommitted line of credit with Wachovia Bank of North Carolina, N.A. At June 30, 1997, there were no borrowings outstanding under this line.

     The Company's balance of cash and cash equivalents increased by 36.9% from $25,557,000 at December 31, 1996, to $34,984,000 at June 30, 1997, due to cash flow from operations of $12,355,000, sales of short term investments of $22,912,000, proceeds from issuance of Common Stock of $573,000, tax benefits from stock options exercised of $270,000 and net cash acquired of $1,001,000. Cash was used primarily for purchases of fixed assets in the amount of $3,225,000 and purchases of short term investments of $24,459,000.

     The Company's accounts receivable balance decreased by 1.9% from $54,737,000 at December 31, 1996, to $53,711,000 at June 30, 1997, due primarily to increased cash collections. The Company's customer base continues to expand from predominately small group medical practices to larger, consolidated physician practices, hospital organizations, affiliated physician networks and management services organizations. Selected larger customers have been extended longer payment terms to more closely match the time required by the customers to integrate the larger practice management systems throughout their organizations after the installation of the system. The Company has increased the reserve for doubtful accounts 40.0% from $3,198,000 at December 31, 1996 to $4,478,000 at June 30, 1997, including reserves in the amount of $478,000 for recent acquisitions. Days Sales Outstanding decreased from 93 days at December 31, 1996 to 81 days at June 30, 1997. The allowance for doubtful accounts is an estimate and may increase or decrease in the future according to varying conditions in the general economy or the Company's customer base. Management continues to invest in systems and personnel to better manage working capital, including accounts receivable.

     Prepaid expenses increased by 34.1% from $4,968,000 at December 31, 1996, to $6,664,000 at June 30, 1997, due primarily to payments for supplies and materials associated with FastBillSM revenues. Property and equipment increased by 29.2% from $10,099,000 at December 31, 1996, to $13,046,000 at June 30, 1997,
due primarily to the purchase of computer equipment for use in various departments and the acquisition of real property at a cost of $1,892,000 in the CBSI transaction.

     Accounts payable increased by 3.9%, from $10,013,000 at December 31, 1996, to $10,405,000 at June 30, 1997, due primarily to the timing of payments for purchases.

     Customer deposits and deferred revenue increased by 2.4% from $11,340,000 at December 31, 1996, to $11,612,000 at June 30, 1997, due to decreases in customer deposits of $250,000 and other deferred revenues of $146,000, partially offset by an increase in deferred maintenance billings of $668,000.

     Income taxes payable increased by 140.3% from $1,131,000 at December 31, 1996, to $2,718,000 at June 30, 1997, due primarily to the timing of estimated payments.

     Accrued commissions decreased by 17.3% from $2,213,000 at December 31, 1996, to $1,830,000 at June 30, 1997, due primarily to commissions being paid out consistent with higher collection activity in accounts receivable.

     Accrued compensation and related items increased 4.7% from $4,915,000 at December 31, 1996, to $5,148,000 at June 30, 1997, due primarily to increases in accrued vacation of $527,000 and accrued profit sharing of $419,000, consistent with expansion of the Company's workforce, offset by the net payment of bonuses accrued at December 31, 1996, of $550,000.

     The Company's capital expenditures increased from $2,182,000 during the six months ended June 30, 1996, to $3,225,000 during the six months ended June 30, 1997, due primarily to the purchase of computer equipment and software to enhance management information systems and to accommodate the increase in employees and offices. The Company believes that cash generated from operations, proceeds from the issuance of common stock, and cash available under the revolving credit facility will be sufficient to meet its cash and capital requirements for the immediate foreseeable future.

     From time to time, the Company has been contacted by or has made contact with third parties who represent potential strategic partners or acquisition candidates that would help facilitate the Company's growth strategy. Depending upon the cash requirements of a potential transaction, the Company may finance the transaction through its cash flow from operations or may raise additional funds by pursuing various financing vehicles such as additional bank financing or one or more additional public offerings or private placements of the Company's securities. However, there can be no assurance that any such transactions will occur, that the funds to finance any such acquisition will be available on reasonable terms or at all, or that the consummation of such transactions will not adversely affect the Company's cash balances and capital requirements.

     The Company believes that inflation has not had a significant impact on the Company's results of operations to date.

     POSSIBLE VOLATILITY OF STOCK PRICE. The market prices for securities of technology companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Since the Company's Common Stock became listed for public trading, its market price has fluctuated over a wide range. Future announcements concerning the Company or its competitors, including the results of technological innovations or new commercial products, government regulations, developments concerning proprietary rights, litigation, commercial value of the Company's products or the failure to consummate the Merger could have a significant effect on the market price of the Company's Common Stock.

                MARKET INFORMATION REGARDING MEDIC COMMON STOCK

     The shares of Medic Common Stock are listed and traded on Nasdaq under the symbol "MCSY". Set forth below are the high and low closing prices of shares of Medic Common Stock as reported on Nasdaq, in each case for the calendar quarters (or certain lesser periods) indicated and based on published financial sources.

PERIOD                                                                      HIGH      LOW
-------------------------------------------------------------------------   -----    -----
January 1, 1995-March 31, 1995...........................................   24.38    14.47
April 1, 1995-June 30, 1995..............................................   24.00    18.13
July 1, 1995-September 30, 1995..........................................   26.00    17.38
October 1, 1995-December 31, 1995........................................   35.00    24.50

January 1, 1996-March 31, 1996...........................................   41.13    27.50
April 1, 1996-June 30, 1996..............................................   49.63    35.25
July 1, 1996-September 30, 1996..........................................   47.88    26.88
October 1, 1996-December 31, 1996........................................   42.38    26.50

January 1, 1997-March 31, 1997...........................................   42.25    13.13
April 1, 1997-June 30, 1997..............................................   22.25    14.19
July 1, 1997-September 4, 1997(1)........................................   32.50    21.13
September 5, 1997(2)-October 23, 1997(3).................................   34.63    34.00

---------------

(1) The last full trading day preceding the public announcement that Misys and Medic had entered into the Merger Agreement, on which day Medic Common Stock closed at $32.50 per share.

(2) The day of the public announcement that Misys and Medic had entered into the Merger Agreement.

(3) The trading day two days prior to the date of this Proxy Statement, on which day Medic Common Stock closed at $34.50 per share.

     The initial underwritten public offering of Medic Common Stock (the "IPO") was effected on August 4, 1992. In the IPO, Medic offered and sold 5,000,000 shares of Medic Common Stock at a price per share of $4.00 (after giving effect to a 2-for-1 stock split effected in June 1996).

     No cash dividends have been paid on Medic Common Stock and Medic does not anticipate paying any cash dividends in the foreseeable future. As of the Record Date there were approximately 249 shareholders of record of Medic Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each person (including any "group" as that term is used in Rule 13d-3 promulgated pursuant to the Exchange Act) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each named executive officer and director of the Company, and (iii) by all executive officers and directors of the Company as a group. Except as noted in the footnotes to the table, the beneficial owners have sole voting and dispositive power with respect to all shares of the Company's Common Stock indicated.

                                                                       SHARES
                                                                    BENEFICIALLY    PERCENTAGE
NAME                                                                   OWNED        OWNED (1)
----                                                                ------------    ----------
John P. McConnell (2)............................................      1,746,661        6.8%
  8601 Six Forks Road
  Raleigh, North Carolina 27615
Kenneth B. Howard (3)............................................        627,210        2.4%
Thomas C. Nelson (4).............................................        568,930        2.2%
Alan W. Winchester (5)...........................................        117,000          *
G. Michael Anthony (6)...........................................         13,470          *
Patrick V. Hampson (7)...........................................         12,199          *
John L. Corse (8)................................................         14,000          *
All current executive officers and directors as a group
  (9 persons) (9)................................................      3,278,084       12.7%

---------------

 * Less than one percent

(1) As of the Record Date, the Company had 25,785,717 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of outstanding options or warrants that may be exercised within 60 days after the Record Date, for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person. This calculation assumes consummation of the Merger and the related acceleration of vesting of all options thereupon. Accordingly, all outstanding options or warrants of the Company are considered exercisable within 60 days for purposes of this calculation.

(2) Includes 40,000 shares owned by the Company's Profit Sharing Plan and Trust, of which Mr. McConnell is a trustee and therefore deemed a beneficial owner of such shares. Also includes 5,550 shares owned by certain of Mr. McConnell's family members.

(3) Includes 83,206 shares owned by Mr. Howard's spouse.

(4) Includes 564,930 shares owned by Wakefield Group, L.P. Mr. Nelson is a general partner of Wakefield Group, L.P. and has shared voting and investment power with respect to the shares owned by Wakefield Group, L.P. Also includes 4,000 nonqualified stock options exercisable upon completion of the Merger.

(5) Includes 15,000 shares transferable to Mr. Winchester pursuant to an assignment of option shares originally transferable to Mr. McConnell pursuant to an option granted to Mr. McConnell by Springdale Venture Partners, L.P. and Wakefield Group, L.P., that is exercisable until August 11, 2002. Includes 9,440 incentive stock options and 54,060 nonqualified stock options exercisable upon completion of the Merger.

(6) Includes 720 shares owned by Mr. Anthony's spouse and 3,000 incentive stock options exercisable upon completion of the Merger.

(7) Shares held by Mr. Hampson are jointly held by Mr. Hampson and his spouse as joint tenants with the right of survivorship. Includes 166 shares owned by family members of Mr. Hampson. Also includes 4,000 nonqualified stock options exercisable upon completion of the Merger.

(8) Includes 4,000 nonqualified stock options exercisable upon completion of the Merger.

(9) See footnotes 4 and 5-10. Also includes 117,214 shares owned directly, 31,400 shares owned indirectly by family members, and 30,000 incentive stock options exercisable upon completion of the Merger, of and by executive officers not named in the table.

                   INFORMATION REGARDING MISYS AND MERGER SUB

MISYS

     Misys, a public limited corporation incorporated in England in 1979, provides software and hardware solutions and support and data services primarily to banks and insurers. Misys is the largest independent application software products company in the UK and the tenth largest in the world. Misys's principal executive offices are located at Burleigh House, Chapel Oak, Salford Priors, Worcestershire, England WR115SH. Misys's phone number at that address is 44-138-687-1373.

     As of the Record Date, neither Misys, US Parent, Merger Sub nor any of their affiliates owned any shares of Medic Common Stock.

MERGER SUB

     Merger Sub is a North Carolina corporation recently organized in connection with the Merger. Merger Sub has not conducted any business to date, other than incidental to its organization and in connection with the Merger. Merger Sub will not have any assets or liabilities (other than those arising under the Merger Agreement or in connection with the Merger) or engage in any activities other than those incident to its formation and capitalization and the Merger. As of the date of this Proxy Statement, all the authorized capital stock of Merger Sub is owned by US Parent.

                          INFORMATION REGARDING MEDIC

BUSINESS

     Medic develops, markets and supports integrated practice management systems, clinical information systems, and related services to Managed Care Organizations (MCOs), Management Services Organizations (MSOs), Integrated Delivery Networks (IDNs) and physician practices. The Company believes that it is the nation's leading provider of physician practice management systems in terms of revenues. The Company's core products, the +Medic PM System and the +Medic Vision System, are designed to manage the financial, administrative, and practice management requirements of group medical practices of various sizes, from single physician practices to large healthcare providers. The +MEDIC Vision System is a suite of applications specifically designed for large practices and hospital and physician management services organizations. In addition, the Company has developed and sells clinical information management system products designed principally to automate the recording, maintenance and management of patient medical records. The Company provides transaction-based electronic data interchange ("EDI") network solutions, which include electronic patient billing, insurance claims processing and patient payment posting. The Company also sells a full range of computer hardware, peripherals, networking services, training and installation support, forms and supplies, and software and hardware maintenance services.

PRODUCTS AND SERVICES

  PRACTICE MANAGEMENT SOLUTIONS

    +MEDIC PM SYSTEM

     The Company's core product is the +Medic PM System. The +Medic PM System includes software applications which automate the financial, administrative, practice management and clinical information requirements of medical group practices. The +Medic PM System is modular to facilitate the addition of new applications. The +Medic PM System modules are designed to collect, process, report and electronically transmit data. The +Medic PM System operates on IBM's UNIX-based (AIX) RISC System/6000 ("RS/6000"), which meets the needs of different size practices from the small group practice to the large MSO.

     Management believes the +Medic PM System meets the information requirements of most traditional medical specialties and practices in the United States. The price of the +Medic PM System depends upon a number of factors, including size of physician practice and number of system users, and ranges from approximately $20,000 to over $1,000,000. The +Medic PM System includes a software license, hardware, installation and training, the manufacturer's warranty or 60 days' free maintenance, if applicable, on hardware and 90 days' free maintenance on software provided by the Company.

     In addition to its ongoing efforts to upgrade and enhance the existing +Medic PM System, the Company has developed a new practice management product, the +MEDIC Vision System.

    +MEDIC VISION SYSTEM

     To meet the complex information needs of Integrated Delivery Systems
(IDSs), Management Services Organizations (MSOs) and large medical groups, Medic has developed the +MEDIC Vision System. This powerful suite of applications, along with Medic's technology, can unite a complicated network of healthcare providers into a single integrated organization. The +MEDIC Vision System is designed to work in both managed care and fee-for-service environments, and allows for effective control and integration of financial, administrative, managed care and clinical data within the organization and healthcare community. The +MEDIC Vision System builds on the power of each individual product through a shared database and internal and external integration -- providing resources to increase productivity, enhance service levels, and control and reduce costs. The product runs on the RS/6000 which permits multiple provider locations and a large physician base allowing for creation of community-based networks and streamlining the process of centralizing management information needs. +MEDIC Vision System generally includes software licensing, hardware, installation and training, integration, networking, data conversion and a hospital system interface. Additionally, Medic contracts for both hardware and software maintenance following expiration of the applicable manufacturers warranties.

  CLINICAL SOLUTIONS

     The Company has developed and sells clinical information management system products to address specific needs of medical group practices and other healthcare providers. These clinical information management system products can be integrated with the Company's practice management system products to enhance the capabilities of those practice management system products. The Company's clinical information management system products include AutoChart, AutoImage and FasTracker.

  EDI NETWORK SOLUTIONS

     Medic has developed software allowing it to offer transaction-based EDI network solutions, including electronic patient billing, insurance claim processing and patient payment posting. These services address the needs of patients, physicians and third-party payors to increase efficiency and reduce overall costs. During 1997, revenues from EDI services have accounted for approximately 25% of Medic's total net revenues. The Company provides EDI solutions to customers for a transaction-based fee and/or monthly flat fees. The Company's EDI services are processed through its computer network based in Austin, Texas. The Company outsources to third parties certain nonproprietary portions of its EDI services, such as printing bills and providing lockbox services.

  SUPPORT SERVICES

     As of August 31, 1997, the Company had approximately 750 employees providing hardware and software maintenance, systems installation, training and support. Support teams assist customers throughout the course of their relationship with the Company, providing services which include installation planning, installation, ongoing training and support.

     The Company provides software maintenance to approximately 90% of its customers and hardware maintenance to more than 74% of its customers under software and hardware maintenance contracts. These services include software enhancements, phone support, hardware repair and field support.

PROPERTIES

     The Company's principal corporate offices are located at 8601 Six Forks Road, Raleigh, North Carolina 27615. The Company also maintains sales and support offices across the United States. The Company owns a 32,000 square foot facility in Columbia, South Carolina, and a 11,000 square foot facility in Rockville, Maryland, and leases all of its other facilities, which in the aggregate constitute approximately 235,000 rentable square feet of office space. The Company believes that its facilities are adequate for its current needs and that suitable additional space will be available as required.

LEGAL PROCEEDINGS

     As of the date of this Proxy Statement there are no legal proceedings pending against or including Medic that, in the opinion of management, could result in a material adverse change in its business or financial condition.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 1996 and 1995...........................................................    F-2

Consolidated Statements of Operations for the Years Ended December 31, 1996, 1996 and 1994.............................    F-3

Consolidated Statement of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994..............................    F-4

Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1996, 1995 and 1994...................    F-5

Notes to Consolidated Financial Statements as of December 31, 1996.....................................................    F-6

Report of Independent Accountants on Consolidated Financial Statements.................................................   F-16

Consolidated Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996......................................   F-17

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 1997 and 1996 (unaudited)............   F-18

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996 (unaudited)......................   F-19

Notes to Consolidated Financial Statements as of June 30, 1997.........................................................   F-20

                          MEDIC COMPUTER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                              DECEMBER 31,
                                                                                                         ----------------------
                                                                                                           1996         1995
                                                                                                         --------    ----------
                                                                                                                     (RESTATED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................................   $ 25,557     $  38,935
  Short-term investments..............................................................................     32,852        11,461
  Accounts receivable, trade, net of allowances for returns and doubtful accounts of $3,198 and $1,216
     in 1996 and 1995, respectively...................................................................     54,737        41,189
  Inventories and maintenance parts...................................................................     13,778        12,294
  Prepaid expenses....................................................................................      4,968         6,190
  Other current assets................................................................................      1,006         1,237
  Deferred income tax benefit.........................................................................      2,886         2,515
                                                                                                         --------    ----------
     TOTAL CURRENT ASSETS.............................................................................    135,784       113,821
Property and equipment, at cost, net..................................................................     10,099         7,075
Intangible assets, at cost, net.......................................................................     18,798        20,445
Other assets..........................................................................................         55           122
                                                                                                         --------    ----------
     TOTAL ASSETS.....................................................................................   $164,736     $ 141,463
                                                                                                         --------    ----------
                                                                                                         --------    ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term note...................................................................   $  1,575     $   2,677
  Accounts payable, trade.............................................................................     10,013         7,336
  Customer deposits and deferred maintenance revenue..................................................     11,340        13,396
  Income taxes payable................................................................................      1,131         1,676
  Accrued expenses:
     Commissions......................................................................................      2,213         1,604
     Compensation and related items...................................................................      4,915         3,963
     Other............................................................................................      2,839         3,075
                                                                                                         --------    ----------
     TOTAL CURRENT LIABILITIES........................................................................     34,026        33,727
Long-term note, less current portion..................................................................      1,418         3,127
Other long-term liabilities...........................................................................         82           172
                                                                                                         --------    ----------
COMMITMENTS AND CONTINGENCIES (NOTES 12 AND 13)
SHAREHOLDERS' EQUITY:
  Common Stock, $.01 par value; 40,000,000 shares authorized; 24,441,470 and 24,211,400 shares issued
     and outstanding in 1996 and 1995, respectively...................................................        244           242
  Additional paid-in capital..........................................................................     70,797        68,628
  Retained earnings...................................................................................     58,169        35,567
                                                                                                         --------    ----------
                                                                                                          129,210       104,437
                                                                                                         --------    ----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........................................................   $164,736     $ 141,463
                                                                                                         --------    ----------
                                                                                                         --------    ----------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                                            ------------------------------------
                                                                                              1996         1995          1994
                                                                                            --------    ----------    ----------
                                                                                                        (RESTATED)    (RESTATED)
NET REVENUES:
Systems..................................................................................   $ 92,827     $  77,618     $  59,794
Maintenance, forms and other services....................................................     98,960        75,898        55,561
                                                                                            --------    ----------    ----------
     TOTAL NET REVENUES..................................................................    191,787       153,516       115,355
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
COST OF REVENUES:
Systems..................................................................................     55,527        48,275        36,752
Maintenance, forms and other services....................................................     59,314        43,846        30,327
                                                                                            --------    ----------    ----------
     TOTAL COST OF REVENUES..............................................................    114,841        92,121        67,079
                                                                                            --------    ----------    ----------
       GROSS MARGIN......................................................................     76,946        61,395        48,276
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
OPERATING EXPENSES:
Sales and marketing......................................................................     17,857        15,001        12,639
Research and development.................................................................     10,155         8,391         5,991
General and administrative...............................................................     10,490         8,503         6,968
Amortization of intangible assets........................................................      1,774         2,872         3,088
                                                                                            --------    ----------    ----------
     TOTAL OPERATING EXPENSES............................................................     40,276        34,767        28,686
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
       INCOME FROM OPERATIONS............................................................     36,670        26,628        19,590
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
OTHER INCOME:
Interest income, net.....................................................................      2,193         1,868           317
                                                                                            --------    ----------    ----------
     INCOME BEFORE INCOME TAXES..........................................................     38,863        28,496        19,907
                                                                                            --------    ----------    ----------
PROVISION FOR INCOME TAXES...............................................................     14,823        10,102         7,233
                                                                                            --------    ----------    ----------
NET INCOME...............................................................................   $ 24,040     $  18,394     $  12,674
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
PRO FORMA DATA:
  Income before pro forma income tax provision...........................................   $ 24,040     $  18,394     $  12,674
  Pro forma income tax expense for the periods prior to May 31, 1996.....................        489         1,178           968
                                                                                            --------    ----------    ----------
PRO FORMA NET INCOME.....................................................................   $ 23,551     $  17,216     $  11,706
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
PRO FORMA EARNINGS PER SHARE:
  Net income per share...................................................................   $   0.95     $    0.72     $    0.52
                                                                                            --------    ----------    ----------
                                                                                            --------    ----------    ----------
Pro forma weighted average common shares and equivalents used in computing net income per
  share..................................................................................   24,782,701  23,952,268    22,514,960
                                                                                            --------    ----------    ----------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                                              ------------------------------------
                                                                                                1996         1995          1994
                                                                                              --------    ----------    ----------
                                                                                                          (RESTATED)    (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................................................   $ 24,040     $  18,394     $ 12,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment....................................      2,467         1,672        4,194
Amortization of intangibles................................................................      1,774         2,872           21
Deferred income taxes......................................................................       (371)       (1,083)        (416)
Accounts receivable, trade (net)...........................................................    (13,548)      (18,811)      (3,527)
Inventories and maintenance parts..........................................................     (1,484)       (1,863)      (1,634)
Prepaid expenses...........................................................................      1,222        (1,526)        (172)
Other assets...............................................................................        298           120         (184)
Accounts payable, trade....................................................................      2,677         1,034          852
Customer deposits and deferred maintenance revenue.........................................     (2,056)        1,843          816
Income taxes payable.......................................................................       (545)        1,468        1,489
Accrued expenses...........................................................................      1,325         2,047
Payments on long-term note.................................................................     (1,547)
Other long-term liabilities................................................................        (90)           (2)          14
                                                                                              --------    ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................................................     14,162         6,165       14,127
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments........................................................    (44,367)      (46,225)      (1,188)
Proceeds from the sale of short-term investments...........................................     22,976        36,066
Payments for purchases of property and equipment...........................................     (5,491)       (3,375)      (1,802)
Payments for acquisitions made, net of cash acquired.......................................       (127)       (5,122)      (4,861)
Tax benefits from utilization of excess tax basis acquired.................................                      158          516
                                                                                              --------    ----------    ----------
NET CASH USED IN INVESTING ACTIVITIES......................................................    (27,009)      (18,498)      (7,335)
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock.....................................................        907        36,101           62
Distributions to CompuSystems, Inc. shareholders...........................................     (1,438)       (3,387)      (1,608)
Payments on notes payable..................................................................     (1,264)         (109)         (54)
Tax benefits from stock options exercised..................................................      1,264         2,019          393
                                                                                              --------    ----------    ----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES........................................       (531)       34,624       (1,207)
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------
  Net change in cash and cash equivalents..................................................    (13,378)       22,291        5,585
CASH AND CASH EQUIVALENTS:
  Beginning of period......................................................................     38,935        16,644       11,059
                                                                                              --------    ----------    ----------
  End of period............................................................................   $ 25,557     $  38,935     $ 16,644
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------
CASH PAID FOR INTEREST AND INCOME TAXES WAS AS FOLLOWS:
  Interest.................................................................................   $     89     $     114     $    112
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------
  Income taxes.............................................................................   $ 14,113     $   7,487     $  7,079
                                                                                              --------    ----------    ----------
                                                                                              --------    ----------    ----------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       COMMON STOCK        ADDITIONAL                    TOTAL
                                                                   --------------------     PAID-IN      RETAINED    SHAREHOLDERS'
                                                                     SHARES      AMOUNT     CAPITAL      EARNINGS        EQUITY
                                                                   ----------    ------    ----------    --------    --------------
RESTATED BALANCE AT DECEMBER 31, 1993...........................   21,023,622     $211      $ 25,920     $  9,781       $ 35,912
Issuance of 797,600 shares for the acquisition of Elcomp........      797,600        8         3,900                       3,908
Issuance of common stock under stock incentive plans............      144,892        1            61                          62
Tax benefits from options exercised.............................                                 393                         393
Distributions to former shareholders of CompuSystems............                                           (1,608)        (1,608)
Restated Net Income 1994........................................                                           12,674         12,674
                                                                   ----------    ------    ----------    --------    --------------
BALANCE AT DECEMBER 31, 1994....................................   21,966,114      220        30,274       20,847         51,341
Issuance of 1,700,000 shares....................................    1,700,000       16        35,280                      35,296
Issuance of 212,156 shares for the acquisition of National
  Medical Systems, Inc..........................................      212,156        2           254         (287)           (31)
Issuance of common stock under stock incentive plans............      338,354        4           813                         817
Repurchase of shares under stock incentive plans................       (5,224)                   (12)                        (12)
Tax benefits from options exercised.............................                               2,019                       2,019
Distributions to former shareholders of CompuSystems, Inc.......                                           (3,387)        (3,387)
Restated Net Income 1995........................................                                           18,394         18,394
                                                                   ----------    ------    ----------    --------    --------------
BALANCE AT DECEMBER 31, 1995....................................   24,211,400      242        68,628       35,567        104,437
Issuance of common stock under stock incentive plans............      216,912        2           612                         614
Repurchase of shares............................................       (2,205)                   (76)                        (76)
Issuance of common stock under Employee Stock Purchase Plan.....       15,363                    369                         369
Tax benefits from options exercised.............................                               1,264                       1,264
Distributions to former shareholders of CompuSystems, Inc.......                                           (1,438)        (1,438)
Net income......................................................                                           24,040         24,040
                                                                   ----------    ------    ----------    --------    --------------
BALANCE AT DECEMBER 31, 1996....................................   24,441,470     $244      $ 70,797     $ 58,169       $129,210
                                                                   ----------    ------    ----------    --------    --------------
                                                                   ----------    ------    ----------    --------    --------------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     On November 6, 1990, Medic Computer Systems, Inc. ("Medic"), a North Carolina corporation became the surviving corporation of a leveraged buyout transaction whereby all of the outstanding stock of PRC Medic Computer Systems, Inc. (the "Predecessor") was acquired from its parent corporation, a subsidiary of Black & Decker. The acquisition was accounted for as a purchase and, accordingly, the excess of the purchase price over the estimated fair value of net assets acquired has been allocated to a category included in intangible assets as outlined in Note 7.

     During 1992, Medic completed an initial public offering ("IPO") of its common stock, whereby 5,750,000 shares (including the over allotment option granted to the underwriters) of Medic's common stock were sold at $4.00 per share. On April 19, 1995, the Company completed a follow-on offering of its common stock whereby 1,700,000 shares were issued by the Company at $22.00 per share resulting in net proceeds to the Company of approximately $35,296,000, after underwriting discounts and commissions and other expenses of the offering payable by the Company.

     On January 18, 1994, Medic completed the acquisition of all of the outstanding stock of Elcomp Systems, Inc., a privately held company ("Elcomp") located in Pittsburgh, Pennsylvania, for approximately $5,000,000 in cash and 797,600 shares of Medic's common stock. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The operating results of Elcomp are included in the Company's consolidated income statements from the date of acquisition. Effective January 1, 1995, Elcomp was merged into Medic.

     On August 28, 1995, the Company acquired the assets of Script Systems, Inc. ("Script") from InfoMed Holdings, Inc. ("InfoMed"), with headquarters in Princeton, New Jersey, for approximately $3,000,000 in cash and the assumption of certain liabilities. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of acquisition. The results of operations of Script are included in the accompanying consolidated financial statements from the date of acquisition.

     On August 31, 1995, the Company acquired all of the outstanding stock of National Medical Systems, Inc. ("National Medical") a privately held company, located in Westboro, Massachusetts through an exchange of stock in a merger transaction valued at approximately $5,000,000. The Company issued approximately 212,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position for the periods prior to the acquisition. Accordingly, the results of operations of National Medical have been included from the date of acquisition.

     On September 29, 1995, the Company acquired all of the outstanding stock of Compudata Professional Systems, Ltd. ("Compudata"), a privately held company located in Marietta, Georgia, for approximately $2,000,000 in cash. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of acquisition. The results of operations of Compudata are included in the accompanying consolidated financial statements from the date of acquisition.

     On May 31, 1996, the Company acquired all of the outstanding stock of CompuSystems, Inc. ("CompuSystems"), a privately held company based in Columbia, South Carolina, through an exchange of stock in a merger transaction valued at approximately $33,400,000. Medic issued 720,022 shares of its Common Stock to the shareholders of CompuSystems in the merger. The transaction was accounted for as a pooling of interests and, accordingly, the Company's financial statements for the periods prior to the merger have been restated to include the results of CompuSystems for all periods presented. Certain details of the results of operations of the previously separate companies before the acquisition are as follows:

                                                                         JANUARY 1-MAY 31, 1996
                                                                   ----------------------------------
                                                                    MEDIC     COMPUSYSTEMS     TOTAL
                                                                   -------    ------------    -------
Revenue.........................................................   $63,181       $4,085       $67,266
Net income......................................................     5,660        1,167         6,827
Pro forma income tax expense....................................                    489           489
Pro forma net income............................................   $ 5,660       $  678       $ 6,338

                          MEDIC COMPUTER SYSTEMS, INC.

     Pro forma financial information has not been presented for the Script, National Medical or Compudata acquisitions since the acquisitions are not considered material, individually or in aggregate, in relation to the operations of the Company. The term "Company" used herein means Medic and its wholly owned subsidiaries at December 31, 1996, unless otherwise indicated by the context.

     On June 10, 1996, the Company declared a two-for-one stock split of the Company's Common Stock effective June 24, 1996, pursuant to which each shareholder of record received one additional share of Common Stock for each share held as of that date. The financial statements have been restated to reflect the effect of the split.

2. SUBSEQUENT EVENTS

     On February 28, 1997, the Company acquired all of the outstanding stock of Home Care Information Systems, Inc. ("HCIS"), a privately held company located in Bloomfield, New Jersey, through an exchange of stock in a merger transaction valued at approximately $18,800,000. The Company issued approximately 522,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position for the periods prior to the acquisition. Accordingly, the results of operations of HCIS will be included from the date of acquisition.

     On February 28, 1997, the Company also acquired all of the outstanding stock of Computer Business Systems, Inc. ("CBSI"), a privately held company located in Rockville, Maryland, through an exchange of stock in a merger transaction valued at approximately $26,460,000. The Company issued approximately 735,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position for the periods prior to the acquisition. Accordingly, the results of operations of CBSI will be included from the date of acquisition.

3. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  OPERATIONS

     The Company currently operates in one business segment, the development and marketing of integrated computer systems to the healthcare industry. The Company's products consist of several practice management systems, clinical information and patient records systems and electronic data interchange services ("EDI") designed to reduce cost and facilitate patient care in the physician practice. Systems consist of hardware, software, installation and training. Systems revenue also includes sales of system upgrades and additional peripheral hardware and software to existing customers.

     The Company contracts with customers for transaction-based, EDI services which include electronic patient billing, insurance claims and payment posting. Additionally, the Company provides software and hardware maintenance, based on annual or monthly fees, and sells forms, supplies and other services to its customers.

  PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of Medic and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

  ESTIMATES

     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996 and 1995, and the reported amounts of revenues and expenses during each of the three years in the periods ended December 31, 1996, 1995 and 1994. Actual results could differ from those estimates.

                          MEDIC COMPUTER SYSTEMS, INC.

  CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

  SHORT-TERM INVESTMENTS

     Short-term investments consist of a portfolio of U.S. government agency obligations and obligations of states and municipalities. Short-term investments are carried at amortized cost, which approximates market. Amortization of premiums and accretion of discounts are recognized as adjustments to interest income using the interest method.

  REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position No. 91-1 "Software Revenue Recognition" (SOP 91-1). Revenue from systems sales is recognized upon the installation and testing of the system and completion of the initial customer training for all contracts. Costs of remaining insignificant Company obligations, if any, are accrued as cost of revenues at the time of revenue recognition. Revenue from services is recognized as the services are performed. Revenues related to hardware and software maintenance contracts are recognized ratably over the terms of the contracts. Revenues related to forms and other ancillary products are recognized upon shipment. Revenues as reflected in the statements of operations are net of discounts, product returns and allowances. Various expenses are allocated between cost of revenues for systems and for maintenance, forms and other services, and research and development, based on management's estimates.

  CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Company has no significant exposure to any individual customer. However, the Company sells products and provides services primarily to physicians' practices located throughout the United States. The Company maintains its cash in bank deposit accounts which exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

  INVENTORIES AND MAINTENANCE PARTS

     Inventories, consisting principally of computer hardware held for resale and computer maintenance parts, held to repair customers' systems under hardware maintenance contracts between the Company and certain of its customers, are stated at the lower of cost or estimated market with cost determined by the average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from two to thirty one and one half years. Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. The cost and related accumulated depreciation of property and equipment are removed from the accounts upon retirement or other disposition and any resulting gain or loss is reflected in operations.

  INTANGIBLE ASSETS

     Intangible assets are amortized by the methods and over the estimated lives as set forth in Note 7.

  INCOME TAXES

     Income taxes are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109").

                          MEDIC COMPUTER SYSTEMS, INC.

  RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditures are charged to expense in the year incurred.

  EARNINGS PER SHARE

     The number of shares used in computing earnings per share of common stock includes the weighted average number of shares of common stock and equivalents outstanding during the period. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 is designed to improve the earnings per share information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing comparability of earnings per share on an international basis. This pronouncement is effective for periods beginning after December 15, 1997, and is not expected to have a material impact on the Company's financial statements.

  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company's management in estimating fair values for financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments".

          INVESTMENTS The fair values of the Company's investments (which are included in cash and cash equivalents and short-term investments) are based on market quotations.

          LONG-TERM NOTE The fair value of the Company's long-term note has been based upon market quotations.

  ACCOUNTING FOR STOCK BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted under the plan. However, the Company has disclosed in Note 10 the pro forma effects had compensation cost been determined based on the fair value of the options at the grant date.

4. SHORT-TERM INVESTMENTS

     The Company has classified all short-term investments as available for sale and has classified all such securities as current assets for financial statement purposes. The amortized cost approximates market value, yielding no unrealized holding gains or losses at December 31, 1996 and 1995.

     The amortized cost of the securities at December 31, 1996 and 1995 were as follows (in thousands):

                                                                        1996       1995
                                                                       -------    -------
U.S. government agency obligations..................................   $ 2,390    $ 1,648
Obligations of states and municipalities............................    30,462      9,813
                                                                       -------    -------
                                                                       $32,852    $11,461
                                                                       -------    -------
                                                                       -------    -------

     The maturities of these securities as of December 31, 1996 and 1995 were as follows (in thousands):

                                                                        1996       1995
                                                                       -------    -------
Within one year.....................................................   $14,016    $ 3,470
After 1 year through 5 years........................................       250         --
After 5 years through 10 years......................................     3,933         --
After ten years.....................................................    14,653      7,991
                                                                       -------    -------
                                                                       $32,852    $11,461
                                                                       -------    -------
                                                                       -------    -------

                          MEDIC COMPUTER SYSTEMS, INC.

5. INVENTORIES AND MAINTENANCE PARTS

     Ending inventories consisted of the following at December 31, 1996 and 1995 (in thousands):

                                                                        1996       1995
                                                                       -------    -------
New and used computer hardware and parts............................   $12,952    $10,865
Inventory shipped to customers for which revenue recognition
  criteria has not been met.........................................       560      1,007
Forms...............................................................       266        422
                                                                       -------    -------
                                                                       $13,778    $12,294
                                                                       -------    -------
                                                                       -------    -------

6. PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consisted of the following at December 31, 1996 and 1995 (in thousands):

                                                                        1996       1995
                                                                       -------    -------
Office furniture and equipment......................................   $ 4,366    $ 2,633
Computer equipment..................................................    10,491      6,975
Leasehold improvements..............................................       378        369
Vehicles............................................................       479        514
Land................................................................        90         90
Building............................................................     1,474      1,474
                                                                       -------    -------
                                                                        17,278     12,055
Less accumulated depreciation and amortization......................     7,179      4,980
                                                                       -------    -------
                                                                       $10,099    $ 7,075
                                                                       -------    -------
                                                                       -------    -------

7. INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1996 and 1995 (in thousands):

                                                                                AMORTIZATION    ESTIMATED
                                                                                   METHOD         LIVES       1996       1995
                                                                               --------------   ----------   -------    -------
Excess of purchase price over net assets acquired
  and other intangible assets...............................................    Straight-line     15 years   $25,904    $25,769
Noncompetition agreement....................................................    Straight-line      5 years       374        374
                                                                                                             -------    -------
                                                                                                              26,278     26,143
Less accumulated amortization...............................................                                   7,480      5,698
                                                                                                             -------    -------
                                                                                                             $18,798    $20,445
                                                                                                             -------    -------
                                                                                                             -------    -------

     The Company continually monitors events and changes in circumstances that could indicate carrying amounts of intangible assets may not be recovered. When events or changes in circumstances are present that indicate the carrying amounts of intangible assets may not be recoverable, the Company assesses the recoverability of intangible assets by determining whether the carrying value of such intangible assets will be recoverable through the future cash flows expected from the use of the asset and its eventual disposition. No impairment losses on intangible assets were recorded by the Company during the years ended December 31, 1996, 1995 and 1994.

                          MEDIC COMPUTER SYSTEMS, INC.

8. NOTES PAYABLE

     In 1995, the Company entered into a financing agreement with a vendor to obtain favorable pricing on a large number of software licenses that will be resold. This agreement is interest-free and requires monthly payments of $128,930 through December 1998. The estimated fair value of the note at December 31, 1996 is $2,632,000. Future minimum payments under this agreement are as follows (in thousands):

Year ending December 31,
1997.................................................................   $1,575
1998.................................................................    1,418
                                                                        ------
                                                                        $2,993
                                                                        ------
                                                                        ------

     The Company has a $10,000,000 uncommitted line of credit with Wachovia Bank of North Carolina, N.A. At December 31, 1996, there were no borrowings outstanding under this line.

     Accounts payable to another vendor are collateralized by inventory purchased by Medic from the vendor and related receivables from the sale of inventory. At December 31, 1996 and 1995, approximately $4,040,000 and $915,000, respectively, was outstanding to this vendor.

9. INCOME TAXES

     Income tax expense for the years ended December 31, 1996, 1995 and 1994 consisted of the following (in thousands):

                                                                          1996       1995       1994
                                                                         -------    -------    ------
FEDERAL:
  Current.............................................................   $12,290    $ 9,067    $6,279
  Deferred............................................................      (303)      (921)     (341)
                                                                         -------    -------    ------
                                                                          11,987      8,146     5,938
                                                                         -------    -------    ------
STATE:
  Current.............................................................     2,904      2,118     1,370
  Deferred............................................................       (68)      (162)      (75)
                                                                         -------    -------    ------
                                                                           2,836      1,956     1,295
                                                                         -------    -------    ------
                                                                         $14,823    $10,102    $7,233
                                                                         -------    -------    ------
                                                                         -------    -------    ------

     The actual effective rate of income tax expense differs from the U.S. statutory federal income tax rate as follows:

                                                                                1996     1995     1994
                                                                                ----     ----     ----
Statutory U.S. federal rate.................................................    35.0%    35.0%    35.0%
State income taxes, net of federal income tax benefits......................     4.8      4.8      4.7
Amortization of nondeductible intangibles...................................     0.9      1.2      1.7
Tax free interest income....................................................    (1.5)    (1.0)      --
Research and experimentation tax credit.....................................    (0.5)    (0.9)      --
Pro forma taxes on CompuSystems, an S-Corporation prior to May 31, 1996,
  paid by former shareholders...............................................    (1.3)    (4.1)    (4.9)
Other items, net............................................................     0.7      0.5     (0.2)
                                                                                ----     ----     ----
                                                                                38.1%    35.5%    36.3%
                                                                                ----     ----     ----
                                                                                ----     ----     ----

                          MEDIC COMPUTER SYSTEMS, INC.

     The components of net deferred tax assets at December 31, 1996 and 1995 were as follows (in thousands):

                                                                           1996      1995
                                                                          ------    ------
Accelerated depreciation...............................................   $ (396)   $   --
Deferred revenue.......................................................    1,265     1,778
Inventory reserves or write-downs......................................      390       297
Inventory spare parts capitalization...................................      284        --
Accrued bonuses and vacation...........................................      531       413
Accounts receivable allowances.........................................    1,198       427
Other assets...........................................................       87        25
Accrued pension and profit sharing.....................................     (473)     (425)
                                                                          ------    ------
                                                                          $2,886    $2,515
                                                                          ------    ------
                                                                          ------    ------

     During the years ended December 31, 1996 and 1995, the Company utilized excess tax basis acquired from the Predecessor of approximately $400,000, for each year, resulting in a reduction of both current income taxes payable and excess of purchase price over net assets acquired of approximately $156,000 and $158,000, respectively.

10. COMMON STOCK OPTIONS

     Options may be granted under the Company's stock option plan for the purchase directly from the Company of up to 1,960,000 shares of common stock as incentive stock options and as nonqualified stock options by participants. The exercise price of each option equals the market price of the Company's stock on the date of the grant.

     Activity in the plan for the years ended December 31, 1995 and 1996 is summarized as follows:

                                                                                   AVAILABLE FOR                   WEIGHTED AVERAGE
                                                                                       GRANT        OUTSTANDING     EXERCISE PRICE
                                                                                   -------------    -----------    ----------------
Balance, December 31, 1994......................................................       830,004         965,504          $ 3.69
Granted on August 31, 1995......................................................      (100,000)        100,000           22.00
Options exercised...............................................................            --        (338,354)           2.45
Options canceled at employee termination........................................         9,550          (9,550)           5.63
                                                                                   -------------    -----------        -------
Balance, December 31, 1995......................................................       739,554         717,600            6.80
Granted on January 2, 1996......................................................       (72,000)         72,000           30.00
Granted on October 4, 1996......................................................      (100,950)        100,950           29.50
Options exercised...............................................................                      (216,912)           2.81
Options canceled at employee termination........................................         6,850          (6,850)          16.78
                                                                                   -------------    -----------        -------
Balance, December 31, 1996......................................................       573,454         666,788          $13.94
                                                                                   -------------    -----------        -------
                                                                                   -------------    -----------        -------

     Shares subject to the options granted in March 1991 vest over a five-year period, 33 1/3% vesting at the end of three years and on each anniversary of the grant date thereafter, and expire in 10 years. The majority of the shares granted in 1992 and thereafter vest 100% in three years and expire in 10 years. As of December 31, 1996 and 1995, approximately 237,000 and 157,000 options were vested, respectively.

                                                               OPTIONS OUTSTANDING                      OPTIONS
                                               ---------------------------------------------------    EXERCISABLE
                                                              WEIGHTED-AVERAGE                        -----------
                  RANGE OF                       NUMBER          REMAINING        WEIGHTED AVERAGE      NUMBER
              EXERCISE PRICES                  OUTSTANDING    CONTRACTUAL LIFE     EXERCISE PRICE     EXERCISABLE
--------------------------------------------   -----------    ----------------    ----------------    -----------
$0.43-$10.00................................     398,089          5.7 years            $ 5.18           237,000
$20.01-$30.00...............................     268,699          8.6 years            $26.93                --
                                               -----------                                            -----------
                                                 666,788                                                237,000
                                               -----------                                            -----------
                                               -----------                                            -----------

                  RANGE OF                    WEIGHTED AVERAGE
              EXERCISE PRICES                  EXERCISE PRICE
--------------------------------------------  ----------------
$0.43-$10.00................................       $ 2.39
$20.01-$30.00...............................

                          MEDIC COMPUTER SYSTEMS, INC.

     Had compensation cost been recognized based on the fair value of the options at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share information):

                                                               1996                        1995
                                                     ------------------------    ------------------------
                                                     AS REPORTED    PRO FORMA    AS REPORTED    PRO FORMA
                                                     -----------    ---------    -----------    ---------
Net income........................................     $23,551       $22,838       $17,216       $17,008
Net income per share..............................     $  0.95       $  0.92       $  0.72       $  0.71
Number of share used..............................      24,783        24,783        23,952        23,952

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants. The weighted average fair value of options granted during 1996 and 1995 was $4.51 and $4.08 , respectively.

                                                                          1996      1995
                                                                          -----     -----
Dividend yield........................................................        0%        0%
Expected volatility...................................................    62.24%    99.11%
Risk-free interest rate...............................................     5.17%     5.08%
Expected lives, in years..............................................     0.28      0.26

11. EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution profit sharing plan covering substantially all employees who have completed one year of eligible service and have reached the age of 21. The Company's contributions are at the discretion of the Company's Board of Directors and are limited to 15% of eligible participant compensation in any plan year. The cost of such plan to the Company was $1,133,350, $1,019,600 and $799,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company has a defined contribution pension plan covering substantially all employees of the Company. Contribution rates, to be established with the approval of the Board of Directors, are limited to 8% of a participant's compensation, if any, in excess of the FICA maximum plus one-half of the aforementioned rate applied to a participant's compensation below the FICA maximum. The cost of such plan to the Company was $1,083,949, $842,000 and $736,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     In addition, the Company has a defined contribution employee retirement savings plan covering substantially all employees of the Company. The Company will match participants' pre-tax contributions up to an amount determined annually by the Board of Directors. The cost of such plan to the Company was $227,942, $191,000 and $133,000 for the years ended December 31, 1996, 1995 and
1994, respectively.

                          MEDIC COMPUTER SYSTEMS, INC.

12. COMMITMENTS

     The Company leases various office and warehouse space under noncancelable operating leases expiring through 2001. Certain lease agreements may be renewed for terms ranging from one to five years at the option of the Company. It is expected that in the normal course of business, expiring leases will be renewed or replaced by similar leases on other properties. Future minimum lease payments as of December 31, 1996 under the noncancelable operating leases follows (in thousands):

YEAR ENDING DECEMBER 31,
1997.................................................................   $3,083
1998.................................................................    2,839
1999.................................................................    2,456
2000.................................................................      825
2001.................................................................      292
                                                                        ------
                                                                        $9,495
                                                                        ------
                                                                        ------

     Rent expense was $2,981,000, $2,260,000 and $1,903,000 during 1996, 1995 and 1994, respectively.

13. CONTINGENCIES

     The Company is self-insured for employee health insurance claims. At December 31, 1996, the Company had a stop-loss insurance policy covering claims in excess of $50,000 per employee and $1,839,000 in the aggregate. The accompanying financial statements reflect an estimated liability for claims incurred as of December 31, 1996 and 1995, respectively.

     Periodically, the Company is involved in various litigation arising in the ordinary course of business. Although the final resolution of these matters cannot be determined, it is management's opinion that the final outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

14. RELATED PARTY TRANSACTIONS

     During 1996, the Company earned revenues of $2,929,000 with a customer that shares common members of the Board of Directors with the Company and in which certain senior members of management are minority shareholders. The related cost of goods sold was $687,000. At December 31, 1996 there was $419,000 in outstanding accounts receivable from this customer.

                          MEDIC COMPUTER SYSTEMS, INC.

15. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following table of supplementary financial information presents selected unaudited quarterly results of the Company's operations over the last eight quarters (in thousands, except per share amounts):

                                                                                                       1996
                                                                                     ----------------------------------------
                                                                                      FIRST     SECOND      THIRD     FOURTH
                                                                                     QUARTER    QUARTER    QUARTER    QUARTER
                                                                                     -------    -------    -------    -------
Revenues..........................................................................   $43,374    $44,584    $50,072    $53,757
Gross margin......................................................................    17,211     18,018     19,679     22,038
Sales, general and administrative, research and development expenses..............     8,828      9,224      9,698     10,752
Amortization expense..............................................................       445        447        442        440
Income from operations............................................................     7,938      8,347      9,539     10,846
Net income........................................................................     5,391      5,692      6,086      6,871
Pro forma net income..............................................................     5,134      5,460      6,086      6,871
Pro forma earnings per share......................................................   $  0.21    $  0.22    $  0.25    $  0.28

                                                                                                       1995
                                                                                     ----------------------------------------
                                                                                      FIRST     SECOND      THIRD     FOURTH
                                                                                     QUARTER    QUARTER    QUARTER    QUARTER
                                                                                     -------    -------    -------    -------
Revenues..........................................................................   $33,239    $36,264    $39,977    $44,036
Gross margin......................................................................    13,186     14,684     15,761     17,764
Sales, general and administrative, research and development expenses..............     6,628      7,471      8,396      9,400
Amortization expense..............................................................       755        757        780        580
Income from operations............................................................     5,803      6,456      6,585      7,784
Net income........................................................................     3,794      4,580      4,701      5,319
Pro forma net income..............................................................     3,538      4,279      4,387      5,012
Pro forma earnings per share......................................................   $  0.16    $  0.18    $  0.18    $  0.20

                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]
                       REPORT OF INDEPENDENT ACCOUNTANTS

BOARD OF DIRECTORS
MEDIC COMPUTER SYSTEMS, INC.

     We have audited the accompanying consolidated balance sheets of Medic Computer Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medic Computer Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                     /s/ COOPERS & LYBRAND L.L.P.
                                         ------------------------
                                         COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
March 21, 1997

                          MEDIC COMPUTER SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                       JUNE 30,      DECEMBER 31,
                                                                                                         1997            1996
                                                                                                      -----------    ------------
                                                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................................    $  34,984       $ 25,557
  Short-term investments...........................................................................       34,399         32,852
  Accounts receivable, trade, net..................................................................       53,711         54,737
  Inventories and maintenance parts................................................................       12,696         13,778
  Prepaid expenses.................................................................................        6,664          4,968
  Other current assets.............................................................................        1,468          1,006
  Deferred income tax benefit......................................................................        2,934          2,886
                                                                                                      -----------    ------------
       TOTAL CURRENT ASSETS........................................................................      146,856        135,784
Property and equipment, at cost, net...............................................................       13,046         10,099
Intangible assets, at cost, net....................................................................       17,912         18,798
Other assets.......................................................................................           58             55
                                                                                                      -----------    ------------
       TOTAL ASSETS................................................................................    $ 177,872       $164,736
                                                                                                      -----------    ------------
                                                                                                      -----------    ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term note................................................................    $   1,418       $  1,575
  Accounts payable, trade..........................................................................       10,405         10,013
  Customer deposits and deferred maintenance revenue...............................................       11,612         11,340
  Income taxes payable.............................................................................        2,718          1,131
  Accrued expenses:
     Commissions...................................................................................        1,830          2,213
     Compensation and related items................................................................        5,148          4,915
     Other.........................................................................................        2,652          2,839
                                                                                                      -----------    ------------
       TOTAL CURRENT LIABILITIES...................................................................       35,783         34,026
Long-term note, less current portion...............................................................          645          1,418
Other long-term liabilities........................................................................           81             82
                                                                                                      -----------    ------------
SHAREHOLDERS' EQUITY:
Common Stock, $.01 par value; 40,000,000 shares authorized; 25,756,649 and 24,441,470 shares issued
  and outstanding in 1997 and 1996, respectively...................................................          258            244
Additional paid-in capital.........................................................................       72,693         70,797
Retained earnings..................................................................................       68,412         58,169
                                                                                                      -----------    ------------
                                                                                                         141,363        129,210
                                                                                                      -----------    ------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................................................    $ 177,872       $164,736
                                                                                                      -----------    ------------
                                                                                                      -----------    ------------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                               ---------------------     ---------------------
                                                                               JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                                                 1997         1996         1997         1996
                                                                               --------     --------     --------     --------
NET REVENUES:
  Systems..................................................................    $ 28,068     $ 20,325     $ 47,633     $ 41,488
  Maintenance, forms and other services....................................      32,268       24,259       60,154      46,470]
                                                                               --------     --------     --------     --------
       TOTAL NET REVENUES..................................................      60,336       44,584      107,787       87,958
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
COST OF REVENUES:
  Systems..................................................................      17,075       11,887       30,611       24,888
  Maintenance, forms and other services....................................      19,252       14,679       36,204       27,841
                                                                               --------     --------     --------     --------
       TOTAL COST OF REVENUES..............................................      36,327       26,566       66,815       52,729
                                                                               --------     --------     --------     --------
          GROSS MARGIN.....................................................      24,009       18,018       40,972       35,229
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
OPERATING EXPENSES:
  Sales and marketing......................................................       5,995        4,274       10,800        8,397
  Research and development.................................................       4,512        2,370        7,454        4,793
  General and administrative...............................................       3,543        2,580        7,486        4,862
  Amortization of intangible assets........................................         441          447          886          892
                                                                               --------     --------     --------     --------
       TOTAL OPERATING EXPENSES............................................      14,491        9,671       26,626       18,944
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
          INCOME FROM OPERATIONS...........................................       9,518        8,347       14,346       16,285
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
OTHER INCOME:
Interest income............................................................         690          574        1,329        1,118
                                                                               --------     --------     --------     --------
INCOME BEFORE INCOME TAXES.................................................      10,208        8,921       15,675       17,403
                                                                               --------     --------     --------     --------
PROVISION FOR INCOME TAXES.................................................       4,023        3,229        6,374        6,320
                                                                               --------     --------     --------     --------
NET INCOME.................................................................    $  6,185     $  5,692     $  9,301     $ 11,083
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
PRO FORMA DATA:
  Income before pro forma income tax provision.............................    $  6,185     $  5,692     $  9,301     $ 11,083
  Pro forma income tax expense for the periods prior to May 31, 1996.......           0          232            0          489
                                                                               --------     --------     --------     --------
PRO FORMA NET INCOME.......................................................    $  6,185     $  5,460     $  9,301     $ 10,594
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
PRO FORMA EARNINGS PER SHARE:
  Net income per share.....................................................    $   0.24     $   0.22     $   0.36     $   0.43
                                                                               --------     --------     --------     --------
                                                                               --------     --------     --------     --------
Pro forma weighted average common shares and equivalents used in computing
  net income per share.....................................................    25,946,122   24,815,566   25,684,442   24,787,292
                                                                               --------     --------     --------     --------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                             SIX MONTHS ENDED
                                                                                                           --------------------
                                                                                                           JUNE 30,    JUNE 30,
                                                                                                             1997        1996
                                                                                                           --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................................................................................   $  9,301    $ 11,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment.................................................      1,679       1,072
Amortization of intangibles.............................................................................        886         892
Deferred income taxes...................................................................................        (48)        260
ccounts receivable, trade (net).........................................................................      2,571      (3,709)
Inventories and maintenance parts.......................................................................      1,147         300
Prepaid expenses and other current assets...............................................................     (1,673)       (385)
Other assets............................................................................................         (2)         (7)
Accounts payable, trade.................................................................................        147      (1,816)
Customer deposits and deferred maintenance revenue......................................................       (644)     (3,823)
Income taxes payable....................................................................................      1,401      (1,777)
Accrued expenses........................................................................................     (1,479)      1,749
Payments on long-term note..............................................................................       (930)       (903)
Other long-term liabilities.............................................................................         (1)        (38)
                                                                                                           --------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...............................................................     12,355       2,898
                                                                                                           --------    --------
                                                                                                           --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments.....................................................................    (24,459)    (14,929)
Proceeds from the sale of short-term investments........................................................     22,912       9,718
Payments for purchases of property and equipment........................................................     (3,225)     (2,182)
Cash acquired, net of payments for acquisitions.........................................................      1,001         (70)
                                                                                                           --------    --------
NET CASH USED IN INVESTING ACTIVITIES...................................................................     (3,771)     (7,463)
                                                                                                           --------    --------
                                                                                                           --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock..................................................................        573         289
Distributions to shareholders...........................................................................         --      (1,475)
Payment on long-term note...............................................................................         --      (1,234)
Tax benefits from stock options exercised...............................................................        270       1,043
                                                                                                           --------    --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.....................................................        843      (1,377)
                                                                                                           --------    --------
                                                                                                           --------    --------
  Net change in cash and cash equivalents...............................................................      9,427      (5,942)
CASH AND CASH EQUIVALENTS:
  Beginning of period...................................................................................     25,557      38,935
                                                                                                           --------    --------
  End of period.........................................................................................   $ 34,984    $ 32,993
                                                                                                           --------    --------
                                                                                                           --------    --------
CASH PAID FOR INTEREST AND INCOME TAXES WAS AS FOLLOWS:
  Interest..............................................................................................   $      1    $     43
                                                                                                           --------    --------
                                                                                                           --------    --------
  Income taxes..........................................................................................   $  4,574    $  6,351
                                                                                                           --------    --------
                                                                                                           --------    --------

    The accompanying notes are an integral part of the financial statements.

                          MEDIC COMPUTER SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The financial statements included herein are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1997 and for all periods presented have been made. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, but the Company believes that the disclosures made are adequate to make the information presented not misleading. For more complete financial information, these financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Results for interim periods are not necessarily indicative of the results for any other interim period or for the full fiscal year.

2. NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires the disclosure of an amount that represents total comprehensive income and the components of comprehensive income in a financial statement. This pronouncement is effective for fiscal years beginning after December 15, 1997, and is not expected to have a material impact on the Company's financial statements.

     In June 1997, the Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for determining an entity's operating segments and the type and level of financial information to be disclosed in both annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This pronouncement is effective for periods beginning after December 15, 1997, and is not expected to have a material impact on the Company's financial statements.

3. BUSINESS COMBINATIONS

     On May 31, 1996, the Company acquired all of the outstanding stock of CompuSystems, Inc. ("CompuSystems"), a privately held company based in Columbia, South Carolina, through an exchange of stock in a merger transaction valued at approximately $33,400,000. Medic issued 720,022 shares of its common stock to the shareholders of CompuSystems in the merger. The transaction was accounted for as a pooling of interests and, accordingly, the Company's financial statements for the periods prior to the merger have been restated to include the results of CompuSystems for all periods presented.

     On February 28, 1997, the Company acquired all of the outstanding stock of Home Care Information Systems, Inc. ("HCIS"), a privately held company located in Bloomfield, New Jersey, through an exchange of stock in a merger transaction valued at approximately $18,800,000. The Company issued approximately 522,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position. Accordingly, the results of operations of HCIS are included from the date of acquisition.

     On February 28, 1997, the Company also acquired all of the outstanding stock of Computer Business Systems of Virginia, Inc. ("CBSI"), a privately held company located in Rockville, Maryland, through an exchange of stock in a merger transaction valued at approximately $26,460,000. The Company issued approximately 735,000 shares of its common stock in the transaction. The acquisition was accounted for as a pooling of interests, but was not material to the Company's results of operations and financial position. Accordingly, the results of operations of CBSI are included from the date of acquisition.

                          MEDIC COMPUTER SYSTEMS, INC.

4. INVENTORIES AND MAINTENANCE PARTS

     Inventories consisted of the following (in thousands):

                                                                               JUNE 30,      DECEMBER 31,
                                                                                 1997            1996
                                                                              -----------    ------------
                                                                              (UNAUDITED)
New and used computer hardware and parts...................................     $10,695        $ 12,952
Inventory shipped to customers for which revenue recognition criteria had
  not been met.............................................................       1,502             560
Forms......................................................................         499             266
                                                                              -----------    ------------
                                                                                $12,696        $ 13,778
                                                                              -----------    ------------
                                                                              -----------    ------------

5. INTANGIBLE ASSETS

     Intangible assets consisted of the following (in thousands):

                                                                     AMORTIZATION                         JUNE 30,      DECEMBER 31,
                                                                        METHOD        ESTIMATED LIVES       1997            1996
                                                                     -------------    ---------------    -----------    ------------
                                                                                                         (UNAUDITED)
Excess of purchase price over net assets acquired and other
  intangible assets...............................................   Straight-line        15 years         $25,905        $ 25,904
Noncompetition agreement..........................................   Straight-line         5 years             374             374
                                                                                                         -----------    ------------
                                                                                                            26,279          26,278
Less accumulated amortization.....................................                                           8,367           7,480
                                                                                                         -----------    ------------
                                                                                                           $17,912        $ 18,798
                                                                                                         -----------    ------------
                                                                                                         -----------    ------------

6. INCOME TAXES

     The tax provisions for the six-month periods ended June 30, 1997 and 1996 differ from the statutory U.S. federal income tax rate primarily due to state income taxes, nondeductible amortization of intangible assets, acquisition-related costs and tax-free interest income.

     Reconciliation between the "expected" income tax expense rate based on the statutory U.S. federal income tax rate and the actual effective rate of the expense is as follows:

                                                                                          SIX MONTHS
                                                                                          ENDED JUNE
                                                                                              30,
                                                                                         -------------
                                                                                         1997     1996
                                                                                         ----     ----
Statutory U.S. federal rate..........................................................    35.0%    35.0%
State income taxes, net of federal income tax benefits...............................     4.8      4.8
Research and experimentation tax credits.............................................      --     (0.5)
Pro forma taxes on CompuSystems, an S-Corporation prior to May 31, 1996, paid by
  former shareholders................................................................      --     (2.8)
Amortization of intangibles and other permanent differences, including
  acquisition-related expenses.......................................................     0.9     (0.2)
                                                                                         ----     ----
                                                                                         40.7%    36.3%
                                                                                         ----     ----
                                                                                         ----     ----

                          MEDIC COMPUTER SYSTEMS, INC.

     Deferred income taxes result from temporary differences in the recognition of income and expense items for income tax and financial statement purposes. The components of the deferred tax asset as of June 30, 1997 were as follows (in thousands):

                                                                                   JUNE 30,
                                                                                     1997
                                                                                   --------
Deferred revenue................................................................    $1,265
Accelerated depreciation........................................................      (348)
Inventory reserves and/or writedowns............................................       390
Inventory spare parts capitalization............................................       284
Allowance for bad debts and sales returns and credits...........................     1,198
Accrued bonuses and vacation....................................................       531
Accrued pension and profit sharing plan.........................................      (473)
Other...........................................................................        87
                                                                                   --------
                                                                                    $2,934
                                                                                   --------
                                                                                   --------

7. REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position No. 91-1 "Software Revenue Recognition" (SOP 91-1). Revenue from systems sales is recognized upon the installation and testing of the system and completion of the initial customer training for all contracts. Costs of remaining insignificant Company obligations, if any, are accrued as cost of revenues at the time of revenue recognition. Revenue from services is recognized as the services are performed. Revenues related to hardware and software maintenance contracts are recognized ratably over the terms of the contracts. Revenues related to forms and other ancillary products are recognized upon shipment.

8. COMMON STOCK OPTIONS

     The Company will adopt Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") on December 31, 1997, requiring change in its method of computing, presenting and disclosing earnings per share information. Upon adoption, all prior period data presented will be restated to conform to the provisions of SFAS No. 128.

     Had SFAS No. 128 been adopted for the period ended June 30, 1997, basic income per common share and diluted income per common share would have been presented as follows (dollars in thousands, except share data):

                                                                   SIX MONTHS ENDED    SIX MONTHS ENDED
                                                                    JUNE 30, 1997       JUNE 30, 1996
                                                                   ----------------    ----------------
Basic income per common share:
  Income available to common stockholders.......................     $      9,301        $     10,594
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------
  Weighted average common shares outstanding....................       25,323,788          24,275,896
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------
  Basic income per common share.................................     $       0.37        $       0.44
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------
Diluted income per common share:
  Income available to common stockholders.......................     $      9,301        $     10,594
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------
  Weighted average common shares outstanding....................       25,323,788          24,275,896
  Dilutive effect of stock options..............................          360,654             511,396
                                                                   ----------------    ----------------
  Total shares..................................................       25,684,442          24,787,292
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------
  Diluted income per common share...............................     $       0.36        $       0.43
                                                                   ----------------    ----------------
                                                                   ----------------    ----------------

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                                   MISYS PLC,
                                 KIRSTY, INC.,
                           DECIMAL MUSIC CORPORATION
                                      AND
                          MEDIC COMPUTER SYSTEMS, INC.

                         DATED AS OF SEPTEMBER 4, 1997

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
ARTICLE 1 THE MERGER.............................................................................   1
                1.1.    The Merger...............................................................   1
                1.2.    The Closing..............................................................   1
                1.3.    Effective Time...........................................................   1
ARTICLE 2 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION......................   2
                2.1.    Articles of Incorporation................................................   2
                2.2.    Bylaws...................................................................   2
ARTICLE 3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION....................................   2
                3.1.    Directors................................................................   2
                3.2.    Officers.................................................................   2
ARTICLE 4 EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY.......................   2
                4.1.    Merger Sub Stock.........................................................   2
                4.2.    Company Securities.......................................................   2
                4.3.    Exchange of Certificates Representing Common Stock.......................   3
                4.4.    Adjustment of Merger Consideration.......................................   4
                4.5.    Dissenting Company Shareholders..........................................   4
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................   4
                5.1.    Existence; Good Standing; Corporate Authority............................   4
                5.2.    Authorization, Validity and Effect of Agreements.........................   4
                5.3.    Compliance with Laws.....................................................   5
                5.4.    Capitalization...........................................................   5
                5.5.    Subsidiaries.............................................................   5
                5.6.    No Violation.............................................................   5
                5.7.    Company Reports; Undisclosed Liabilities.................................   6
                5.8.    Litigation...............................................................   6
                5.9.    Absence of Certain Changes...............................................   6
                5.10.   Taxes....................................................................   7
                5.11.   Employee Benefit Plans...................................................   7
                5.12.   Labor and Employment Matters.............................................   8
                5.13.   Brokers and Finders......................................................   8
                5.14.   Opinion of Financial Advisor.............................................   8
                5.15.   State Antitakeover Laws..................................................   8
                5.16.   Voting Requirements......................................................   8
                5.17.   Material Contracts.......................................................   9
                5.18.   Intellectual Property; Technology........................................   9
                5.19.   Calendar Function........................................................  10
                5.20.   Investments..............................................................  10
                5.21.   Health Care Regulations..................................................  10
                5.22.   Insurance................................................................  10
                5.23.   Product Liability........................................................  10
                5.24.   Disclosures..............................................................  10
                5.25.   European Union Operations................................................  11
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, THE US PARENT AND MERGER SUB..........  11
                6.1.    Existence; Good Standing; Corporate Authority............................  11
                6.2.    Authorization, Validity and Effect of Agreements.........................  11
                6.3.    Voting Requirements......................................................  11
                6.4.    Litigation...............................................................  11
                6.5.    No Violation.............................................................  11
                6.6.    Financing................................................................  11
                6.7.    Ownership of Shares......................................................  11
ARTICLE 7 COVENANTS..............................................................................  12
                7.1.    No Solicitation..........................................................  12

                                                                                                 PAGE
                                                                                                 ----
                7.2.    Interim Operations.......................................................  13
                7.3.    Shareholder Approvals; Proxy Statement...................................  15
                7.4.    Filings; Other Action....................................................  15
                7.5.    Access to Information....................................................  16
                7.6.    Publicity................................................................  16
                7.7.    Further Action...........................................................  16
                7.8.    Insurance; Indemnity.....................................................  16
                7.9.    Employees and Employee Benefit Plans.....................................  17
                7.10.   Financing................................................................  17
                7.11.   Legends..................................................................  17
                7.12.   Reasonable Efforts.......................................................  17
                7.13.   Certain Notification.....................................................  17
ARTICLE 8 CONDITIONS.............................................................................  17
                8.1.    Conditions to Each Party's Obligation to Effect the Merger...............  17
                8.2.    Conditions to Obligations of the Purchaser...............................  18
                8.3.    Conditions to Obligations of the Company.................................  18
ARTICLE 9 TERMINATION; AMENDMENT; WAIVER.........................................................  19
                9.1.    Termination..............................................................  20
                9.2.    Effect of Termination....................................................  20
                9.3.    Amendment................................................................  20
                9.4.    Extension; Waiver........................................................  20
                9.5.    Escrow...................................................................  20
ARTICLE 10 GENERAL PROVISIONS....................................................................  21
               10.1.    Nonsurvival of Representations and Warranties............................  21
               10.2.    Notices..................................................................  21
               10.3.    Assignment; Binding Effect; Third Party Beneficiaries....................  21
               10.4.    Entire Agreement.........................................................  21
               10.5.    Fees and Expenses........................................................  21
               10.6.    Governing Law............................................................  22
               10.7.    Headings.................................................................  22
               10.8.    Interpretation; Certain Definitions......................................  22
               10.9.    Investigations...........................................................  23
               10.10.   Severability.............................................................  23
               10.11.   Enforcement of Agreement.................................................  23
               10.12.   Counterparts.............................................................  23
DEFINITIONS......................................................................................  45

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 4, 1997 (this "AGREEMENT"), among MISYS PLC, a public limited company incorporated under the laws of England (the "PURCHASER"), KIRSTY, INC., a Delaware corporation and indirect wholly owned subsidiary of the Purchaser (the "US PARENT"), DECIMAL MUSIC CORPORATION, a North Carolina corporation and a direct wholly owned subsidiary of the US Parent ("MERGER SUB"), and MEDIC COMPUTER SYSTEMS, INC., a North Carolina corporation (the "COMPANY").

                                    RECITALS

     WHEREAS, the Boards of Directors of the Purchaser, the US Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective companies and shareholders for Merger Sub to be merged into the Company pursuant to the laws of the State of North Carolina and upon the terms and subject to the conditions set forth herein.

     WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the Purchaser's, the US Parent's and Merger Sub's willingness to enter into this Agreement, the Purchaser and the Company are entering into a Stock Option Agreement substantially in the form of Exhibit A attached hereto (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted to the Purchaser an option to purchase shares of Common Stock.

     WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the Purchaser's, the US Parent's and Merger Sub's willingness to enter into this Agreement, certain shareholders of the Company, the Purchaser, the US Parent and Merger Sub are entering into a Shareholders Agreement substantially in the form of Exhibit B attached hereto (the "SHAREHOLDERS AGREEMENT"), pursuant to which such shareholders have agreed, among other things, to vote their shares in favor of the Merger.

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (defined terms used herein not previously defined having the meanings as hereinafter defined), Merger Sub shall be merged with and into the Company in accordance with the North Carolina Business Corporation Act (the "NCBCA") and this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "MERGER"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"). The Merger shall have the effects specified in the NCBCA.

     1.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, as soon as practicable (but in no event more than one business day) following the satisfaction (or waiver if permissible) of the conditions set forth in ARTICLE 8 or at such other time, date or place as the Purchaser, Merger Sub and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

     1.3. EFFECTIVE TIME. If all the conditions to the Merger set forth in
ARTICLE 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE 9, the parties hereto shall cause Articles of Merger meeting the requirements of Section 55-11-05 of the NCBCA to be properly executed and filed on the Closing Date in accordance with such Section and Sections 55-1-20 and 55-1-22 of the NCBCA. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of North Carolina in accordance with the NCBCA or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

                                   ARTICLE 2

                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

     2.1. ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time in the form attached hereto as Exhibit C shall be adopted as the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law, except that the name of Merger Sub as set forth in the Articles of Incorporation shall be changed to Medic Computer Systems, Inc.

     2.2. BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be adopted as the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1. DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law, except that Patrick V. Hampson, John L. Corse and Thomas C. Nelson shall be replaced by Michael Kevin O'Leary, John Gilbert Sussens and David Taylor.

     3.2. OFFICERS. The officers of the Company immediately prior to the Effective Time, together with such additions thereto as Merger Sub shall designate, shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 4

                       EFFECT OF THE MERGER ON SECURITIES
                         OF MERGER SUB AND THE COMPANY

     4.1. MERGER SUB STOCK. At the Effective Time, each share of common stock, $35 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

     4.2. COMPANY SECURITIES.

     (a) At the Effective Time, each share of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by the Purchaser, the US Parent or Merger Sub or held by the Company or owned or held by any of their respective Subsidiaries, all of which shall be canceled as provided in SECTION 4.2(C), and other than shares of Dissenting Common Stock) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of $35 per share, without interest (the "MERGER CONSIDERATION").

     (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Common Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of shares of Common Stock (other than Merger Sub, the US Parent, the Purchaser, the Company and each of their respective Subsidiaries) shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive, without interest, the Merger Consideration in accordance with SECTION 4.3 upon the surrender of a certificate or certificates (a "CERTIFICATE") representing such shares of Common Stock or, with respect to shares of Dissenting Common Stock, payment of the appraised value of shares of Dissenting Common Stock in accordance with SECTION 4.5.

     (c) Each share of Common Stock issued and owned or held by the Purchaser, the US Parent, Merger Sub, the Company or any of their respective Subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be automatically canceled and retired without payment of any consideration therefor.

     (d) Each option to purchase shares of Common Stock granted to any employee or director of the Company or any of its Subsidiaries pursuant to any of the Company's Amended and Restated Stock Plan, as amended effective November 18, 1992 and the 1996 Employee Stock Purchase Plan (collectively, the "STOCK OPTION PLANS") that, immediately prior to the Effective Time, is outstanding (each, an "OPTION" and, collectively, the "OPTIONS") shall be canceled in exchange for the right to receive a cash payment as soon as reasonably practicable, but in no event more than 30 days, following the Effective Time equal to the product (such product, the "OPTION CONSIDERATION") of (I) the excess of (X) the Merger Consideration over (Y) the exercise price per share under such Option multiplied by (II) the number of shares of Common Stock covered by such Option, which cash payment shall be reduced by any applicable withholding taxes. The right of each holder of an Option to receive the Option Consideration in cancellation of such Option shall be evidenced by, and subject to such holder's execution of, an agreement, reasonably satisfactory to the Purchaser, providing that, subject to receipt of the Option Consideration, such optionholder shall have released the Company, its Subsidiaries, and the Purchaser and its Subsidiaries and Affiliates from any and all liability in respect of the Options. The Company shall use its reasonable efforts to ensure that such agreement is in the form attached hereto as Exhibit
A. The Company shall use its reasonable efforts to obtain all necessary consents of the holders of Options to the cancellation of the Options in accordance with this SECTION 4.2(D).

     4.3. EXCHANGE OF CERTIFICATES REPRESENTING COMMON STOCK

     (a) Prior to the Effective Time, the Purchaser and the US Parent shall appoint a commercial bank or trust company having net capital of not less than $100,000,000 and which is reasonably satisfactory to the Company, to act as paying agent hereunder for payment of the Merger Consideration upon surrender of Certificates (the "PAYING AGENT"). The Purchaser and the US Parent shall, or shall cause the Surviving Corporation to, provide the Paying Agent with cash in amounts necessary to pay for all the shares of Common Stock pursuant to SECTION 4.2(A) and to make all payments in connection with the Options as to which payments are due as of the Effective Time pursuant to SECTION 4.2(D), as and when such amounts are needed by the Paying Agent. Such amounts shall hereinafter be referred to as the "EXCHANGE FUND."

     (b) Promptly after the Effective Time, the Purchaser and the US Parent shall cause the Paying Agent to mail to each holder of record of shares of Common Stock immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which letter shall be in customary form and have such other provisions as the Purchaser or the US Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration applicable thereto. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 4.2, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) At and after the Effective Time, there shall be no transfers on the share transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE 4.

     (d) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former shareholders of the Company six months after the Effective Time shall be delivered to the Surviving Corporation. Any former shareholders of the Company who have not theretofore complied with this ARTICLE 4 shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration that may be payable upon surrender of any Certificates such shareholder holds, as determined pursuant to this Agreement, without any interest thereon.

     (e) None of the Purchaser, the US Parent, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

     (g) The Paying Agent shall invest the cash in the Exchange Fund on a daily basis, as instructed by the Purchaser. Any interest and other income resulting from such investments shall be paid to the Purchaser.

     4.4. ADJUSTMENT OF MERGER CONSIDERATION. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted so that the aggregate amount payable pursuant to this Agreement to effect the Merger shall not have increased as a result of such adjustment.

     4.5. DISSENTING COMPANY SHAREHOLDERS. Notwithstanding any provision of this Agreement to the contrary, if required by the NCBCA but only to the extent required thereby, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares who have properly exercised dissenters' rights with respect thereto (the "DISSENTING COMMON STOCK") in accordance with Article 13 of the NCBCA will not be converted into the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the "fair" value of such shares of Dissenting Common Stock determined in accordance with the provisions of such Article 13 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the NCBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this
SECTION 4.5, if (A) the Merger is rescinded or abandoned or (B) the shareholders of the Company or the Purchaser revoke the authority to effect the Merger, then the right of any shareholder of the Company to be paid the fair value of such shareholder's Dissenting Common Stock pursuant to Article 13 of the NCBCA shall cease. The Company will give the Purchaser prompt notice of any demands and withdrawals of such demands received by the Company for appraisals of shares of Dissenting Common Stock. The Company shall not, except with the prior written consent of the Purchaser or the US Parent, make any payment with respect to any demands for appraisal or offer to make payment pursuant to Section 55-13-25 of the NCBCA or otherwise offer to settle or settle any such demands.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the writing from the Company to the Purchaser, the US Parent and Merger Sub that is dated the date of this Agreement and that is identified by the Company as the disclosure letter to this Agreement (the "DISCLOSURE LETTER"), as of the date hereof and as of the Effective Time, the Company hereby represents and warrants to the Purchaser, the US Parent and Merger Sub as follows, provided that the Company shall be entitled to update the Disclosure Letter as of the Effective Time to reflect changes to the conditions of the Company's business as of the Effective Time:

     5.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of the Company and its Subsidiaries is (A) a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (B) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such licensure, qualification or good standing necessary, except where the failure to be so in good standing or to be so licensed or qualified, individually or in the aggregate, would not have a material adverse effect on the business, operations, results of operations, assets, financial condition or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). Each of the Company and its Subsidiaries has the requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company has heretofore delivered to the Purchaser true and correct copies of the Articles of Incorporation and Bylaws of the Company and the organizational documents of each Subsidiary, in each case as currently in effect.

     5.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company (other than the Company Shareholder Approval) are necessary to authorize this Agreement, the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company, and (assuming this Agreement and the Stock

Option Agreement constitute valid and binding obligations of the Purchaser, the US Parent and Merger Sub) constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5.3. COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries is in violation in any material respect or in a manner that would have a Material Delaying Effect of any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment, ruling or decree ("LAWS") of any federal, state, local or foreign judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration, board or tribunal (each such entity, a "GOVERNMENTAL ENTITY") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, would not prevent or materially delay the consummation of the transactions. No action, demand, requirement or investigation by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened, with respect to any of the foregoing. A "MATERIAL DELAYING EFFECT" is an effect that would prevent or materially delay the consummation of the transactions contemplated hereby.

     5.4. CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock. As of September 3, 1997 (a) 25,783,217 shares of Common Stock were issued and outstanding, (b) Options to purchase an aggregate of 842,702 shares of Common Stock were outstanding, 842,702 shares of Common Stock were reserved for issuance upon the exercise of outstanding Options and 447,596 shares were reserved for future grants under the Stock Option Plans, and there were no stock appreciation rights or limited stock appreciation rights outstanding other than those attached to such Options, and (c) no shares of Common Stock of the Company were held by the Company's Subsidiaries. Except for the Options and the Stock Option Agreement, the Company has no outstanding bonds, debentures, notes or other obligations or securities entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this SECTION 5.4 or in the Disclosure Letter, there are no preemptive or similar rights on the part of any holders of any class of securities of the Company, and there are no other shares of capital stock of the Company, no securities of the Company convertible or exchangeable for shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, the Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Company or the Surviving Corporation. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

     5.5. SUBSIDIARIES. The Company owns, directly or indirectly through a Subsidiary, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries. All outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances ("ENCUMBRANCES"), except for Permitted Liens. There are no securities of any of the Company's Subsidiaries convertible or exchangeable for shares of capital stock or voting securities of such Subsidiary. The Disclosure Letter sets forth for each Subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share or equity capital; (iii) the number of issued and outstanding shares of capital stock or share or equity capital; and (iv) the holder or holders of such shares. Except for interests in the Company's Subsidiaries or as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

     5.6. NO VIOLATION. Neither the execution and delivery by the Company of this Agreement or the Stock Option Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby will: (A) violate, conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws (or comparable constituent documents) of the Company or any of its Subsidiaries; (B) violate or conflict in any material respect with, result in a breach of any material provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the vesting, triggering or acceleration of any material payment or other material obligations pursuant to, result in the creation of any material Encumbrance upon any of the properties of the Company or its Subsidiaries under, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, Permit, lease, contract, agreement or other material instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries or any of their respective properties is bound, or under which the Company or any of its Subsidiaries or any of their respective properties is entitled to a benefit (each of the foregoing, to the extent the same have any continuing force or effect, a "CONTRACT" and collectively, "CONTRACTS"); (C) other than the filings provided for in Section 1.3, the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), any filings under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), or filings in connection with the maintenance of qualification to do business in other jurisdictions (the filings disclosed in the Disclosure Letter in response to this clause (c), the other filings referred to in this clause (C) and Consents required or permitted to be made or obtained, collectively, the "REGULATORY FILINGS"), require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, except for those consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make individually or in the aggregate would not have a Material Adverse Effect or a Material Delaying Effect; or (D) violate in any material respect any Laws applicable to the Company, any of its Subsidiaries or any of their respective assets.

     5.7. COMPANY REPORTS; UNDISCLOSED LIABILITIES. The Company has made available to the Purchaser each registration statement, report, proxy statement or information statement (as defined under the Exchange Act) prepared by it for filing with the SEC since December 31, 1993, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports (A) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") and the Exchange Act and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither the Company nor any of its Subsidiaries has any liabilities or obligations, contingent or otherwise, except liabilities and obligations (i) in the respective amounts reflected on or reserved against in the Company's consolidated balance sheet of June 30, 1997 included in the Company Reports (ii) not required by GAAP to be included in the Company's consolidated balance sheet of June 30, 1997 included in the Company Reports (other than any such liabilities and obligations which were not reflected or reserved against because they were contingent at June 30, but which would be included in such a balance sheet prepared in accordance with GAAP as of the date hereof) and (iii) liabilities and obligations incurred in the ordinary course of business since that date which would not be prohibited by this Agreement.

     5.8. LITIGATION. There are no claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "LITIGATION") by a third party (including a Governmental Entity) pending or, to the knowledge of the Company, threatened against the Company (or any Plan) or any of its Subsidiaries, at law or in equity, other than those which individually or in the aggregate would not in the good faith judgment of the Company be reasonably likely to have a Material Adverse Effect or a Material Delaying Effect.

     5.9. ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Letter, since June 30, 1997, the Company and its Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practices, and there has not been (A) any Material Adverse Effect suffered by the Company or any of its Subsidiaries; (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or its Subsidiaries (other than wholly-owned Subsidiaries) or, except as required by the Company's benefit plans, any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (C) any change in accounting principles, practices or methods; (D) any increase or commitment to increase the remuneration (including salary, incentive compensation or benefits) of any director or employee of or consultant to the Company or any of its Subsidiaries, whether directly or indirectly (including by amendment, implementation or the entering into of any employment or employee benefit or compensation agreement, plan or arrangement), by a material amount (or, in the case of any executive officer of the Company or any such Subsidiary, by any amount) other than any changes required by the current terms of any existing plan or agreement or pursuant to this Agreement; (E) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, other than normal recurring adjustments made in the ordinary course of business, including, without limitation, write-downs of inventory or write-offs of accounts receivable; or (f) any transaction or commitment made by the Company or any of its Subsidiaries to buy or sell any assets that are material to the Company's business.

     5.10. TAXES. (a) The Company and each of its Subsidiaries have (or will have by the Effective Time) timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All material Taxes of the Company and its Subsidiaries which are (i) shown as due on such Returns, (ii) to the Company's knowledge, otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the most recent financial statements included in the Company Reports in accordance with generally accepted accounting principles. The Company and each Subsidiary has either withheld and paid over to the relevant taxing authority or set aside in accounts an amount equal to all material Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties.

     (b) Except as set forth in the Disclosure Letter, (I) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries except Liens for Taxes not yet due; (II) there are no material outstanding deficiencies for any Taxes threatened, proposed, asserted or assessed against the Company or any Subsidiary which are not provided for in the most recent financial statements included in the Company Reports; (III) there are no federal, state, local or foreign audits or other administrative proceedings or judicial proceedings presently pending with regard to any material Taxes or Tax Returns required to be filed by or with respect to the Company or any its Subsidiaries;
(IV) the Company has filed a consolidated Tax Return for federal income tax purposes on behalf of itself and all of its domestic Subsidiaries as the common parent corporation of an "affiliated group" (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "CODE")) of which such Subsidiaries are "includible corporations" in such affiliated group within the meaning of Section 1504(c)(2) of the Code; (V) to the Company's knowledge, the Internal Revenue Service has completed examinations of the federal income tax returns filed by or with respect to the Company (or the statute of limitations for the assessment of federal income taxes for such period has expired) for all periods through and including December 31, 1995; (VI) none of the Company or any of its Subsidiaries has been a member of an "affiliated group" (as defined above), or any similar affiliated, combined or consolidated group for state, local or foreign tax purposes (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than the Company or its current Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law or as a transferee, successor, by contract or otherwise; and (VII) neither the Company nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with respect to Taxes with any entity not included in the most recent financial statements included in the Company Reports.

     (c) Neither the Company nor any of its Subsidiaries is a "U.S. real property holding company" as defined in Section 897 of the Code.

     (d) For purposes of this Agreement, (i) "TAX" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and
(ii) "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     5.11. EMPLOYEE BENEFIT PLANS. The Disclosure Letter sets forth a complete and correct list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other bonus, incentive or deferred compensation, severance, retention, change in control, fringe benefit, employment or other employee compensation or benefit agreement, plan or arrangement to which either the Company or any of its Subsidiaries is a party or is bound or in respect of which either the Company or any of its Subsidiaries may have any material liability (collectively, the "PLANS"). True and complete copies of each Plan and all documents related thereto or the funding thereof have been made available to the Purchaser. Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service or is an adoption of a prototype or volume submitter plan whose sponsor has received a favorable determination letter as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, to the knowledge of the Company, no event has occurred since the date of such determination letter that could reasonably be expected to materially and adversely affect such qualification or tax-exempt status. No Plan is subject to section 412 of the Code or section 302 or Title IV of ERISA and no Plan is a multiemployer plan, within the meaning of section

4001(a)(3) of ERISA. No material liability has been incurred by, and no event, transaction or condition has occurred or exists that would result in any material liability of, the Company or any of its Subsidiaries (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans. Each of the Plans has been operated and administered in all respects in compliance with all applicable Laws, except for any failure so to comply that, individually or together with all other such failures, has not resulted in, and will not have or result in, a Material Adverse Effect or a Material Delaying Effect. There are no material pending or, to the knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any Governmental Entity, by any current or former employee of the Company or any of its Subsidiaries (collectively, the "EMPLOYEES") or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits). All material contributions, premiums and expenses payable to or in respect of any Plan or the operation or administration thereof relating to any period on or prior to the date hereof have been paid, adequately accrued in the audited consolidated financial statements of the Company included in the most recent Company Reports or incurred and relate to services rendered after the date of such audited financial statements in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement. Except as set forth in the Disclosure Letter, (i) the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan that has resulted or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution or increase in any compensation or benefits of any Employee or any obligation of the Company or any of its Subsidiaries or, to the knowledge of the Company, of the Purchaser, the US Parent or Merger Sub to fund any compensation or benefits in respect of any Employee, other than the acceleration of any unvested Options in accordance with
Section 4.2(d) and (ii) no payment or benefit which has been or may be made by the Company, any of its Subsidiaries, or to the knowledge of the Company, by the Purchaser, the US Parent or Merger Sub in respect of any Employee will constitute an "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G(b)(1) of the Code.

     5.12. LABOR AND EMPLOYMENT MATTERS. Except as set forth in the Disclosure Letter, (A) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts or understanding with a labor union or labor organization; and (B) there is no material (I) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (II) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (III) lockouts, strikes, slowdowns, work stoppages or similar labor activities or threats thereof by or with respect to any such employees. The Company and its Subsidiaries each is in compliance in all material respects with all Laws regarding employment, employment practices, terms and conditions of employment and wages.

     5.13. BROKERS AND FINDERS. Except for Smith Barney Inc., no broker, dealer or financial advisor is entitled to receive from the Company or any of its Subsidiaries any broker's, finder's or investment banking fee in connection with this Agreement or the transactions contemplated hereby.

     5.14. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Smith Barney Inc., to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of Common Stock.

     5.15. STATE ANTITAKEOVER LAWS. The Company has validly "opted out" of the provisions of Article 9 of the NCBCA, and those provisions are and will not conflict with or prevent the performance of this Agreement, the Stock Option Agreement, the Shareholders Agreement or any of the transactions contemplated hereby or thereby. Assuming for this purpose that none of the Purchaser, the US Parent or Merger Sub, individually or in the aggregate, possesses "control shares" within the meaning of Article 9A of the NCBCA, neither Article 9A of the NCBA nor, to the Company's knowledge, any other "business combination," "moratorium," "control share" or other antitakeover statute or regulation (A) prohibits or restricts the Company's ability to perform its obligations under this Agreement, the Stock Option Agreement or its ability to consummate the transactions contemplated hereby or thereby, (B) would have the effect of invalidating or voiding this Agreement, the Stock Option Agreement, the Shareholders Agreement or any material provision thereof, or (C) would subject the Purchaser, the US Parent or Merger Sub to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement, the Stock Option Agreement, the Shareholders Agreement or with respect to the Company or the Surviving Corporation.

     5.16. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock, voting as a single class, at the Company Shareholder Meeting (the "COMPANY SHAREHOLDER APPROVAL") to adopt this Agreement is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve and adopt this Agreement, the Stock Option Agreement, the Shareholders Agreement and the transactions contemplated hereby and thereby.

     5.17. MATERIAL CONTRACTS. The Disclosure Letter sets forth a list as of the date hereof of all of the following Contracts to the extent not included as an exhibit to the Company Reports: (A) Contracts for borrowed money or guarantees thereof other than Contracts entered into in the ordinary course of business consistent with the past practice of the Company or Contracts between the Company and any of its wholly owned Subsidiaries or between any of the Company's wholly owned Subsidiaries, (B) Contracts containing covenants by the Company or any Subsidiary restricting its ability or the ability of any of the affiliates of the Company or any of its Subsidiaries to engage in any line of business, (C) Contracts involving a "strategic alliance" or a "preferred vendor" relationship,
(D) material Contracts with distributors, brokers or sales agents for the distribution of the products of the Company, (E) Contracts involving or related to acquisitions, mergers, sales or dispositions, and (F) other Contracts under which the obligation of the Company and its Subsidiaries is $1,500,000 or more (all Contracts described in each of the categories (i) through (x) above, "MATERIAL CONTRACTS"). All Material Contracts are, with respect to the Company and its Subsidiaries, valid and binding, in full force and effect and enforceable against the Company or its Subsidiaries, as the case may be, in accordance with their respective terms. To the Company's knowledge, all Material Contracts are, with respect to the other parties thereto, valid and binding, in full force in effect and enforceable against such parties in accordance with their respective terms. There is not under any such Contract, any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries, or to the Company's knowledge, any other party, other than any such defaults or events which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.18. INTELLECTUAL PROPERTY; TECHNOLOGY. (a) The Disclosure Letter sets forth a complete and correct list of all material Intellectual Property that (I) is owned or (II) is used or held for use, in each case, by the Company or any Subsidiary in connection with, or that is material to, the business currently conducted or proposed to be conducted by the Company and its Subsidiaries (the "COMPANY INTELLECTUAL PROPERTY"), except that the Disclosure Letter does not need to set forth inventions, processes, formulae, trade secrets, know-how or confidential information that are not reduced to tangible form or that are not susceptible to legal protection by filing or registration with any Governmental Entity.

     (b) The Company and its Subsidiaries own, or have the valid right and license to use, and the Surviving Corporation will, immediately after the Closing, own or have the valid right and license to use, all of the Intellectual Property material to the conduct of the business of the Company and its Subsidiaries as currently conducted. The Company and the Subsidiaries own all of their rights in and to the Company Intellectual Property, free and clear of any material Liens (except for Permitted Liens).

     (c) The conduct of the business of the Company and the Subsidiaries does not infringe any Intellectual Property or other rights of any Person, and to the knowledge of the Company, none of the Company Intellectual Property is being infringed, misappropriated or otherwise used or available for use by any Person without written authority from the Company, except in each case for any infringements that, individually or in the aggregate, would not reasonably be expected to be material.

     (d) No claim or demand of any Person has been made or, to the knowledge of the Company, threatened, nor is there any litigation that is pending or, to the knowledge of the Company, threatened, that (I) challenges the rights of the Company in respect of any Company Intellectual Property, (II) asserts that the Company is infringing or otherwise in conflict with, or is required to pay any material royalty, license fee, charge or other material amount with regard to, any Company Intellectual Property, or (III) claims that any default exists under any agreement or arrangement set forth or required to be disclosed in the Disclosure Letter. None of the Company Intellectual Property is subject to any material outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Entity.

     (e) The Disclosure Letter sets forth a complete list of Company Intellectual Property that is owned by the Company and that is registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, and such registrations, filings, issuances and other actions remain in full force and effect.

     (f) To the knowledge of the Company, the Company or a Subsidiary has valid licenses to all copies of all Software that is utilized by it in connection with the conduct of its business and that it does not own ("COMMERCIAL SOFTWARE"), and the use by the Company or such Subsidiary of such Commercial Software, including without limitation all modifications and enhancements thereto (whether created by the Company or by a third party) is in material compliance with the terms and provisions of such licenses. To the knowledge of the Company, none of the software marketed or licensed by the Company to its customers (the "COMPANY SOFTWARE"), and no use thereof by the Company or permitted use by its licensees, infringes upon or violates any patent, copyright, trade secret or other Intellectual Property right of any person or entity, and no claim or demand with respect to any such infringement or violation has been made or, to the best knowledge of the Company, threatened. To the knowledge of the Company, there are no defects in the Company Software that would prevent such Software from performing in all material respects the tasks and functions that it was intended to perform except those which can be cured without a Material Adverse Effect. True and correct copies of all material licenses and arrangements (including amendments, supplements, waivers and other modifications) for any and all Company Intellectual Property that is not owned by the Company (including but not limited to any and all material Commercial Software) have been delivered to the Purchaser. All royalties, license fees, charges and other amounts payable by, on behalf of, to or for the account of any of the Company or its Subsidiaries in respect of any Intellectual Property (including but not limited to Software) are reflected in the financial statements contained in or referenced by the Company Reports.

     (g) "INTELLECTUAL PROPERTY" means the United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, Software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any form or medium including electronic media), and licenses of any of the foregoing.

     (h) "SOFTWARE" means all computer programs, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media, and all documentation relating thereto, including, but not limited to, user manuals and training materials.

     5.19. CALENDAR FUNCTION. Except as disclosed in the Disclosure Letter, all Company Software that contains or calls on a calendar function, including but not limited to any function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, is and will be able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000, except that the Company makes no representation with respect to Commercial Software, and except for any inaccuracies that, individually and in the aggregate, would not be material and adverse.

     5.20. INVESTMENTS. Except as disclosed in the Disclosure Letter and except with respect to Subsidiaries, the Company does not own any shares of capital stock or other securities or interest in, any other Person.

     5.21. HEALTH CARE REGULATIONS. The company has no material liability resulting from any failure of the information processing applications of the Company's healthcare information systems to operate in a manner consistent in all material respects with all state and local health care regulations and Medicare and Medicaid laws, rules, regulations, manuals and other conditions of participation in such programs that are applicable to such information processing applications. Neither the Company, any of its Subsidiaries nor any of its executive officers has been subject or is currently subject to any audit relating to fraudulent Medicare or Medicaid practices.

     5.22. INSURANCE. The Disclosure Letter contains a complete and correct list and summary description of all insurance policies maintained (including Directors' and Officers' insurance) by or on behalf of the Company and its Subsidiaries. The Company has delivered to the Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies.

     5.23. PRODUCT LIABILITY. Except as set forth in the Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries, fixed or contingent, asserted or, to the knowledge of the Company, unasserted, (a) with respect to any product liability or any similar claim that relates to any Company Software or other product of the Company or any of its Subsidiaries, or
(b) with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any Company Software or other products of the Company or any of its Subsidiaries, other than standard warranty obligations (to replace, repair or refund) made by the Company or any of its Subsidiaries in the ordinary course of business to buyers of the respective Company Software or other products, and except, in each case, where such liabilities are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

     5.24. DISCLOSURES. This Agreement and the Disclosure Letter, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

     5.25. EUROPEAN UNION OPERATIONS. Except as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries has any operations or assets in the United Kingdom or the European Union or derives any revenues or income from the United Kingdom or the European Union.

                                   ARTICLE 6

 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, THE US PARENT AND MERGER SUB

     As of the date hereof and as of the Effective Time, the Purchaser, the US Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     6.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of the Purchaser, the US Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     6.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of the Purchaser, the US Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation by the Purchaser, the US Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors of the Purchaser, the US Parent and Merger Sub, as applicable, and by the shareholders of Merger Sub, and no other corporate proceedings on the part of the Purchaser, the US Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby other than the Purchaser Shareholder Approval. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Purchaser, the US Parent and Merger Sub, and (assuming this Agreement and the Stock Option Agreement constitute valid and binding obligations of the Company) constitute valid and binding obligations of each of the Purchaser, the US Parent and Merger Sub, enforceable against the Purchaser, the US Parent and Merger Sub in accordance with their respective terms.

     6.3. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued ordinary shares of the Purchaser, voting as a single class, which are voted at the Purchaser Shareholder Meeting (the "PURCHASER SHAREHOLDER APPROVAL"), to adopt this Agreement is the only vote of the holders of any class or series of shares of the Purchaser necessary to approve and adopt this Agreement, the Stock Option Agreement, the Shareholders Agreement and the transactions contemplated hereby and thereby.

     6.4. LITIGATION. There is no judgment, decree or order pending or, to the knowledge of the Purchaser, the US Parent, Merger Sub or any of their directors or officers, threatened against the Purchaser, the US Parent or Merger Sub that would have a Material Delaying Effect.

     6.5. NO VIOLATION. Neither the execution and delivery of this Agreement or the Stock Option Agreement by the Purchaser, the US Parent and Merger Sub nor the consummation by them of the transactions contemplated hereby and thereby will (A) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of Merger Sub or the US Parent or the Memorandum and Articles of Association, in each case as amended, of the Purchaser; (B) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, the lack of which individually or in the aggregate would materially adversely affect the ability of the Purchaser, the US Parent or Merger Sub to consummate the transactions contemplated hereby or (C) violate any Laws applicable to the Purchaser, the US Parent or Merger Sub or any of their respective assets, except for violations which individually or in the aggregate would not materially adversely affect the ability of the Purchaser, the US Parent or Merger Sub to consummate the transactions contemplated hereby.

     6.6. FINANCING. The Purchaser and the US Parent will use reasonable efforts to cause Merger Sub to have funds available to it at the Effective Time (pursuant to agreements substantially in the forms most recently provided to the Company) sufficient to consummate the Merger on the terms contemplated hereby.

     6.7. OWNERSHIP OF SHARES. Neither the Purchaser, the US Parent, Merger Sub or any of their respective affiliates is the beneficial owner of any shares of common stock of the Company, except pursuant to the Shareholders Agreement and the Stock Option Agreement.

                                   ARTICLE 7

                                   COVENANTS

     7.1. NO SOLICITATION. (a) The Company and its Subsidiaries shall, and shall direct and use reasonable efforts to cause their respective officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties other than the Purchaser, the US Parent and Merger Sub that may be ongoing with respect to an Acquisition Proposal. The Company and its Subsidiaries shall not, and shall not authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the adoption of this Agreement by the holders of Common Stock, the Board of Directors of the Company determines in good faith, based on the opinion of outside counsel, that failure to do so would create a significant risk of liability for breach of its fiduciary duties to the Company's shareholders under applicable law, the Company, in response to an Acquisition Proposal that (I) was unsolicited or that did not otherwise result from a breach of this Section 7.1(a), and subject to compliance with Section 7.1(c), and (II) constitutes a Superior Proposal, may (x) furnish non-public information with respect to the Company and its Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its Subsidiaries, acting on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 7.1(a) by the Company, unless such violation was inadvertent, PROVIDED that, upon learning of such violation, the Company forthwith gives the Purchaser notice thereof and takes all reasonable action requested by the Purchaser to cure such violation and to ensure future compliance with this Agreement. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or any of its Subsidiaries or 20% or more of any class of outstanding equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the voting power of the Common Stock of or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms which the Board of Directors of the Company determines in good faith (based on the written advice of outside legal counsel of recognized standing and the advice of a financial advisor of nationally recognized standing (a copy of which written legal advice and summary of which financial advice shall be provided to the Purchaser)) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required by the terms of such proposal, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (I) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser or the US Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger unless there is a Superior Proposal outstanding, (II) approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior Proposal or (III) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (an "ACQUISITION AGREEMENT") with respect to an Acquisition Proposal that is not a Superior Proposal unless the Board of Directors of the Company shall have (X) determined in good faith, based on the opinion of outside counsel, that failure to do so would create a significant risk of liability for breach of its fiduciary duties to the Company's shareholders under applicable law, and (Y) terminated this Agreement pursuant to Section 9.1(f).

     (c) The Company shall promptly (but in any event within one day) advise the Purchaser orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. The Company will, to the extent reasonably practicable, keep the Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     (d) Nothing contained in this Section 7.1 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, based upon the opinion of outside counsel, failure so to disclose would create a significant risk of liability for breach of its fiduciary duties to the Company's shareholders under applicable law; PROVIDED, HOWEVER, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 7.1(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend, an Acquisition Proposal; PROVIDED, FURTHER, that the taking of a position by the Company pursuant to Rule 14e-2(a)(2) or (3) of the Exchange Act in respect of an Acquisition Proposal shall not be deemed a withdrawal, a modification or a proposal to do either, of its position with respect to the Merger for purposes hereof.

     7.2. INTERIM OPERATIONS.

     (a) From the date of this Agreement to the Effective Time, except as required pursuant to this Agreement, unless the Purchaser has consented in writing thereto, the Company shall, and shall cause each of its Subsidiaries to:

          (i) conduct its operations according to its usual, regular and ordinary course of business consistent with past practice;

          (ii) use its reasonable efforts to preserve intact their business organizations and goodwill, to maintain in effect all existing qualifications, licenses, Permits, approvals and other authorizations referred to in SECTIONS 5.1 and 5.18, to keep available the services of their officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors, brokers, sales agents and all other persons having business relationships with them;

          (iii) deliver, within 7 business days after the end of each accounting month, monthly financial accounts prepared internally by the Company's management, in the same format as heretofore furnished to the Purchaser, for the Company and its Subsidiaries for and as of the end of each such month; and

          (iv) promptly notify the Purchaser of any Litigation instituted or threatened against the Company or any of its Subsidiaries seeking damages in excess of $100,000 or that otherwise could have a Material Adverse Effect or Material Delaying Effect.

     (b) From the date of this Agreement to the Effective Time, unless the Purchaser has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) amend its Articles of Incorporation or Bylaws;

          (ii) other than with respect to the Stock Option Agreement, issue, sell, pledge or otherwise dispose of any shares of its capital stock (other than issuances of Common Stock in respect of any exercise of Options outstanding on the date hereof or reserved for issuance in the ordinary course under the 1996 Employee Stock Purchase Plan (not to exceed the amount disclosed in the Disclosure Letter) and as otherwise disclosed in the Disclosure Letter) or any of the Subsidiaries, or any securities convertible into or exchangeable for any such shares, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, or convertible or exchangeable securities; or accelerate any right to convert or exchange or acquire any securities of the Company or any of its Subsidiaries for any such shares;

          (iii) effect any stock split, reverse stock split, stock dividend, subdivision, reclassification or similar transaction, or otherwise change its capitalization as it exists on the date hereof;

          (iv) other than with respect to the Stock Option Agreement or pursuant to this Agreement, grant, confer, award or amend any option, warrant, convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any stock option plan or restricted stock plan;

          (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than such payments by a wholly-owned Subsidiary to the Company or another wholly-owned Subsidiary);

          (vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries;

          (vii) sell, lease, assign, transfer or otherwise dispose of (by merger or otherwise) any of its property, business or assets (including, without limitation, any Intellectual Property) except for the sale of inventory in the ordinary course of business and except for any sales, leases, assignments, transfers and dispositions which are, individually and in the aggregate, valued at less than $100,000;

          (viii) settle or compromise any pending or threatened Litigation without the Purchaser's consent (which consent will not be unreasonably withheld or delayed), other than settlements of Litigation involving individually less than $100,000 and, in the aggregate, less than $500,000, PROVIDED that the Purchaser is given five days notice of each such settlement that when aggregated with all other such settlements, exceeds $100,000 and that Purchaser shall not unreasonably withhold its consent to settlement of litigation referred to in the Disclosure Letter;

          (ix) make any advance, loan, extension of credit or capital contribution to, or purchase or acquire (by merger or otherwise) any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any person, firm or entity, except (V) advances, loans, extensions of credit, capital contributions, purchases, acquisitions or investments that are, individually and in the aggregate, of DE MINIMIS value, (W) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business, (X) investments in cash and cash equivalents, (Y) payroll and travel advances in the ordinary course of business and (Z) investments in wholly owned Subsidiaries;

          (x) make any capital expenditures in the aggregate for the Company and its Subsidiaries in excess of the amounts specified in the Company's budget for capital expenditures, a true and complete copy of which has been delivered to the Purchaser on or before the date hereof, other than increases over the budget in amounts that are in the aggregate immaterial, or otherwise acquire assets having a value, in the aggregate, in excess of $250,000 except in the ordinary course of business;

          (xi) incur, assume or create any indebtedness for borrowed money or the deferred purchase price for property or services or pursuant to any capital lease or other financing, except indebtedness incurred in the ordinary course of business for working capital purposes pursuant to the Company's and its Subsidiaries' existing credit facilities; or amend in a manner materially adverse to the Company and its Subsidiaries, any of the Company's or its Subsidiaries' existing credit facilities;

          (xii) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned Subsidiaries of the Company and except for obligations in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries;

          (xiii) make any material Tax election (unless required by law or unless consistent with prior practice), settle or compromise any material income tax liability or amend any Tax Return;

          (xiv) waive or amend any term or condition of any confidentiality or "standstill" agreement to which the Company is a party and which relates to a business combination with the Company or the purchase of shares or assets of the Company;

          (xv) grant or amend any share-related or performance awards, except that the Company may grant such awards in respect of up to 5,000 shares in the ordinary course of business;

          (xvi) except with respect to agreements which are terminable at will by the Company or any of its Subsidiaries without any material penalty to the Company or any of its Subsidiaries, enter into or amend any legally binding employment, severance, consulting or salary continuation agreements with any officers, directors or employees or grant any increases in compensation or benefits to employees other than increases to officers and employees in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries;

          (xvii) adopt, amend or terminate any employee benefit plan or arrangement (except as expressly contemplated by this Agreement);

          (xviii) except in the ordinary course of business, enter into (X) any agreements with distributors or sales agents other than agreements terminable without penalty on less than 30 days' notice, (Y) any agreements to distribute products for others or which restrict the ability of the Company or its Subsidiaries to compete or (Z) any other agreements, other than agreements relating to product promotions, that would be material; or amend any of the foregoing agreements as exist on the date hereof;

          (xix) change any accounting principles or practices used by the Company or its Subsidiaries;

          (xx) waive, relinquish, release or terminate any material right or claim, including any such right or claim under any Material Contract or permit any rights of material value to use any Intellectual Property to lapse or be forfeited; or

          (xxi) agree in writing or otherwise to take any of the foregoing actions.

     7.3. SHAREHOLDER APPROVALS; PROXY STATEMENT.

     (a) The Company shall (i) call a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") for the purpose of voting upon the Merger, (ii) hold the Company Shareholder Meeting as soon as practicable following the date of this Agreement, and (iii) subject to the provisions of Section 7.1(b), recommend to its shareholders the approval of the Merger through its Board of Directors.

     (b) The Company will, as soon as practicable following the date of this Agreement, prepare and file a preliminary Proxy Statement (such proxy statement, and any amendments or supplements thereto, the "PROXY STATEMENT"), with the SEC with respect to the Company Shareholder Meeting and will use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify the Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give the Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give the Purchaser and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and the Purchaser agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its shareholders such an amendment or supplement.

     (c) The Company represents and warrants that the Proxy Statement will comply as to form in all material respects with the Exchange Act and, at the respective times filed with the SEC and distributed to shareholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty as to any information included in the Proxy Statement which was provided by the Purchaser, the US Parent or Merger Sub. The Purchaser represents and warrants that none of the information supplied by the Purchaser, the US Parent or Merger Sub for inclusion in the Proxy Statement will, at the respective times filed with the SEC and distributed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Purchaser a reasonable time prior to the filing or distribution of the Proxy Statement of such filing or distribution.

     (d) The Purchaser shall (I) call an extraordinary general meeting of its ordinary shareholders (the "PURCHASER SHAREHOLDER MEETING") for the purpose of, among other things, voting upon the Merger, (II) hold the Purchaser Shareholder Meeting as soon as practicable following the date of this Agreement and (III) subject to its fiduciary duties under applicable law as advised by outside counsel, recommend to its shareholders the approval of the merger.

     (e) Subject to the fiduciary duties of the Board of Directors as advised by counsel, the Company shall use its reasonable efforts, consistent with customary practices in the United States, to obtain the Company Shareholder Approval.

     (f) Subject to the fiduciary duties of the board of directors of the Purchaser as advised by outside counsel, the Purchaser shall use its reasonable efforts, consistent with customary practices in the United Kingdom, to obtain the Purchaser Shareholder Approval.

     (g) The Purchaser agrees, subject to applicable law, to cause all shares of Common Stock owned by the Purchaser, the US Parent, Merger Sub or any other subsidiary of the Purchaser to be voted in favor of the approval of the Merger.

     7.4. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company, the Purchaser, the US Parent and Merger Sub shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) cooperate and consult with one another in (i) determining which Regulatory Filings are required to be made prior to the Effective Time with, and which consents, approvals, Permits, authorizations or waivers (collectively, "CONSENTS") are required or to be obtained prior to the Effective Time from Governmental Entities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (ii) preparing all Regulatory Filings and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other party drafts of such material reasonably in advance of the anticipated filing or submission dates; and (iii) timely making all such Regulatory Filings and timely seeking all such Consents; efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Each of the Purchaser and the Company shall use its reasonable efforts to contest any proceeding seeking a preliminary injunction or other legal impediment to, and to resolve any objections as may be asserted by any Governmental Entity with respect to, the Merger under the HSR Act; provided that the foregoing shall not require the Purchaser or the Company to take any action that would be reasonably likely to result in a Burdensome Condition. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Purchaser and the Surviving Corporation shall take all such necessary action.

     7.5. ACCESS TO INFORMATION. Until the Closing, upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, subject to the compliance with applicable laws and confidentiality obligations to third parties, (I) give the Purchaser and the US Parent and its authorized representatives reasonable access during normal business hours to all books, records, personnel, research and other consultants, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants' work papers,
(II) permit the Purchaser and the US Parent to make such copies and inspections thereof as the Purchaser and US Parent may reasonably request and (III) furnish the Purchaser and the US Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the Purchaser and the US Parent may from time to time reasonably request; provided that no investigation or information furnished pursuant to this SECTION 7.5 shall affect any representations or warranties made by the Company herein or the conditions to the obligations of the Purchaser and the US Parent to consummate the transactions contemplated hereby.

     7.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter the Company and the Purchaser shall, subject to their respective legal obligations, obtain the prior consent of the other party (which consent will not be unreasonably withheld or delayed) before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any national securities exchange with respect thereto.

     7.7. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

     7.8. INSURANCE; INDEMNITY.

     (a) For a period of six years after the Effective Time, the Purchaser shall not cancel the Company's existing officers' and directors' liability insurance policy which has been disclosed to the Purchaser in the Disclosure Letter (provided that neither the Purchaser, the Company nor any of their respective affiliates shall be required to make any payment to maintain such policy except as disclosed in the Disclosure Letter). The Purchaser will provide substantially the same insurance coverage to the officers and directors of the Surviving Corporation as shall be provided from time to time to the directors of the Purchaser.

     (b) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (collectively, "LOSSES") in connection with any Litigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time. Without limiting the foregoing, the Company and after the Effective Time the Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law provided that the person to whom the expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

     7.9. EMPLOYEES AND EMPLOYEE BENEFIT PLANS. Through December 31, 1998, the Purchaser shall cause the Surviving Corporation and its Subsidiaries to maintain employee compensation policies and benefit plans for their respective employees that, in the aggregate, are at least as favorable to such employees as the compensation policies and benefit plans of the Company and its Subsidiaries as of the date hereof. From and after the Closing, the Purchaser shall cause the Surviving Corporation to honor all existing employment agreements in accordance with the terms thereof as in effect on the date hereof or as the same may be amended with the consent of the employee party thereto and the Purchaser. To the extent that employees of the Surviving Corporation or its Subsidiaries become eligible to participate in any employee benefit plan of the Purchaser after the Effective Time, the Purchaser shall cause the service of such employees with the Company or its Subsidiaries completed prior to the Effective Time to be recognized under such employee benefit plan of the Purchaser for all purposes of vesting and eligibility to participate thereunder.

     7.10. FINANCING. As promptly as practicable after the date hereof, the Purchaser shall cause Misys (Jersey) Limited ("JERSEY CO.") to commence an offering to shareholders of the Purchaser of convertible unsecured loan stock in Jersey Co. (the "RIGHTS OFFERING"), the proceeds of which would, upon completion, be sufficient, together with the Purchaser's available funds and the funds available under the Credit Agreement, upon fulfillment of the conditions precedent to drawdown thereof, to pay the aggregate Merger Consideration, and Purchaser shall use its reasonable efforts, consistent with customary practices in the United Kingdom, to complete such Rights Offering and to consummate the Credit Agreement.

     7.11. LEGENDS. Upon receipt of certificates representing Subject Shares (as defined in the Shareholders Agreement), the Company will either place the restrictive legend set forth in Section 12 of the Shareholders Agreement on such certificates and return them promptly to the holder thereof or return new certificates with such legend to such holders.

     7.12. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, the Purchaser, the US Parent, Merger Sub and the Company shall use, and the Company shall cause its Subsidiaries to use, their reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using their reasonable efforts to satisfy the conditions contained in Section 8 hereof.

     7.13. CERTAIN NOTIFICATION. At all times until the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Section 8.

                                   ARTICLE 8

                                   CONDITIONS

     8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

     (a) SHAREHOLDER APPROVALS. The Purchaser Shareholder Approval and the Company Shareholder Approval shall have been obtained.

     (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) OTHER APPROVALS. Other than the filing provided for by Section 1.3, all Consents and Regulatory Filings which are necessary for the consummation of the Merger, other than Consents and Regulatory Filings the failure to obtain or make which would, individually and in the aggregate, be immaterial to the Surviving Corporation or which would not, individually or in the aggregate, have a Material Delaying Effect, shall have been filed, occurred or been obtained (all such Consents, Regulatory Filings and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS"), and all such Requisite Regulatory Approvals shall be in full force and effect.

     (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable efforts to appeal as promptly as possible any injunction or other order or restraint that may be entered. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     8.2. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser, the US Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by the Purchaser, the US Parent and Merger Sub:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in either case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Purchaser shall have received a certificate signed on behalf of the Company by its Chairman or Chief Executive Officer and its Chief Financial Officer or other executive officer performing duties equivalent to those of a "chief financial officer" to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed on behalf of the Company by its Chairman or Chief Executive Officer and its Chief Financial Officer or other executive officer performing duties equivalent to those of a "chief financial officer" to such effect.

     (c) BURDENSOME CONDITIONS. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon the Purchaser, the US Parent, Merger Sub, the Company or the Surviving Corporation or their respective Subsidiaries to (i) dispose of any asset which is material to such person, or (ii) materially restrict or curtail the current operations or activities of such person or any of its affiliates (a "BURDENSOME CONDITION").

     (d) FIRPTA CERTIFICATE. The Purchaser and the US Parent shall have received such affidavits or certifications in form and substance reasonably satisfactory to the Purchaser and the US Parent as are necessary to exempt the Merger from the provisions of section 1445 of the Code.

     (e) FINANCING. The Purchaser, either directly or through one or more of its Subsidiaries, shall have received or shall have available to it unconditionally not less than the aggregate Merger Consideration pursuant to the Rights Offering and the Credit Agreement.

     8.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions unless waived by the Company:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser, the US Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in either case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of the Purchaser, the US Parent and Merger Sub by their respective Chairman or Chief Executive Officers and respective Chief Financial Officers or other executive officers performing duties equivalent to those of a "chief financial officer" to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE PURCHASER, THE US PARENT AND MERGER SUB. The Purchaser, the US Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Stock Option Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Purchaser, the US Parent and Merger Sub by their respective Chairmen or Chief Executive Officers and their respective Chief Financial Officers or other executive officers performing duties equivalent to those of a "chief financial officer" to such effect.

     (c) DEPOSIT OF MERGER CONSIDERATION. The Purchaser and the US Parent shall have deposited the aggregate Merger Consideration with the Paying Agent.

                                   ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER

     9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval or the Purchaser Shareholder Approval:

     (a) by mutual written consent of the Company, Merger Sub, the US Parent and the Purchaser;

     (b) by either the Company or the Purchaser:

          (i) if the Merger shall not have been consummated by March 1, 1998, PROVIDED, that the right to terminate this Agreement pursuant to this
     Section 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if the Company Shareholder Approval shall not have been obtained at a Company Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if the Purchaser Shareholder Approval shall not have been obtained at a Purchaser Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (iv) if any Governmental Entity shall have issued a judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order, legal restraint or prohibition (collectively, "RESTRAINTS") or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Restraint or other action shall have become final and nonappealable; provided that the party terminating this Agreement has complied with the provisions of the penultimate sentence of
     Section 7.4;

     (c) by the Purchaser, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (I) would give rise to the failure of a condition set forth in Section 8.2(a) or (b), and (II) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach;

     (d) by the Purchaser, if the Company, any of its Subsidiaries or any of their respective directors, employees, representatives or agents shall take any of the actions proscribed by Section 7.1, subject to the exceptions therein allowing certain actions to be taken pursuant to the proviso in the second sentence of Section 7.1(a) or the first sentence of Section 7.1(b), unless such action was taken by a director, employee, representative or agent and was inadvertent, provided that, upon learning of such violation, the Company forthwith gives the Purchaser notice thereof and takes all reasonable action requested by the Purchaser to cure such violation and to ensure future compliance with Section 7.1;

     (e) by the Company, if the Purchaser (x) shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, or (y) on the date of the Company Shareholder Meeting, the Purchaser shall have failed, either directly or through one or more of its Subsidiaries, either to have received or to have available to it, conditional only on the receipt of the Company Shareholder Approval, not less than the aggregate Merger Consideration, which breach or failure to perform (I) would give rise to the failure of a condition set forth in Section 8.3(a), (b) or (c) and (II) cannot be or has not been cured within 30 days after the giving of written notice to the Purchaser of such breach, PROVIDED that the Company may terminate this Agreement pursuant to clause (y) of this Section 9.1(e) only if all other conditions set forth in Sections 8.1 (other than Section 8.1(a)) and
8.2 (other than Section 8.2(e)) have been satisfied or waived;

     (f) by the Company in accordance with SECTION 7.1(B), PROVIDED that it has complied with all provisions thereof, and PROVIDED, FURTHER that (i) the Company shall have complied with the provisions of SECTION 7.1(C) and notified the Purchaser that it intends to terminate this Agreement in accordance with this
Section 9.1(f), and either (y) the Purchaser shall not have revised the terms of the Merger within five business days from the date on which such notice is deemed to have been given to the Purchaser or (z) if within such five business day period the Purchaser shall have revised such terms, the Board of Directors of the Company determines in good faith, based on the written advice of outside legal counsel of recognized standing and the advice of a financial advisor of nationally recognized reputation, that in the case of a termination due to clause (i) of SECTION 7.1(B), a Superior Proposal is still outstanding, and in the case of a termination due to clause (ii) or (iii) of SECTION 7.1(B), the applicable Acquisition Proposal is still a Superior Proposal, and (ii) such termination under this section 9.1(f) shall not be effective until the Company has made payment to the Purchaser of the Redemption Costs required to be paid pursuant to SECTION 10.5(B)(1)(A), and has deposited with a mutually acceptable escrow agent $36 million (less the Redemption Costs) for reimbursement of all other Expenses; or

     (g) by the Purchaser, if the Disclosure Letter, if any, delivered by the Company as of the Effective Time discloses matters or conditions that, individually or in the aggregate, are materially and adversely different from the condition of the Company and its Subsidiaries reflected in the Disclosure Letter delivered by the Company upon execution of this Agreement.

     9.2. EFFECT OF TERMINATION. If this Agreement is terminated and the Merger is abandoned pursuant to SECTION 9.1 hereof, this Agreement, except for the provisions of SECTIONS 7.6, 9.2 and 10.5, shall terminate, without any liability on the part of any party or its directors, officers or shareholders. Nothing herein shall relieve any party to this Agreement of liability for breach of this Agreement or prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     9.3. AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Merger Sub, the US Parent and the Purchaser at any time before the Company Shareholder Approval is obtained but, after any such shareholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     9.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Directors of the Company and the Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.5. ESCROW. Immediately upon termination of this Agreement under any circumstance in which Expenses are to be reimbursed pursuant to SECTION 10.5(B)(1)(A), the Company shall deposit with a mutually acceptable escrow agent $36 million for payment of such Expenses. If such termination is at the election of the Company, it shall not be effective until such deposit is made.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     10.2. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Purchaser, the US Parent or Merger Sub:      If to the Company:

Misys plc                                              Medic Computer Systems, Inc.
Burleigh House                                         8601 Six Forks Road
Salford Priors                                         Suite 300
Evesham WORCS                                          Raleigh, North Carolina 27615
WR11 5SH                                               Telephone:
England                                                Facsimile:
Telephone: 011-44-138-687-1373                         Attention:
Facsimile: 011-44-138-687-1045
Attention: Ross K. Graham

With a copy to:                                        With a copy to:

Debevoise & Plimpton                                   Wyrick Robbins Yates & Ponton, L.L.P.
875 Third Avenue                                       4101 Lake Boone Trail -- Suite 300
New York, New York 10022                               Raleigh, North Carolina 27607
Telephone: (212) 909-6000                              Telephone: (919) 781-4000
Facsimile: (212) 909-6836                              Facsimile: (919) 781-4865
Attention: Paul H. Wilson, Jr., Esq.                   Attention: Larry E. Robbins, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     10.3. ASSIGNMENT; BINDING EFFECT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, PROVIDED, that either the Purchaser, the US Parent or Merger Sub (or all of them) may assign its rights hereunder to an affiliate, but nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of SECTION 7.8, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, PROVIDED, however, that Jersey Co. shall be a third party beneficiary with respect to Section 10.5(b).

     10.4. ENTIRE AGREEMENT. This Agreement, the Disclosure Letter, the Schedules, the Exhibits, the Stock Option Agreement, the Confidentiality Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto (except that the Confidentiality Agreement shall not be so superseded).

     10.5. FEES AND EXPENSES.

     (a) Except as provided in SECTION 10.5(B), whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b)(1)(A) The Company shall pay the Purchaser, its affiliates and Jersey Co. (I) up to an aggregate amount of $18,000,000 if this Agreement is terminated pursuant to SECTION 9.1(G) and (II) up to an aggregate amount of $36,000,000 if this Agreement is terminated pursuant to SECTION 9.1(B)(II), 9.1(C), 9.1(D) or 9.1(F), in each case, with respect to: (i) the interest Jersey Co. is required to pay to the holders of convertible unsecured loan stock of Jersey Co. issued pursuant to the Rights Offering on repayment of that stock (the "REDEMPTION COSTS"), and (B) the documented reasonable out-of-pocket expenses (other than the Redemption Costs) of the Purchaser, its affiliates and Jersey Co. incurred in connection with or arising out of the Merger, this Agreement and the transactions contemplated hereby (including, without limitation, amounts paid or payable to investment bankers, lending banks, fees and expenses of counsel, accountants and consultants, printing expenses and all underwriting and related expenses associated with the Rights Offering) (other than the Redemption Costs)), regardless of when those expenses are incurred (such expenses listed in clauses (i) and (ii), the "EXPENSES"). The Company shall pay to Jersey Co. immediately upon such termination an amount equal to the Redemption Costs, in same-day funds, and shall promptly reimburse the Purchaser or Jersey Co. for all Expenses (up to the appropriate maximum amount) incurred by the Purchaser and its affiliates or Jersey Co., as the case may be.

     (B) If this Agreement is terminated pursuant to Section 9.1(b) (i) or 9.1(g), and within one year of such termination the Company consummates an Acquisition Proposal or enters into an Acquisition Agreement with respect to an Acquisition Proposal that is subsequently consummated, the Company shall pay the Purchaser, its affiliates and Jersey Co. an amount equal to the Expenses, up to an aggregate amount equal to the excess of $36,000,000 over any payment in respect of Expenses previously made by the Company pursuant to Section 10.5(b)(1)(A). The Company shall pay such amount immediately upon consummation of such Acquisition Proposal, in same-day funds.

     (2) The Purchaser shall pay the Company a fee of $18,000,000 in same-day funds, if this Agreement is terminated pursuant to SECTION 9.1(B)(III) or 9.1(E), immediately upon such termination.

     (3) The Company acknowledges that the agreements contained in this SECTION 10.5(B) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchaser and US Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amounts owing pursuant to this SECTION 10.5(B) when due, the Company shall in addition thereto pay to the Purchaser or Jersey Co., as the case may be, all costs and expenses (including, pursuant to SECTION 10.11(B), fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Purchaser at the prime rate of Chase Manhattan Bank, as in effect from time to time during such period.

     10.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to its rules of conflict of laws. Each of the Company, the Purchaser, the US Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of North Carolina and of the United States of America located in the State of North Carolina (the "NORTH CAROLINA COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the North Carolina Courts and agrees not to plead or claim in any North Carolina Court that such litigation brought therein has been brought in an inconvenient forum.

     10.7. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.8. INTERPRETATION; CERTAIN DEFINITIONS. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "SUBSIDIARY," "AFFILIATE" and "ASSOCIATE" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act. For purposes of this Agreement, one party shall be considered "wholly owned" by another party if all of the shares of its outstanding capital stock or issued share capital, other than directors' qualifying shares, are beneficially owned by such other party. As used in this Agreement, the words "to the knowledge of the Company" shall mean the knowledge of the directors and officers of the Company, after due inquiry. The following terms shall have the following meanings ascribed to them:

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated August 8, 1997 between the Purchaser and the Company.

          "CREDIT AGREEMENT" means the credit agreement of even date with this Agreement between the Purchaser as borrower, certain subsidiaries of the Purchaser, as guarantors, Baring Brothers Limited (trading as ING Barings) and Lloyds Bank Plc (trading as Lloyds Bank Capital Markets), as arrangers, Lloyds Bank Plc, as agent, and the banks and other financial institutions named in the agreement.

          "LIEN" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

          "MEDICAID" means a health insurance program, created in 1965 as Title XIX of the Social Security Act.

          "MEDICARE" means a federally administered and financed health insurance program, created in 1965 as Title XVII of the Social Security Act.

          "PERMITS" means all franchises, approvals, permits authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Governmental Entity and all pending applications therefor.

          "PERMITTED LIEN" means (A) Liens securing Taxes, assessments, governmental charges or levies, all of which are not yet due and payable or as to which adequate reserves have been established that are included in the most recent consolidated financial statements included in the Company Reports and that may thereafter be paid without penalty, (B) mechanics', carriers', workmen's, repairmen's and other similar Liens incurred in the ordinary course of business consistent with past practice, or (C) such other liens which, individually and in the aggregate, do not and would not materially detract from the value of any of the property or assets of the Company or its Subsidiaries or materially interfere with the use thereof.

          "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a firm, a Governmental Entity, a trust or other entity or organization.

     10.9. INVESTIGATIONS. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

     10.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.11. ENFORCEMENT OF AGREEMENT.

     (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any North Carolina Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

     10.12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

                                  DEFINITIONS

               DEFINED TERM                     SECTION REFERENCE
-------------------------------------------    -------------------

"ACQUISITION AGREEMENT"                        Section 7.1(b)
"ACQUISITION PROPOSAL"                         Section 7.1(a)
"AFFILIATE"                                    Section 10.8
"AGREEMENT"                                    First Paragraph
"ASSOCIATE"                                    Section 10.8
"BURDENSOME CONDITION"                         Section 8.2(c)
"CERTIFICATE"                                  Section 4.2(b)
"CLOSING"                                      Section 1.2
"CLOSING DATE"                                 Section 1.2
"CODE"                                         Section 5.10(b)
"COMMERCIAL SOFTWARE"                          Section 5.18(h)
"COMMON STOCK"                                 Section 4.2(a)
"COMPANY"                                      First Paragraph
"COMPANY INTELLECTUAL PROPERTY"                Section 5.18(b)
"COMPANY REPORTS"                              Section 5.7
"COMPANY SOFTWARE"                             Section 5.18(f)
"COMPANY SHAREHOLDER APPROVAL"                 Section 5.16
"COMPANY SHAREHOLDER MEETING"                  Section 7.3(a)
"CONFIDENTIALITY AGREEMENT"                    Section 10.8
"CONSENTS"                                     Section 7.4
"CONTRACT" or "CONTRACTS"                      Section 5.6
"CREDIT AGREEMENT"                             Section 10.8
"DISCLOSURE LETTER"                            Section 5.5
"DISSENTING COMMON STOCK"                      Section 4.5
"EFFECTIVE TIME"                               Section 1.3
"EMPLOYEES"                                    Section 5.11
"ENCUMBRANCES"                                 Section 5.5
"ERISA"                                        Section 5.11
"EXCHANGE ACT"                                 Section 5.6
"EXCHANGE FUND"                                Section 4.3(a)
"EXPENSES"                                     Section 10.5(b)(1)
"GOVERNMENTAL ENTITY"                          Section 5.3
"HSR ACT"                                      Section 5.6
"INTELLECTUAL PROPERTY"                        Section 5.18(g)
"JERSEY CO."                                   Section 7.10
"LAWS"                                         Section 5.3
"LIEN"                                         Section 10.8
"LITIGATION"                                   Section 5.8
"LOSSES"                                       Section 7.8(b)
"MATERIAL ADVERSE EFFECT"                      Section 5.1
"MATERIAL CONTRACTS"                           Section 5.17
"MATERIAL DELAYING EFFECT"                     Section 5.3
"MEDICAID"                                     Section 10.8
"MEDICARE"                                     Section 10.8

               DEFINED TERM                     SECTION REFERENCE
-------------------------------------------    -------------------
"MERGER"                                       Section 1.1
"MERGER CONSIDERATION"                         Section 4.2(a)
"MERGER SUB"                                   First Paragraph
"NCBCA"                                        Section 1.1
"NORTH CAROLINA COURTS"                        Section 10.6
"OPTION" or "OPTIONS"                          Section 4.2(d)
"OPTION CONSIDERATION"                         Section 4.2(d)
"PAYING AGENT"                                 Section 4.3(a)
"PERMITS"                                      Section 10.8
"PERMITTED LIEN"                               Section 10.8
"PERSON"                                       Section 10.8
"PLANS"                                        Section 5.11
"PROXY STATEMENT"                              Section 7.3(b)
"PURCHASER"                                    First Paragraph
"PURCHASER SHAREHOLDER APPROVAL"               Section 6.3
"PURCHASER SHAREHOLDER MEETING"                Section 7.3(d)
"REDEMPTION COSTS"                             Section 10.5(b)(1)
"REGULATORY FILINGS"                           Section 5.6
"REQUISITE REGULATORY APPROVALS"               Section 8.1(c)
"RESTRAINTS"                                   Section 9.1(b)(iv)
"RIGHTS OFFERING"                              Section 7.10
"SECURITIES ACT"                               Section 5.7
"SHAREHOLDERS AGREEMENT"                       Recitals
"SOFTWARE"                                     Section 5.18(h)
"STOCK OPTION AGREEMENT"                       Recitals
"STOCK OPTION PLANS"                           Section 4.2(d)
"SUBSIDIARY"                                   Section 10.8
"SUPERIOR PROPOSAL"                            Section 7.1(a)
"SURVIVING CORPORATION"                        Section 1.1
"TAX" or "TAXES"                               Section 5.10(d)
"TAX RETURN"                                   Section 5.10(d)
"US PARENT"                                    First Paragraph

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                         MEDIC COMPUTER SYSTEMS, INC.

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         MISYS PLC

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         KIRSTY, INC.

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         DECIMAL MUSIC CORPORATION

                                         By: ___________________________________
                                           Name:
                                           Title:

                                                                         ANNEX B

                          MISYS STOCK OPTION AGREEMENT

     MISYS STOCK OPTION AGREEMENT, dated as of September 4, 1997 and amended as of September 11, 1997, (the "AGREEMENT"), by and between MEDIC COMPUTER SYSTEMS, INC., a North Carolina corporation (the "COMPANY"), and MISYS PLC, a public limited company incorporated under the laws of England ("PURCHASER").

                                    RECITALS

     WHEREAS, the Company, Purchaser, Kirsty, Inc, an indirect wholly owned subsidiary of Purchaser and Decimal Music Corporation, a North Carolina corporation and indirect wholly owned subsidiary of Purchaser ("MERGER SUB") have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), providing for, among other things, the merger of the Company with and into Merger Sub with the Company as the surviving corporation in the Merger; and

     WHEREAS, as an essential condition and inducement to Purchaser's willingness to enter into the Merger Agreement, Purchaser has requested that the Company agree, and the Company has agreed, to enter into this Agreement and grant Purchaser the Option; and

     WHEREAS, capitalized terms used herein without definition shall have the respective meanings specified therefor in the Merger Agreement;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein the Company and Purchaser agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to Purchaser an irrevocable option (the "OPTION") to purchase up to 1,828,346 (as adjusted as set forth herein) shares (the "OPTION SHARES") of common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), of the Company at a purchase price of $35 per Option Share (the "PURCHASE PRICE").

     2. EXERCISE OF OPTION. (a) Purchaser may exercise the Option, in whole but not in part, at any time after the earlier of (I) the announcement of an Acquisition Proposal and (II) termination of the Merger Agreement pursuant to
Section 9.1(b)(i), 9.1(b)(ii), 9.1(c), 9.1(d), 9.1(f) or 9.1(g) of the Merger
Agreement. If the Merger Agreement is terminated pursuant to Section 9.1(b) (i) or 9.1(g), Purchaser may not exercise the Option unless and until the Company enters into an Acquisition Agreement or the Company consummates an Acquisition Proposal. Except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect on the first anniversary of any termination of the Merger Agreement described in clause (ii), PROVIDED that the Option may not be exercised at any time that Purchaser is in material default of the Merger Agreement and, provided further, that the Company shall not be obligated to issue Option Shares upon exercise of the Option in the absence of any required governmental or regulatory waiver, consent or approval necessary for the Company to issue the Option Shares or for Purchaser to exercise the Option or prior to the termination of any waiting period required by law, or for so long as any injunction or other order, decree or ruling issued by any court of competent jurisdiction is in effect that prohibits the sale or delivery of the Option Shares, PROVIDED, that the Company shall take such reasonable actions as are requested by Purchaser to obtain any such required waiver, consent or approval, or to lift or comply with, as the case may be, any such injunction, order, decree or rule and the period of time for exercise of the Option shall be extended for such period of time, if any, reasonably necessary to permit such impediment to the exercise of the Option to be overcome. Notwithstanding the termination of the Option, Purchaser shall be entitled to purchase the Option Shares to the extent that it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

     (b) If Purchaser wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "NOTICE DATE") to that effect specifying a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "OPTION CLOSING DATE"), PROVIDED that (I) if the closing of the purchase and sale pursuant to the Option (the "OPTION CLOSING") may not be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation expires or terminates and (II) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Purchaser and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period expires or terminates or (B) any required approval has been obtained, and in either event, any requisite waiting period expires or terminates. The place of the Option Closing shall be at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, and the time of the Option Closing shall be 10:00 a.m. New York City time on the Option Closing Date.

     3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) At the Option Closing, Purchaser shall pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares.

     (b) Certificates for the Option Shares delivered at the Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 4, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF MEDIC COMPUTER SYSTEMS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

     It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference upon the sale of the Option Shares pursuant to the registration rights set forth in Section 8 hereof.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

     (a) DUE AUTHORIZATION; NO VIOLATION. The Company's representations and warranties set forth in Sections 5.2 and 5.6 of the Merger Agreement are incorporated herein by reference.

     (b) AUTHORIZED STOCK. The Company's representations and warranties set forth in Section 5.4 of the Merger Agreement are incorporated herein by reference. Without limiting the generality or effect of the foregoing, the Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Company Common Stock necessary for Purchaser to exercise the Option, and the Company shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Company Common Stock to be issued upon due exercise of the Option, including all additional shares of Company Common Stock or other securities which may be issuable upon exercise of the Option or any substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any shareholder of the Company.

     (c) STATE TAKEOVER STATUTES. Assuming that Purchaser, together with its affiliates, does not have voting power with respect to such number of shares of the Company capital stock as would represent, together with the Option Shares, 20% or more of the votes that all the Company shareholders would be entitled to cast in an election of directors as of the date of exercise of the Option, Sections 9 and 9A of the North Carolina Business Corporation Law will be inoperative with respect to the transactions contemplated hereby.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company that:

     (a) DUE AUTHORIZATION; NO VIOLATION. Purchaser's representations and warranties set forth in Sections 6.2 and 6.4 of the Merger Agreement are incorporated herein by reference.

     (b) PURCHASE NOT FOR DISTRIBUTION. Any Option Shares or other securities acquired by Purchaser upon exercise of the Option shall not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

     6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option and the Purchase Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Purchaser shall receive upon exercise of the Option the number and class of shares or other securities or property that Purchaser would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to
Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, the number of shares of Company Common Stock subject to the Option shall be adjusted from time to time so that when added to the number of shares of Company Common Stock subject to the Shareholders Agreement dated as of the date hereof among Purchaser, Merger Sub and the shareholders named therein, the number of shares of Company Common Stock subject to the Option shall equal 19.9% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the Company enters into an agreement (i) to consolidate with or merge into any person, other than Purchaser or one of its subsidiaries, and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Purchaser or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Purchaser or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Purchaser would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable.

     7. RIGHT OF FIRST OFFER. In the event that Purchaser has exercised the Option and elects to sell any Option Shares or request registration of such Option Shares pursuant to Section 8, then, subject to the last sentence of this
Section 7, Purchaser shall give written notice of such sale or request (the "SELL NOTICE") to the Company no later than 5:30 p.m., North Carolina time, at least ten (10) days prior to the NASDAQ trading day on which Purchaser intends to effect such sale or make such request. The Sell Notice shall identify the number of Option Shares Purchaser intends to sell and the price of the Company Common Stock at which Purchaser intends to execute such sale, or, in the case of a request for registration, the trading price of the Company Common Stock as of the date of the Sell Notice (the "TARGET PRICE"). Each Sell Notice shall specify only one Target Price, but Purchaser may deliver separate Sell Notices with respect to intended sales at separate Target Prices (it being understood that the Company may exercise its rights under this Section 7 with respect to one or more Sell Notices without exercising its rights with respect to all such Sell Notices). The Company, in its sole discretion, may elect to purchase from Purchaser all of the Option Shares specified in a Sell Notice (or, if the number of Shares specified in the Sell Notice is more than 100,000, a specified portion of such Option Shares (but not less than 100,000)) at a price per share equal to the Target Price, by notifying Purchaser that the Company shall do so (subject to the condition described below), such notice (the "BUY NOTICE") to be given (in writing by facsimile or orally with written confirmation by facsimile) within eight days following the date on which the Sell Notice is delivered to the Company. If the Company has not given the Buy Notice by such time or has given a Buy Notice with respect to some but not all of the Option Shares specified in the Sell Notice, Purchaser may (i) at any time, sell, at a price or prices not less than 90% of the Target Price, or request registration of, some or all of the Option Shares that are specified in the Sell Notice and not subject to the Buy Notice, if any, or (ii) give one or more new Sell Notices in accordance with the time periods and other terms of this Section 7 with respect to some or all of the Option Shares that are not subject to the Buy Notice, if any. If the Company provides the Buy Notice in compliance with this Section 7, then Purchaser shall sell to the Company, and the Company shall purchase from Purchaser, that number of Option Shares specified in the Buy Notice at a price per share equal to the Target Price (or such other price as to which the parties may agree) (the day on which such condition is met being referred to herein as the "TRADE DATE"). The closing of such purchase and sale shall be at the corporate offices of the Company in North Carolina at 10:00 a.m. on the third business day following the Trade Date. At such closing (i) Purchaser will deliver to the Company certificates representing the Option Shares specified in the Buy Notice, free and clear of any encumbrances, with appropriate stock powers attached, properly signed, with any necessary documentary or transfer tax stamps duly affixed and cancelled; and (2) the Company will deliver to Purchaser a check in the amount of (i) the number of Option Shares specified in the Buy Notice multiplied by (ii) the Target Price (or such other price as to which the parties may agree). Purchaser shall not be required to comply with this Section 7 with respect to a proposed sale on any trading day if, in the good faith judgment of Purchaser, there is occurring on such trading day an extraordinary movement in the trading price of the Company Common Stock.

     8. REGISTRATION RIGHTS. Subject to the terms of Section 7, the Company shall, if requested by Purchaser at any time and from time to time within two years after the Option Closing Date, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all of the Option Shares in accordance with the intended method of sale or other disposition stated by Purchaser, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use its best efforts to qualify such securities under the applicable state securities laws. The Company agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition, to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Purchaser's counsel related thereto. Purchaser shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, the Company effects a registration under the Securities Act of the Company's securities for its own account or for any other of its shareholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow Purchaser the right to participate in such registration, and such participation shall not affect the obligation of the Company to effect demand registration statements for Purchaser under this Section 8, PROVIDED that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include the securities requested to be included therein by Purchaser pro rata with the securities intended to be included therein by any other shareholders of the Company. In connection with any registration pursuant to this Section 8, the Company and Purchaser shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     9. LISTING. If Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on NASDAQ (or any other national securities exchange or national securities quotation system), the Company, upon the request of Purchaser, shall promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ (and any such other national securities exchange or national securities quotation system), and shall use reasonable efforts to obtain approval of such listing as promptly as practicable.

     10. MISCELLANEOUS.

     (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if hand delivered or sent by overnight courier (providing proof of delivery) to the parties hereto in accordance with Section
10.2 of the Merger Agreement.

     (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

     (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     (g) VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved this Agreement, the Merger7Agreement and the transactions contemplated hereby and thereby, so that the execution and delivery hereof by Purchaser would trigger the provisions of the North Carolina Shareholder Protection Act or the North Carolina Control Share Acquisition Act, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     (h) EXPENSES. Except as otherwise provided in the Merger Agreement, or in
Section 8 hereof, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     11. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in a North Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (I) consents to submit such party to the personal jurisdiction of any Federal court located in the State of North Carolina or any North Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (II) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (III) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of North Carolina or a North Carolina state court and (IV) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     12. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, as contemplated by Section 10.3 of the Merger Agreement, in its sole discretion, any and all of its rights, interests and obligations hereunder to any affiliate, provided that Purchaser will remain liable for its obligations hereunder in the event of any assignment pursuant to this Section 12. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     13. FURTHER ASSURANCES. In the event of any exercise of the Option by Purchaser, the Company and Purchaser shall execute and deliver all other actions and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     IN WITNESS WHEREOF, MEDIC COMPUTER SYSTEMS, INC. and MISYS PLC have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                         MEDIC COMPUTER SYSTEMS, INC.

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         MISYS PLC

                                         By: ___________________________________
                                           Name:
                                           Title:

                                                                         ANNEX C

                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT dated as of September 4, 1997, among MISYS PLC, a public limited company incorporated under the laws of England ("Purchaser"), KIRSTY, INC., a Delaware corporation and indirect wholly owned subsidiary of Purchaser ("US Parent"), DECIMAL MUSIC CORPORATION, a North Carolina corporation and direct wholly owned subsidiary of US Parent ("Merger Sub") and the individuals and other parties listed on Schedule A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

     WHEREAS Purchaser, US Parent, Merger Sub and Medic Computer Systems, Inc., a North Carolina corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger") pursuant to which each share of common stock, par value $0.01 per share, of the Company (the "Common Stock") will be converted into the right to receive cash in the amount of $35 per share, without interest (the "Merger Consideration"); and

     WHEREAS each Shareholder owns the number of shares of Common Stock set forth opposite his or its name on Schedule A attached hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholders after the date hereof and during the term of this Agreement (including, without limitation through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares");

     WHEREAS, as an essential condition and inducement to their willingness to enter into the Merger Agreement, Purchaser, US Parent and Merger Sub have requested that each Shareholder enter into this Agreement, and each Shareholder has agreed to do so; and

     WHEREAS, capitalized terms used herein without definition shall have the respective meanings specified therefor in the Merger Agreement.

     NOW, THEREFORE, to induce Purchaser, US Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER. Each Shareholder hereby, severally and not jointly, represents and warrants to Purchaser, US Parent and Merger Sub as of the date hereof in respect of himself or itself as follows:

          (a) AUTHORITY. The Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Shareholder and constitutes the valid and binding obligation of the Shareholder enforceable against such Shareholder in accordance with its terms. Neither the execution and delivery by the Shareholder of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will violate or conflict in any material respect with, result in a breach of any material provision of or constitute a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, Permit, lease, contract, agreement or other instrument, commitment or obligation to which the Shareholder is a party or by which the Shareholder is bound. No trust of which such Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) THE SUBJECT SHARES. The Shareholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

     2. REPRESENTATION AND WARRANTY OF PURCHASER, US PARENT AND MERGER SUB. Purchaser, US Parent and Merger Sub each hereby represents and warrants to each Shareholder that it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of Purchaser, US Parent and Merger Sub and constitutes the valid and binding obligation of each of Purchaser, US Parent and Merger Sub enforceable against each of Purchaser, US Parent and Merger Sub in accordance with its terms. Neither the execution and delivery by each of Purchaser, US Parent and Merger Sub of this Agreement nor the consummation by each of Purchaser, US Parent and Merger Sub of the transactions contemplated hereby will: (A) violate or conflict in any material respect with, result in a breach of any material provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the vesting, triggering or acceleration of any payment or other obligations pursuant to, or result in there being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, Permit, lease, contract, agreement or other instrument, commitment or obligation to which each of Purchaser, US Parent and Merger Sub is a party, by which each of Purchaser, US Parent and Merger Sub or any of its properties is bound, or under which each of Purchaser, US Parent and Merger Sub or any of its properties is entitled to a benefit; (B) other than the filings required under the HSR Act or any Exchange Act filings, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity; or (C) violate in any material respect any Laws applicable to each of Purchaser, US Parent and Merger Sub.

     3. COVENANTS OF EACH SHAREHOLDER. Until the termination of this Agreement in accordance with Section 7, each Shareholder severally and not jointly agrees as follows:

          (a) At any meeting of Shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. Any vote cast in accordance with this Section 3(a) or in accordance with Section 3(b) shall be cast in such manner as will insure that such vote is duly counted for purposes of determining whether a quorum is present and for purposes of determining the result of such vote.

          (b) At any meeting of Shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (I) any Acquisition Proposal as such term is defined in Section 7.1(a) of the Merger Agreement or (II) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of Company Common Stock. The Shareholder further agrees not to enter into any agreement inconsistent with the foregoing.

          (c) The Shareholder shall not, prior to the earliest of (I) the Effective Time and (II) the termination of the Merger Agreement in accordance with its terms, (X) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), consent to any Transfer of, any or all of such Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Merger or (Y) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Acquisition Proposal and agrees not to commit or agree to take any of the foregoing actions, PROVIDED that at any time following the record date for the Company's shareholders meeting to be called to approve the Merger, the Shareholders collectively may transfer up to 200,000 certificated Subject Shares (of which such Shareholder is the record holder) by gift, PROVIDED, further, that such transferred shares shall remain Subject Shares for purposes of Sections 3(a) and 3(b) and such transferring Shareholder shall not transfer, or enter into any other agreement with respect to, the votes attached to such transferred Subject Shares.

          (d) Subject to the terms of Section 9, during the term of this Agreement, the Shareholder shall not, nor shall it permit any investment banker or attorney retained by, or any other adviser or representative of, such Shareholder to, directly or indirectly (I) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (II) participate in any discussions or negotiations regarding an Acquisition Proposal, PROVIDED, that it is understood that this Section 3(d) will not be deemed to have been violated if in response to an unsolicited inquiry, the Shareholder states that he is subject to the provisions of this Agreement, PROVIDED further that this Section 3(d) shall not be deemed to have been violated as a result of any actions taken, or permitted to be taken by such Shareholder in his capacity as an officer or director of the Company. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker or attorney retained by, or other adviser or representative of, such Shareholder, whether or not such person is purporting to act on behalf of such Shareholder, shall be deemed to be a violation of this Section 3(d) by such Shareholder.

          (e) Until after the Merger is consummated or the Merger Agreement is terminated, the Shareholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

          (f) Such Shareholder, and any beneficiary of a revocable trust for which such Shareholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

          (g) (I) If the Merger Agreement shall have been terminated under circumstances where Purchaser or any affiliate of Purchaser is entitled, or may become entitled, to receive Expenses, and within one year of such termination (X) the Company enters into an Acquisition Agreement with respect to an Acquisition Proposal that is subsequently consummated or (Y) an Acquisition Proposal is consummated, each Shareholder shall pay to Purchaser on demand, at the time such Acquisition Proposal is consummated, an amount equal to all profit of such Shareholder, determined in accordance with Section 3(g)(II), from the consummation of any such Acquisition Proposal.

     (II) For purposes of this Section 3(g), the profit of any Shareholder from any Acquisition Proposal shall equal (X) the aggregate consideration that would have been received by such Shareholder pursuant to such Acquisition Proposal if such Shareholder held the same number of Subject Shares at the consummation of such Acquisition Proposal as he held at the time the Merger Agreement was terminated (including any consideration that would have been received in respect of any unexercised stock options or warrants or similar instruments held at the time the Merger Agreement was terminated), valuing any noncash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation less (Y) the fair market value of the aggregate consideration that would have been issuable or payable to such Shareholder (assuming all stock options, warrants or similar instruments held by such Shareholder were exercised) if he had received the Merger Consideration pursuant to the Merger Agreement as originally executed (without giving effect to any increase in such Merger Consideration).

     (III) For purposes of this Section 3(g), the fair market value of any noncash consideration consisting of:

     (X) securities listed on a national securities exchange or traded on the NASDAQ/NMS shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ/NMS for the twenty trading days prior to the date of determination; and

     (Y) consideration which is other than cash or securities of the form specified in clause (A) of this Section 3(g) (III) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm, PROVIDED, HOWEVER, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination, PROVIDED FURTHER, that the fees and expenses of such investment banking firm shall be borne by Purchaser. The determination of the investment banking firm shall be binding upon the parties.

     (IV) Any payment of profit under this Section 3(g) shall (X) if paid in cash, be paid by wire transfer of same day funds to an account designated by Purchaser and (Y) if paid through a transfer of securities (with the method and timing of such transfer to be mutually agreed), be paid as soon as practicable through delivery of such securities, suitably endorsed for transfer, PROVIDED that the Shareholder shall be required to pay cash under this Section 3(g) to the extent cash is actually received by such Shareholder under circumstances giving rise to the obligation of such Shareholder to make payment to Purchaser under Section 3(g)(i).

     4. FURTHER ASSURANCES. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5. CERTAIN EVENTS. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors but excepting donees of Subject Shares transferred pursuant to, and in accordance with, the terms of Section 3(c). In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Subject Shares listed in Schedule A beside the name of such Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Shareholder.

     6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub, US Parent or Purchaser (or all of them) may assign, as contemplated by Section 10.3 of the Merger Agreement, in its sole discretion, any and all of its rights, interests and obligations hereunder to any affiliate, provided that Merger Sub, US Parent or Purchaser will remain liable for its obligations hereunder in the event of any assignment pursuant to this Section 6. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     7. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated in accordance with its terms, PROVIDED that if the Merger Agreement has terminated under circumstances under which Expenses have become or could become payable, Sections 3(g), 4 (as it relates to the other sections of this Agreement that survive such termination), 5, 6, 7, 8, 10 and 11 shall survive until such time as Purchaser could no longer be entitled to receive a payment pursuant to Section 3(g).

     8. GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if hand delivered or sent by overnight courier (providing proof of delivery) to Purchaser, US Parent or Merger Sub in accordance with Section 10.2 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (I) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (II) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g) VOIDABILITY. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved this Agreement, the Merger7Agreement and the transactions contemplated hereby and thereby, so that the execution and delivery hereof by Purchaser, US Parent or Merger Sub would trigger the provisions of the North Carolina Shareholder Protection Act or the North Carolina Control Share Acquisition Act, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     9. SHAREHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein (including, without limitation, the provisions of Section 3(d)) shall limit or affect any actions taken by a Shareholder in his capacity as an officer or director of the Company.

     10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in a North Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (A) consents to submit such party to the personal jurisdiction of any Federal court located in the State of North Carolina or any North Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (B) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of North Carolina or a North Carolina state court and (D) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     11. PUBLIC ANNOUNCEMENTS. Each Shareholder will consult with Purchaser before issuing, and provide Purchaser with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including, but not limited to, NASDAQ).

     12. LEGENDS. Each Shareholder will, promptly after executing and delivering this Agreement, deliver to the Company (or its transfer agent, if so directed by the Company) the certificates representing the Subject Shares, which certificates (or replacements thereof) shall be returned to such Shareholder in accordance with Section 7.11 of the Merger Agreement with the following restrictive legend placed thereon:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 4, 1997, AND, PURSUANT TO THE TERMS THEREOF, MAY NOT BE SOLD, TRANSFERRED, GIVEN, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND ARE SUBJECT TO FURTHER RESTRICTIONS REGARDING, AMONG OTHER THINGS, VOTING RIGHTS AND CERTAIN INDIRECT TRANSFERS AS SET FORTH IN SUCH SHAREHOLDERS AGREEMENT"

     IN WITNESS WHEREOF, Purchaser, US Parent, the Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                         MISYS PLC

                                         BY: ___________________________________
                                           NAME:
                                           TITLE:

                                         KIRSTY, INC.

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         DECIMAL MUSIC CORPORATION

                                         By: ___________________________________
                                           Name:
                                           Title:

                                         JOHN P. MCCONNELL

                                         _______________________________________

                                         JOHN P. MCCONNELL, as custodian
                                         for John McConnell, Jr., Matthew
                                         McConnell and Will McConnell

                                         _______________________________________

                                         MEDIC COMPUTER SYSTEMS, INC.
                                         PROFIT SHARING PLAN

                                         By: ___________________________________
                                           John P. McConnell, Trustee

                                         ALAN W. WINCHESTER
                                         _______________________________________

                                         THOMAS K. SKELTON JR.
                                         _______________________________________

                                         DAVID A. BOND
                                         _______________________________________

                                         PAM S. BOND
                                         _______________________________________

                                         ERIC W. SELLERS
                                         _______________________________________

                                         PAMELA D. SELLERS
                                         _______________________________________

                                         LUANNE L. ROTH
                                         _______________________________________

                                         ROBERT C. ROTH
                                         _______________________________________

                                         LUANNE L. ROTH, as custodian
                                         For Kelly W. Roth
                                         _______________________________________

                                         GEORGE MICHAEL ANTHONY
                                         _______________________________________

                                         JOANN H. ANTHONY
                                         _______________________________________

                                         KENNETH B. HOWARD
                                         _______________________________________

                                         MARTHA B. HOWARD
                                         _______________________________________

                                         JOHN CORSE
                                         _______________________________________

                                         PATRICK V. HAMPSON
                                         _______________________________________

                                         PATRICK JOHN HAMPSON
                                         _______________________________________

                                         DEBI HAMPSON
                                         _______________________________________

                                         THOMAS C. NELSON
                                         _______________________________________

                                         WAKEFIELD GROUP LIMITED PARTNERSHIP
                                         By: Thomas C. Nelson, Inc.,
                                           General Partner

                                         By: ___________________________________
                                           Thomas C. Nelson, President

                                   SCHEDULE A

                                                                                                 NUMBER OF SHARES
                                                                                                    OF COMPANY        NUMBER OF
                                                                                                   COMMON STOCK      SHAREHOLDER
                                     NAME OF SHAREHOLDER                                         OWNED OF RECORD       OPTIONS
                                    ---------------------                                        ----------------    -----------
John P. McConnell.............................................................................       1,701,111
John McConnell, Jr., Matthew McConnell and Will McConnell.....................................           5,550
Medic Computer Systems, Inc. Profit Sharing Plan..............................................          40,000
Alan W. Winchester............................................................................          38,500          63,500
Thomas K. Skelton Jr..........................................................................          14,148          28,000
David A. Bond.................................................................................          27,180           6,000
Pam S. Bond...................................................................................          11,000
Eric W. Sellers...............................................................................         104,750
Pamela D. Sellers.............................................................................           5,000
Luanne L. Roth................................................................................         103,066           2,000
Robert C. Roth................................................................................          30,000
Kelly M. Roth.................................................................................           1,400
George Michael Anthony........................................................................           9,750           3,000
JoAnn H. Anthony..............................................................................             720
Kenneth B. Howard.............................................................................         544,004
Martha B. Howard..............................................................................          83,206
John Corse....................................................................................          10,000           4,000
Patrick V. Hampson............................................................................           8,003           4,000
Patrick John Hampson..........................................................................               8
Debi Hampson..................................................................................             158
Thomas Nelson.................................................................................                           4,000
Wakefield Group Limited Partnership...........................................................         564,930

                                                                         ANNEX D

                         [SMITH BARNEY INC. LETTERHEAD]
                               September 4, 1997

The Board of Directors
Medic Computer Systems, Inc.
8601 Six Forks Road
Raleigh, North Carolina 27615

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Medic Computer Systems, Inc. ("Medic") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of September 4, 1997 (the "Merger Agreement"), by and among Misys plc ("Misys plc"), Kirsty, Inc., an indirect wholly owned subsidiary of Misys plc ("Kirsty" and, together with Misys plc, "Misys"), Decimal Music Corporation, a wholly owned subsidiary of Kirsty ("Merger Sub"), and Medic. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Medic (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Medic (the "Medic Common Stock") will be converted into the right to receive $35.00 in cash (the "Merger Consideration").

     In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Medic concerning the business, operations and prospects of Medic. We examined certain publicly available business and financial information relating to Medic as well as certain financial forecasts and other information and data for Medic which were provided to or otherwise discussed with us by the management of Medic. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Medic Common Stock; the historical and projected earnings and other operating data of Medic; and the capitalization and financial condition of Medic. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Medic. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Medic that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the management of Medic as to the future financial performance of Medic. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Medic nor have we made any physical inspection of the properties or assets of Medic. In connection with our engagement, we were not requested to, and did not, participate in the negotiation or structuring of the proposed Merger. We also were not requested to, and did not, solicit third party indications of interest in the possible acquisition of Medic. Although we were informed by Medic of certain third party proposals received by the management of Medic, we were not requested to consider, and we are expressing no opinion as to, the relative merits of the Merger as compared to any alternative business strategies that might exist for Medic or the effect of any other transaction in which Medic might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Smith Barney has been engaged to render financial advisory services to Medic with respect to this opinion and will receive a fee for such services upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Medic and Misys plc for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Medic unrelated to the proposed Merger, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Medic, Misys and their respective affiliates.

The Board of Directors
Medic Computer Systems, Inc.
8601 Six Forks Road
Raleigh, North Carolina 27615

Page 2

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Medic in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Medic Common Stock.

Very truly yours,


/s/ SMITH BARNEY INC.
    -----------------
    SMITH BARNEY INC.

                                                                         ANNEX E

                               DISSENTERS' RIGHTS

          N. C. GEN. STAT. CHAPTER 55, ARTICLE 13 WITH 1997 AMENDMENTS

                       GENERAL STATUTES OF NORTH CAROLINA

CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
ARTICLE 13. DISSENTERS' RIGHTS
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
N.C. GEN. STAT. .(SECTION MARK)55-13-01 (1996)

  (SECTION MARK)55-13-01. DEFINITIONS

     In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

N.C. GEN. STAT. (SECTION MARK)55-13-02 (1996)

  (SECTION MARK)55-13-02. RIGHT TO DISSENT

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

       (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

       (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

             (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

             (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

               a. Cash;

               b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

               c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

N.C. GEN. STAT. (SECTION MARK)55-13-03 (1996)

  (SECTION MARK)55-13-03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

             (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

             (2) He does so with respect to all shares of which he is the beneficial shareholder.

N.C. GEN. STAT. (SECTION MARK)55-13-04 (1996)

  (SECTION MARK)(SECTION MARK)55-13-04 THROUGH 55-13-19

     Reserved for future codification purposes.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
N.C. GEN. STAT. (SECTION MARK)55-13-20 (1996)

  (SECTION MARK)55-13-20. NOTICE OF DISSENTERS' RIGHTS

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

  (SECTION MARK)55-13-21. NOTICE OF INTENT TO DEMAND PAYMENT

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

             (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

             (2) Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

N.C. GEN. STAT. (SECTION MARK)55-13-22 (1996)

  (SECTION MARK)55-13-22. DISSENTERS' NOTICE

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

             (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

             (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

             (3) Supply a form for demanding payment;

             (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

N.C. GEN. STAT. (SECTION MARK)55-13-23 (1996)

  (SECTION MARK)55-13-23. DUTY TO DEMAND PAYMENT

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

N.C. GEN. STAT. (SECTION MARK)55-13-24 (1996)

  (SECTION MARK)55-13-24. SHARE RESTRICTIONS

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

N.C. GEN. STAT. (SECTION MARK)55-13-25 (1996)

  (SECTION MARK)55-13-25. PAYMENT

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b) The payment shall be accompanied by:

             (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

             (2) An explanation of how the corporation estimated the fair value of the shares;

             (3) An explanation of how the interest was calculated;

             (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

             (5) A copy of this Article.

N.C. GEN. STAT. (SECTION MARK)55-13-26 (1996)

  (SECTION MARK)55-13-26. FAILURE TO TAKE ACTION

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

N.C. GEN. STAT. (SECTION MARK)55-13-27 (1996)

  (SECTION MARK)55-13-27

     Reserved for future codification purposes.

N.C. GEN. STAT. (SECTION MARK)55-13-28 (1996)

  (SECTION MARK)55-13-28. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH CORPORATION'S PAYMENT OR FAILURE TO PERFORM

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

             (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

             (2) The corporation fails to make payment under G.S. 55-13-25; or

             (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

N.C. GEN. STAT. (SECTION MARK)55-13-29 (1996)

  (SECTION MARK)55-13-29

     Reserved for future codification purposes.

PART 3. JUDICIAL APPRAISAL OF SHARES
N.C. GEN. STAT. (SECTION MARK)55-13-30 (1996)

  (SECTION MARK)55-13-30. COURT ACTION

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b) Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

******************************************************************************

                          MEDIC COMPUTER SYSTEMS, INC.
                         8601 Six Forks Road, Suite 300
                         Raleigh, North Carolina 27615

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS NOVEMBER 24, 1997

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDIC

    The undersigned hereby appoints John P. McConnell and Luanne L. Roth, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Medic Computer Systems, Inc., a North Carolina corporation ("Medic"), held of record by the undersigned as of the close of business on September 17, 1997, at the Special Meeting of Shareholders to be held at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina on November 24, 1997, or at any adjournment thereof (the "Meeting"). The following proposals to be brought before the Meeting are more specifically described in the accompanying Proxy Statement:

     (1) To approve and adopt the plan of merger provided for in the Agreement and Plan of Merger, dated as of September 4, 1997, among Medic, Misys, plc, Kirsty, Inc. and Decimal Music Corporation.

         [ ] VOTE FOR             [ ] VOTE AGAINST             [ ] ABSTAIN

    (2) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting.

                                     (over)

                          (continued from other side)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature, if held jointly

                                             Date: _____________________, 1997

                                             Please date and sign exactly as
                                             name appears on your stock
                                             certificate. Joint owners should
                                             each sign personally. Trustees,
                                             custodians, executors and others
                                             signing in a representative
                                             capacity should indicate the
                                             capacity in which they sign.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.